EXHIBIT (17)(b)

               CURRENT PROSPECTUS OF THE PHOENIX EDGE SERIES FUND

          V A R I A B L E  P R O D U C T S  F U N D  P R O S P E C T U S




                       THE PHOENIX
                           Edge Book 1 of 2
                             Series Fund

                             OCTOBER 29, 2001


                       These securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC"), nor has the SEC determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                       [LOGO]PHOENIX WEALTH MANAGEMENT(SM)

                          THE PHOENIX EDGE SERIES FUND

PROSPECTUS                                                      OCTOBER 29, 2001






The Phoenix Edge Series Fund (the "Fund") is an open-end management investment company which is intended to meet a wide range of investment objectives with its many separate series. Generally, each series operates as if it were a separate fund.

The shares of the Fund are not directly offered to the public. Shares of the Fund are currently offered to certain separate accounts to fund variable accumulation annuity contracts or variable universal life insurance policies issued by Phoenix Life Insurance Company ("Phoenix"), PHL Variable Insurance Company ("PHL Variable"), or Phoenix Life and Annuity Company ("PLAC") (collectively, "contracts" and individually, "contract"). You can invest in the Fund only by buying a contract and directing the allocation of your payment(s) to the subaccount(s) corresponding to the series in which you wish to invest. The subaccounts, in turn, invest in shares of the Fund. Not all series may be offered through a particular contract.


MANAGED BY PHOENIX INVESTMENT COUNSEL, INC.
[diamond] Phoenix-Aberdeen International Series
[diamond] Phoenix-Engemann Capital Growth Series
[diamond] Phoenix-Engemann Nifty Fifty Series
[diamond] Phoenix-Engemann Small & Mid-Cap Growth Series
[diamond] Phoenix-Goodwin Money Market Series
[diamond] Phoenix-Goodwin Multi-Sector Fixed Income Series
[diamond] Phoenix-Hollister Value Equity Series
[diamond] Phoenix-Oakhurst Balanced Series
[diamond] Phoenix-Oakhurst Growth and Income Series
[diamond] Phoenix-Oakhurst Strategic Allocation Series
[diamond] Phoenix-Seneca Mid-Cap Growth Series
[diamond] Phoenix-Seneca Strategic Theme Series

MANAGED BY PHOENIX-ABERDEEN INTERNATIONAL ADVISORS, LLC
[diamond] Phoenix-Aberdeen New Asia Series

MANAGED BY DUFF & PHELPS INVESTMENT MANAGEMENT CO.
[diamond] Phoenix-Duff & Phelps Real Estate Securities Series

MANAGED BY PHOENIX VARIABLE ADVISORS, INC.
[diamond] Phoenix-AIM Mid-Cap Equity Series
[diamond] Phoenix-Alliance/Bernstein Growth + Value Series [diamond] Phoenix-Deutsche Dow 30 Series
[diamond] Phoenix-Deutsche Nasdaq-100 Index(R) Series [diamond] Phoenix-Federated U.S. Government Bond Series [diamond] Phoenix-J.P. Morgan Research Enhanced Index Series [diamond] Phoenix-Janus Core Equity Series
[diamond] Phoenix-Janus Flexible Income Series
[diamond] Phoenix-Janus Growth Series
[diamond] Phoenix-MFS Investors Growth Stock Series [diamond] Phoenix-MFS Investors Trust Series
[diamond] Phoenix-MFS Value Series
[diamond] Phoenix-Morgan Stanley Focus Equity Series [diamond] Phoenix-Sanford Bernstein Global Value Series [diamond] Phoenix-Sanford Bernstein Mid-Cap Value Series [diamond] Phoenix-Sanford Bernstein Small-Cap Value Series


We are offering this product only where we may lawfully do so. You should rely only on the information contained in this document or in one that we have referred you to. We have not authorized anyone to provide you with information that is different.

An investment in a series is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus describes each of the series and provides important information you should know before investing in any series of the Fund. You should read this prospectus carefully and keep it for future reference.

These securities have not been approved or disapproved by the Securities and Exchange Commission ("SEC"), nor has the SEC determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT:         [envelope]   PHOENIX VARIABLE PRODUCTS MAIL OPERATIONS
                                                                PO Box 8027
                                                                Boston, MA 02266-8027

                                                   [telephone]  TEL. 800/541-0171

                                                  The Phoenix Edge Series Fund 1

                        TABLE OF CONTENTS

Heading                                                    Page
--------------------------------------------------------------------------------

GUIDE TO THE PROSPECTUS....................................   3
THE SERIES:
   Phoenix-Aberdeen International Series...................   4
   Phoenix-Aberdeen New Asia Series .......................   7
   Phoenix-AIM Mid-Cap Equity Series.......................  10
   Phoenix-Alliance/Bernstein Growth + Value Series........  12
   Phoenix-Deutsche Dow 30 Series..........................  14
   Phoenix-Deutsche Nasdaq-100 Index(R) Series.............  16
   Phoenix-Duff & Phelps Real Estate Securities Series ....  18
   Phoenix-Engemann Capital Growth Series .................  21
   Phoenix-Engemann Nifty Fifty Series.....................  24
   Phoenix-Engemann Small & Mid-Cap Growth Series .........  26
   Phoenix-Federated U.S. Government Bond Series...........  28
   Phoenix-Goodwin Money Market Series ....................  31
   Phoenix-Goodwin Multi-Sector Fixed Income Series........  34
   Phoenix-Hollister Value Equity Series ..................  37
   Phoenix-J.P. Morgan Research Enhanced Index Series......  40
   Phoenix-Janus Core Equity Series........................  43
   Phoenix-Janus Flexible Income Series....................  46
   Phoenix-Janus Growth Series.............................  49
   Phoenix-MFS Investors Growth Stock Series...............  52
   Phoenix-MFS Investors Trust Series .....................  54
   Phoenix-MFS Value Series................................  56
   Phoenix-Morgan Stanley Focus Equity Series..............  58
   Phoenix-Oakhurst Balanced Series........................  61
   Phoenix-Oakhurst Growth and Income Series...............  64
   Phoenix-Oakhurst Strategic Allocation Series............  67
   Phoenix-Sanford Bernstein Global Value Series ..........  70
   Phoenix-Sanford Bernstein Mid-Cap Value Series..........  72
   Phoenix-Sanford Bernstein Small-Cap Value Series........  74
   Phoenix-Seneca Mid-Cap Growth Series ...................  76
   Phoenix-Seneca Strategic Theme Series...................  79
MORE ABOUT INVESTMENT STRATEGIES...........................  82
DESCRIPTION OF PRINCIPAL RISKS.............................  83
MANAGEMENT OF THE FUND.....................................  88
   The Advisors............................................  88
   The Subadvisors.........................................  89
   Fees and Expenses Paid by the Fund......................  91
MORE ABOUT THE FUND........................................  92
   Organization of the Fund................................  92
   Shares of Beneficial Interest...........................  92
   Taxes...................................................  92
   Net Asset Value.........................................  93
   Disclaimers.............................................  93

2 The Phoenix Edge Series Fund

GUIDE TO THE PROSPECTUS
--------------------------------------------------------------------------------

    THIS GUIDE PROVIDES IMPORTANT INFORMATION ABOUT HOW TO USE AND UNDERSTAND THIS PROSPECTUS. PLEASE READ IT CAREFULLY BEFORE YOU READ THE REST OF THE PROSPECTUS.

    This prospectus discusses the multiple series of the Fund. Each series has its own investment objectives, strategies, restrictions and risks, and operates in many ways like a separate mutual fund. Phoenix Investment Counsel, Inc., Phoenix Variable Advisors, Inc., Phoenix-Aberdeen International Advisors, LLC and Duff & Phelps Investment Management Co. are the investment advisors to the series. For most of the series, the advisor has retained a subadvisor to provide day-to-day portfolio management.

    We are providing this guide to the prospectus to help you understand the information provided for each series and the Fund as a whole. Please read it carefully before you read the rest of the prospectus.

THE SERIES
    In the first section of the prospectus following this guide, you will find a description of each series. This description includes the series' investment objectives, the principal investment strategies the series uses to seek to achieve its objectives, and the principal risks involved in these strategies.

    THERE IS NO GUARANTEE THAT ANY SERIES WILL ACHIEVE ITS OBJECTIVE.

    Some of these descriptions identify specific percentage limitations applicable to certain investments or strategies. These percentage limitations are applied at the time of purchase.

    This section also tells you the fees and estimated expenses of each series, the series' investment advisor and subadvisor, the individuals who will be managing each series, and performance and financial information for each series unless the series is new.

MORE ABOUT INVESTMENT STRATEGIES
    In the next section, you will find more information about investment strategies and practices that some or all of the series use, arranged in alphabetical order. This section is an important supplement to the individual series descriptions and you should read it carefully.

    Further descriptions of these investment strategies and practices can be found in the Statement of Additional Information ("SAI").

DESCRIPTION OF PRINCIPAL RISKS
    The description of each series lists the principal risks applicable to that series. In the section entitled "Description of Principal Risks," you will find a discussion of each principal risk, arranged in alphabetical order. This section is an important supplement to the individual series descriptions and you should read it carefully.

    In addition, you should be aware of the following risks that apply to all series:

THE VALUE OF YOUR SHARES WILL FLUCTUATE
    The value of your shares of a series is based on the market value of the series' portfolio holdings. These values change, and can decrease as well as increase. Common stocks and other equity securities are particularly subject to the risks of changing economic, stock market, industry and company conditions and the subadvisor's ability to anticipate changes that can adversely affect the value of a series' investments. Debt security values change when interest rates change. Generally when interest rates go up, the value of a debt security goes down and when interest rates go down, the value of a debt security goes up. Changes in the market's perception of the issuer's creditworthiness, in economic, political, or market conditions, in relative values of currencies, and in the average maturity of a series' investments -- as well as the advisor's or subadvisor's ability to anticipate such changes -- can also affect the value of a series' shares.

YOU COULD LOSE MONEY
    You should understand that loss of money is a risk of investing in any of the series.

MANAGEMENT OF THE FUND
    This section provides information about the series' advisors and subadvisors, including the fees paid by each series for advisory services.

MORE ABOUT THE FUND
    The last section of the prospectus gives you additional information about the Fund, its organization, taxes, dividends, distributions, and net asset value.

                                                  The Phoenix Edge Series Fund 3

PHOENIX-ABERDEEN INTERNATIONAL SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    High total return consistent with reasonable risk.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests in a diversified portfolio of securities of non-U.S. issuers, including companies, governments, governmental agencies and international organizations. The series may invest in any region of the world. Under normal circumstances, the series will invest at least 80% of its total assets in non-U.S. issuers located in not less than three countries. From time to time, the series may have more than 25% of its assets invested in any major industrial or developed country.

[diamond] The series will invest primarily in common stocks of established non-U.S. companies believed to have potential for capital growth, income or both. The series may invest in any amount for capital growth or for income. In determining whether assets will be invested for capital growth or for income, the advisor will analyze the international equity and fixed income markets and assess the degree of risk and level of return that can be expected from each market.

[diamond] Country and geographic allocations are based on such economic, monetary and political factors as:

          o prospects for relative economic growth among countries;
          o expected levels of inflation;
          o government policies influencing business decisions;
          o relative price levels of the various capital markets;
          o the outlook for currency relationships; and
          o the range of individual investment opportunities available.

[diamond] Within the designated country allocations, the subadvisor uses primary research to select individual securities for investment based on factors such as industry growth, management strength and treatment of minority shareholders, financial soundness, market share, company valuation and earnings strength.

[diamond] Although the series intends to invest primarily in established companies, it may invest in securities of issuers of any size, and in countries with either developed or emerging markets.

[diamond] The series may invest in convertible securities, preferred stock, warrants and rights to purchase common stock, bonds, notes and other debt instruments of companies and obligations of U.S. or foreign governments or supranational agencies (such as the World Bank).

[diamond] The series may invest up to 20% of its total assets in below investment grade bonds, or so-called "junk bonds."

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Foreign Investment Risk
           o Emerging Market Investment Risk
           o Foreign Currency Risk

[diamond] Growth Stock Investment Risk

[diamond] Equity Securities Investment Risk

[diamond] Fixed Income Securities Investment Risk
           o Interest Rate Risk
           o Credit Risk

[diamond] Junk Bond Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over a 10-year period.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)               CALENDER YEAR
     19.67                          1991
    -12.81                          1992
     38.44                          1993
      0.03                          1994
      9.59                          1995
     18.65                          1996
     12.04                          1997
     27.92                          1998
     29.49                          1999
    -15.81                          2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 22.89% (quarter ended March
   1998) and the lowest return for a quarter was -16.67% (quarter ended September 1998).

4 Phoenix-Aberdeen International Series

--------------------------------------------------------------
  AVERAGE ANNUAL
  TOTAL RETURNS
  (FOR THE PERIOD
  ENDED 12/31/00)(2)      1 YEAR       5 YEARS     10 YEARS
--------------------------------------------------------------

  Phoenix-Aberdeen       -15.81%       -13.14%      11.37%
  International Series

--------------------------------------------------------------

  MSCI EAFE Index(3)     -13.96%         7.43%       8.56%

--------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.
(3)Morgan Stanley Capital International EAFE (Europe, Australasia, Far East) Index is an arithmetic, market value-weighted average of performance of over 1,000 stocks listed on 20 principal stock markets of Europe, Australia, Asia and the Far East.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                         0.75%

Distribution [and/or Service] (12b-1) Fees               None

Other Expenses                                          0.27%
                                                        -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES                 1.02%
                                                        =====

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

----------------------------------------------------------------
                        1 YEAR    3 YEARS   5 YEARS   10 YEARS
----------------------------------------------------------------

  Phoenix-Aberdeen       $104       $325      $563     $1,248
  International Series

----------------------------------------------------------------

MANAGEMENT OF THE SERIES
THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Aberdeen Fund Managers, Inc. ("Aberdeen") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Aberdeen in the "Management of the Fund" section of the prospectus.

PORTFOLIO MANAGEMENT
    Aberdeen's senior strategy committee determines and monitors the series' regional allocations across the globe on a monthly basis. An Aberdeen team of investment professionals located in offices spread around the world selects securities for the series' portfolio.

                                         Phoenix-Aberdeen International Series 5

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                 SIX MONTHS
                                                   ENDED
                                                  6/30/01
                                                (UNAUDITED)                YEAR ENDED DECEMBER 31,
                                                -----------                -----------------------
                                                                   2000         1999          1998          1997          1996
                                                                   ----         ----          ----          ----          ----
Net asset value, beginning of period...........    $13.25        $17.19        $15.46        $14.53        $14.52       $12.70
INCOME FROM INVESTMENT OPERATIONS
   Net investment income (loss)................      0.07          0.08          0.23          0.12(1)       0.12(1)      0.11(1)
   Net realized and unrealized gain (loss).....     (2.44)        (2.77)         4.13          3.94          1.61         2.25
                                                    -----         -----          ----          ----          ----         ----
   TOTAL FROM INVESTMENT OPERATIONS............     (2.37)        (2.69)         4.36          4.06          1.73         2.36
                                                    -----         -----          ----          ----          ----         ----
LESS DISTRIBUTIONS
   Dividends from net investment income........        --            --(2)      (0.25)           --         (0.22)       (0.19)
   Dividends from net realized gains...........     (0.30)        (1.19)        (2.24)        (3.13)        (1.50)       (0.33)
   In excess of net investment income                  --         (0.06)        (0.14)           --            --        (0.02)
                                                    -----         -----         -----         -----         -----        -----
     TOTAL DISTRIBUTIONS.......................     (0.30)        (1.25)        (2.63)        (3.13)        (1.72)       (0.54)
                                                    -----         -----         -----         -----         -----        -----
CHANGE IN NET ASSET VALUE......................     (2.67)        (3.94)         1.73          0.93          0.01         1.82
                                                    -----         -----          ----          ----          ----         ----
NET ASSET VALUE, END OF PERIOD.................    $10.58        $13.25        $17.19        $15.46        $14.53       $14.52
                                                   ======        ======        ======        ======        ======       ======
Total Return...................................    (17.82)%(4)   (15.81)%       29.49%        27.92%        12.04%       18.65%
RATIOS/SUPPLEMENTAL DATA:

   Net assets, end of period (thousands).......  $186,828      $233,609      $298,973      $241,915      $194,108     $172,668
RATIO TO AVERAGE NET ASSETS OF:
   Operating expenses..........................      1.04%(3)      1.02%         1.01%         0.98%         1.01%        1.04%
   Net investment income.......................      1.15%(3)      0.54%         0.81%         0.72%         0.72%        0.80%
Portfolio turnover rate........................        50%(4)        94%           79%           93%          184%         142%

(1)Computed using average shares outstanding.
(2)Amount is less than $0.01.
(3)Annualized.
(4)Not annualized.

6 Phoenix-Aberdeen International Series

PHOENIX-ABERDEEN NEW ASIA SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital appreciation from a diversified portfolio invested primarily in equity securities of issuers located in at least three different countries in Asia, other than Japan ("New Asia"). Distribution of investment income, such as dividends and interest, is incidental in the selection of investments.

PRINCIPAL INVESTMENT STRATEGIES

[diamond] Under normal circumstances, the series will invest at least 65% of its total assets in common stocks, preferred stocks and convertible securities of issuers organized and principally operating in New Asia.

[diamond] The series' subadvisor uses a top-down, bottom-up approach that seeks growth at a reasonable price.

[diamond] The subadvisor will seek out equity securities of companies that it believes have the potential to appreciate.

[diamond] A company is principally operating in New Asia if at least 50% of revenues or profits are from New Asia countries or at least 50% of its assets are located in New Asia countries.

[diamond] The series ordinarily invests in three or more New Asia countries with established markets, including:

                o China                    o Hong Kong
                o India                    o Indonesia
                o South Korea              o Malaysia
                o Pakistan                 o Philippines
                o Singapore                o Sri Lanka
                o Taiwan                   o Thailand

[diamond] In determining the distribution of investments among markets, the subadvisor will consider relative:

          o prospects for growth;
          o expected levels of inflation;
          o price levels;
          o government policies affecting business;
          o outlook for currency relationships; and
          o available investment opportunities.

[diamond] Within the designated country allocations, the subadvisor will use primary research to select individual securities based upon factors such as: industry growth, management strength and treatment of minority shareholders, financial soundness, market share, company valuation and earnings strength.

[diamond] If the subadvisor considers it appropriate, the series also may invest in South Pacific nations such as Australia and New Zealand.

[diamond] The series may invest in developing and emerging market countries.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Equity Securities Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

    In addition to the general risks of foreign investment, Asian markets may present a number of higher than normal risk factors. China in particular, as well as certain other Asian countries, may be subject to a greater degree of economic, political and social instability as compared to the United States. Generally, Asian securities exhibit greater price volatility, are less liquid and have smaller market capitalizations. Asian countries suffer from currency devaluation and higher rates of inflation. There is also substantial government intervention in the economies of Asian countries; however, there is less government supervision and regulation of the securities markets and the participants in those markets. Foreign investment in certain Asian securities markets is restricted or controlled to varying degrees. These restrictions and controls may preclude investment in certain securities and limit repatriation of income and invested capital. In addition, transaction costs will generally be higher in Asian countries than in the U.S.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)               CALENDAR YEAR
   -32.39                           1997
    -4.44                           1998
    50.96                           1999
   -15.96                           2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 28.22% (quarter ended June
   1999) and the lowest return for a quarter was -23.85% (quarter ended December
   1997).

                                              Phoenix-Aberdeen New Asia Series 7

-----------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                        LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)        1 YEAR   THE SERIES(3)
-----------------------------------------------------------------

  Phoenix-Aberdeen                         -15.96%     -4.50%
  New Asia Series

-----------------------------------------------------------------

  MSCI AC Asia Pacific                     -28.39%     6.77%
  Ex Japan Index(4)

-----------------------------------------------------------------
(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since September 17, 1996.

(4)Morgan Stanley Capital International All Country Asia Pacific (excluding Japan) Index is a widely accepted, unmanaged index composed of a sample of companies representative of the market structure of 14 developed and emerging market Pacific Basin countries. The index includes dividends reinvested.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM SERIES' ASSETS)

 Management Fees                                  1.00%

 Distribution [and/or Service] (12b-1) Fees       None

 Other Expenses                                   1.41%
                                                  -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)        2.41%
                                                  =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.25% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.25% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.30%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-------------------------------------------------------------
                        1 YEAR 3 YEARS  5 YEARS   10 YEARS
------------------------------------------------------------

  Phoenix-Aberdeen       $244    $751    $1,285    $2,746
  New Asia Series

------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISORS
    Phoenix-Aberdeen International Advisors, LLC ("PAIA") is the investment advisor to the series. PAIA has entered into subadvisory agreements with Phoenix Investment Counsel, Inc. ("PIC") and Aberdeen Fund Managers, Inc. ("Aberdeen"), who collectively provide day-to-day portfolio management. PIC implements domestic cash management for the series and Aberdeen provides all other day-to-day investment operations, including international portfolio management. You will find more information about PAIA, PIC, and Aberdeen in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    A team of PIC's fixed income professionals manages the domestic cash investments for the series.

    Hugh Young is Senior Vice President and portfolio manager of the series and is primarily responsible for all other day-to-day investment decisions. Mr. Young has been employed as an investment director for Aberdeen Asset Management Ltd. since 1988.

8 Phoenix-Aberdeen New Asia Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                   SIX MONTHS                                                          FROM
                                                      ENDED                 YEAR ENDED DECEMBER 31,                  INCEPTION
                                                     6/30/01                -----------------------                  9/17/96 TO
                                                   (UNAUDITED)      2000         1999           1998        1997      12/31/96
                                                   -----------      ----         ----           ----        ----      --------
Net asset value, beginning of period.............    $7.47         $9.16         $6.13          $6.44      $9.96       $10.00
INCOME FROM INVESTMENT OPERATIONS                     0.08
   Net investment income (loss)..................                   0.22          0.11(4)        0.13(4)    0.15         0.05
   Net realized and unrealized gain (loss).......    (0.23)        (1.67)         3.00          (0.41)     (3.36)       (0.04)
                                                     -----         -----          ----          -----      -----        -----
     TOTAL FROM INVESTMENT OPERATIONS............    (0.15)        (1.45)         3.11          (0.28)     (3.21)        0.01
                                                     -----         -----          ----          ----       -----         ----
LESS DISTRIBUTIONS
   Dividends from net investment income..........    (0.06)        (0.24)        (0.08)         (0.03)     (0.15)       (0.05)
   Dividends from net realized gains.............       --            --            --            --       (0.01)          --
   In excess of net investment income............       --            --            --            --       (0.10)          --
   Tax return of capital.........................       --            --            --            --       (0.05)          --
                                                     -----         -----          ----          ----       -----         ----
     TOTAL DISTRIBUTIONS.........................    (0.06)        (0.24)        (0.08)         (0.03)     (0.31)       (0.05)
                                                     -----         -----         -----          -----      -----        -----
CHANGE IN NET ASSET VALUE........................    (0.21)        (1.69)         3.03          (0.31)     (3.52)       (0.04)
                                                     -----          ----          ----          -----      -----        -----
NET ASSET VALUE, END OF PERIOD...................    $7.26         $7.47         $9.16          $6.13      $6.44        $9.96
                                                     =====         =====         =====          =====      =====        =====

Total Return.....................................    (1.97)%(3)   (15.96)%       50.96%         (4.44)%   (32.39)%       0.16%(3)
RATIOS/SUPPLEMENTAL DATA:
   Net assets, end of period (thousands).........   $14,979      $13,488       $17,838       $ 9,510     $10,017      $11,585
RATIO TO AVERAGE NET ASSETS OF:
   Operating expenses(1)...........................   1.25%(2)      1.25%         1.25%         1.25%       1.25%        1.25%(2)
   Net investment income.........................     2.50%(2)      2.42%         1.49%         2.09%       1.63%        2.40%(2)
Portfolio turnover rate..........................       20%(3)        60%           35%           46%         27%           2%(3)

(1)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 2.36%, 2.41%, 2.39%, 2.50%, 2.00% and 2.87% for the periods ended June 30, 2001,
   December 31, 2000, 1999, 1998, 1997 and 1996, respectively.
(2)Annualized.
(3)Not annualized.
(4)Computed using average shares outstanding.

                                              Phoenix-Aberdeen New Asia Series 9

PHOENIX-AIM MID-CAP EQUITY SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

[diamond] The series invests, under normal market conditions, at least 65% of its total assets in equity securities of U.S. issuers that have market capitalizations within the range of market capitalizations of companies included in the Russell Midcap(TM) Index.

[diamond] The series may invest up to 35% of its total assets in equity securities of other U.S. issuers or in investment-grade debt securities of U.S. issuers.

[diamond] The series may also invest up to 25% of its total assets in foreign securities.

[diamond] In selecting investments, the subadvisor seeks to identify those companies that are, in its view, undervalued relative to current or projected earnings, or to the current market value of assets owned by the company. The primary emphasis of the subadvisor's search for undervalued equity securities is in four categories:

          o out-of-favor cyclical growth companies;

          o established growth companies that are undervalued compared to historical relative valuation parameters;

          o companies where there is early but tangible evidence of improving prospects which are not yet reflected in the value of the companies' equity securities; and

          o companies whose equity securities are selling at prices that do not yet reflect the current market value of their assets.

    The subadvisor considers whether to sell a particular security when any of these factors materially changes.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Smaller Market Capitalization Risk
[diamond] Foreign Investment Risk
[diamond] Initial Public Offering Investment Risk

    Please see "More About Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    Since the series commenced operations on October 29, 2001, there are no performance figures reflecting the series' performance.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)
Management Fees                                        0.85%
                                                        ----

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses(1)                                      0.72%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)             1.57%
                                                       =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.20% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.05% for the year ending December 31, 2001. The expense cap may be terminated or increased at any time after December 31, 2001.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                                            1 YEAR   3 YEARS
---------------------------------------------------------------

  Phoenix-AIM Mid-Cap Equity Series          $160      $496

---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. A I M Capital Management, Inc. ("AIM") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and AIM in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    The subadvisor uses a team approach to investment management. The individual members of the team who are primarily responsible for the day-to-day management of the series' portfolio are Paul J. Rasplika, Robert A. Shelton, and Ronald S. Sloan.

10 Phoenix-AIM Mid-Cap Equity Series

    PAUL J. RASPLIKA is a Senior Portfolio Manager with AIM. He has been responsible for the AIM Mid-Cap Equity Fund, a retail fund with similar objectives and strategies, since 1998 and has been associated with AIM and/or its affiliates since 1994.

    ROBERT A. SHELTON is a Senior Portfolio Manager with AIM. He has been responsible for the AIM Mid-Cap Equity Fund since 1998 and has been associated with AIM and/or its affiliates since 1995.

    RONALD S. SLOAN is a Senior Portfolio Manager with AIM. He has been responsible for the AIM Mid-Cap Equity Fund since 1998 and has been associated with AIM and/or its affiliates since 1998. From 1993 to 1998, he was President of Verissimo Research and Management, Inc.

FINANCIAL HIGHLIGHTS
    There are no financial highlights for the series because the series commenced operations on October 29, 2001.

                                            Phoenix-AIM Mid-Cap Equity Series 11

PHOENIX-ALLIANCE/BERNSTEIN GROWTH + VALUE SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital growth.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest primarily in common stocks of large capitalization U.S. companies included in the Russell 1000 Index (the "Russell 1000"). The Russell 1000 is a market capitalization-weighted index that measures the performance of the 1,000 largest U.S. companies. As of June 30, 2001, the average market capitalization of the companies in the Russell 1000 index was approximately $13 billion.

[diamond] Normally, about 60-85 companies will be represented in the series, with 25-35 companies primarily from the Russell 1000 Growth Index (the "Growth Index") constituting approximately 50% of the series net assets, and 35-50 companies primarily from the Russell 1000 Value Index (the "Value Index") constituting the remainder of the series net assets. Daily cash flows will be divided between the two portfolio segments for purposes of maintaining the targeted 50%/50% allocation between growth and value stocks. While it is not expected that the allocation of assets between the series' growth and value assets will deviate more than 10% from the target allocation, it is possible that this deviation may be higher due to factors such as market fluctuation, economic conditions, corporate transactions and declaration of dividends. In the event the allocation of the series' assets between growth and value stocks differs by more than 10% from the target 50%/50% allocation, the subadvisor will rebalance each portfolio segment's assets in order to maintain the target allocation. As a result, assets may be allocated from the portfolio segment that has appreciated more or depreciated less to the other. Rebalancing will entail transaction costs which over time may be significant.

[diamond] The Growth Index measures the performance of the Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Value Index measures the performance of the Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. This combination of growth stocks and value stocks is intended to enhance performance of the series over time, and reduce the series' overall risk in comparison to funds which invest exclusively in growth or value stocks. During particular periods, the series may outperform or underperform funds which invest exclusively in growth or in value stocks.

[diamond] The subadvisor's investment strategy for the portion of the series assets invested in growth stocks emphasizes stock selection. The subadvisor relies heavily upon the fundamental analysis and rigorous research of its internal research staff. The subadvisor selects investments based on strong management, superior industry positions, excellent balance sheets and superior earnings growth; where all of these strengths have not been reflected in the company's stock price. In managing the series, the subadvisor seeks to take advantage of market volatility. During market declines, the subadvisor will add to positions, causing the series to become somewhat more aggressive. Conversely, in rising markets, the subadvisor will trim or eliminate positions and as a result the series will become more conservative.

[diamond] The subadvisor's method of selecting the investments for the portion of the series' assets invested in value stocks is to measure each stock's long-term expected return by comparing the price of the security to the company's long-term cash flows. The subadvisor will only purchase those stocks that it has above-average confidence in the reliability of its analysts' forecasts. The subadvisor may delay its purchase of securities if recent weakness in the stock or negative earnings revisions by analysts indicate that the stock price is likely to decline in the near future, and it may delay its sale of securities if recent strength in the stock or upward earnings revisions indicate the stock is likely to rise soon. The subadvisor will control risk within the value portion of the series by reviewing whether there is undue portfolio exposure to industry sector and other risk factors. The subadvisor will take more risk when unusually large value distortions within the value realm create unusually large opportunities to add returns, and it will take less risk when the opportunities are limited.

[diamond] In addition to investing in equity securities, the series also may:

          o invest up to 20% of the growth portion of its net assets in convertible securities;

          o invest up to 5% of the growth portion of its net assets in rights or warrants;

          o invest up to 15% of its total assets in foreign securities (For these purposes, a foreign security is a security issued by a non-U.S. company, which is defined as a company that: (i) is organized outside the United States; (ii) has its principal place of business outside the United States; and (iii) issues securities traded principally in a foreign country. Companies that do not fall within the definition of a non-U.S. company would be considered a U.S. company and therefore not subject to the above limitation on foreign securities. American Depository Receipts are not considered foreign securities for purposes of the 15% limitation set forth above and may be purchased by the series.); and

          o purchase and sell exchange-traded index options and stock index futures contracts, write covered exchange-traded call options on its securities up to 15% of the growth portion of its total assets, and

12 Phoenix-Alliance/Bernstein Growth + Value Series
              purchase exchange-traded call and put options on common stocks up to, for all options, 10% of the growth portion of its total assets.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Growth Stock Investment Risk
[diamond] Value Investing Risk
[diamond] Reduced Diversification Risk
[diamond] Foreign Investment Risk
[diamond] Portfolio Turnover Risk
[diamond] Derivative Investment Risk
[diamond] Convertible Securities Investment Risk

 Please see "More About Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    Since the series commenced operations on October 29, 2001, there are no performance figures reflecting the series' performance.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed by the variable insurance contract for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                      0.85%
                                                     ----

Distribution [and/or Service] (12b-1) Fees           None

Other Expenses(1)                                    0.33%
                                                     -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)           1.18%
                                                     =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.20% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.05% for the year ending December 31, 2001. The expense cap may be terminated or increased at any time after December 31, 2001.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-----------------------------------------------------------------
                                          1 YEAR      3 YEARS
-----------------------------------------------------------------

  Phoenix-Alliance/Bernstein               $120        $375
  Growth + Value Series

-----------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Alliance Capital Management L.P. ("Alliance") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Alliance in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Day-to-day investment decisions for the growth portion of the series will be made by Alfred Harrison and Stephanie Simon.

    ALFRED HARRISON is Vice Chairman of Alliance Capital Management Corporation ("ACMC"), the sole general partner of Alliance, and has been associated with Alliance since 1978.

    STEPHANIE SIMON is Vice President and Large Cap Portfolio Manager and joined ACMC in 1998 after serving as Chief Investment Officer for Sargent Management Company from 1996 to 1998.

    Day-to-day investment management decisions for the value portion of the series will be made by Lewis A. Sanders and Marilyn Goldstein Fedak.

    LEWIS A. SANDERS has served as Vice Chairman, Chief Investment Officer and a Director of ACMC since October 2000. Mr. Sanders previously served as Chairman of the Board of Directors and Chief Executive Officer of Sanford C. Bernstein & Co., Inc. from 1993 to 2000.

    MARILYN GOLDSTEIN FEDAK has served as Executive Vice President and Chief Investment Officer-- U.S. Value Equities of ACMC since October 2000 and, prior to that, served as Chief Investment Officer and Chairman of the U.S. Equity Investment Policy Group at Sanford C. Bernstein & Co, Inc. from 1993 to 2000.

FINANCIAL HIGHLIGHTS
    There are no financial highlights for the series because the series commenced operations on October 29, 2001.

                             Phoenix-Alliance/Bernstein Growth + Value Series 13

PHOENIX-DEUTSCHE DOW 30 SERIES
--------------------------------------------------------------------------------
(formerly, "Phoenix-Bankers Trust Dow 30 Series")

INVESTMENT OBJECTIVE
    To track the total return of the Dow Jones Industrial Average(SM,1) (the "DJIA(SM)") before fund expenses.

PRINCIPAL INVESTMENT STRATEGIES

[diamond] The series is an "index fund" and invests primarily in the equity securities of the 30 companies comprising the DJIA(SM) in the same proportions as represented in the DJIA(SM).

[diamond] The DJIA(SM) currently consists of 30 of the most widely held and actively traded stocks listed on the New York Stock Exchange and NASDAQ. The stocks in the DJIA(SM) represent companies that typically are dominant firms in their respective industries. The portion of the series' total assets invested in the stocks in the DJIA(SM) will vary from time to time.

[diamond] The series employs a "passively" managed investment approach. The series matches rather than underweights or overweights its investment in each component security of the DJIA(SM).

[diamond] The series may invest in Equity Equivalents, including stock index futures contracts and publicly-traded index securities (such as DIAMONDS(SM)). Such investments replicate investments in the DJIA(SM), but their use may lower transaction costs and permit improved management of cash flow.

[diamond] The series will attempt to achieve a correlation between the total return performance of its portfolio and that of the total return of the DJIA(SM) of at least .98, before expenses. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the series' net asset value, including the value of its dividend and capital gain distributions, increases or decreases in exact proportion to changes in the total return of the DJIA(SM).

[diamond] The series is non-diversified under federal securities laws.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.


------------------------------

(1)The "Dow Jones" and "Dow Jones Industrial Average" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by the fund. The Phoenix-Deutsche Dow 30 Series, although based on the Dow Jones Industrial Average, is not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products(s).

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return, are:

[diamond] Index Investment Risk
[diamond] Non-Diversification Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows the series' total return performance during its first full calendar year.(2) The table shows how the series' average annual total returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)                       CALENDAR YEAR
    -5.56                                    2000

(2)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 2.22% (quarter ended September 2000) and the lowest return for a quarter was -4.96% (quarter ended March 2000).

-----------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                        LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(3)      1 YEAR     THE SERIES(4)
-----------------------------------------------------------------

  Phoenix-Deutsche Dow 30 Series         -5.56%       -3.04%

----------------------------------------------------------------

  Dow Jones Industrial Average(SM,5)     -4.65%       -2.18%

-----------------------------------------------------------------

(3)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(4)Since December 15, 1999.

(5)The Dow Jones Industrial Average(SM) is an unmanaged index composed of 30 stocks chosen to represent certain sectors of the American economy. You cannot invest directly in this index.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

14 Phoenix-Deutsche Dow 30 Series

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                           0.35%

Distribution [and/or Service] (12b-1) Fees                 None

Other Expenses                                            1.25%
                                                          -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(6)                1.60%
                                                          =====

(6)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.50% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------------------------
                         1 YEAR  3 YEARS  5 YEARS  10 YEARS
--------------------------------------------------------------

  Phoenix-Deutsche        $163    $505     $871     $1,900
  Dow 30 Series

--------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Deutsche Asset Management, Inc. ("DAMI") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and DAMI in the "Management of the Fund" section of this prospectus.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                       SIX MONTHS
                                                          ENDED                               FROM INCEPTION
                                                         6/30/01           YEAR ENDED           12/15/99 TO
                                                       (UNAUDITED)          12/31/00              12/31/99
                                                      ------------        -----------         ---------------

 Net asset value, beginning of period................     $ 9.46            $10.24                 $10.00
 INCOME FROM INVESTMENT OPERATIONS(4)
    Net investment income (loss).....................       0.05              0.08                   0.01
    Net realized and unrealized gain (loss)..........      (0.25)            (0.65)                  0.24
                                                           -----             -----                   ----
      TOTAL FROM INVESTMENT OPERATIONS...............      (0.20)            (0.57)                  0.25
                                                           -----             -----                   ----
 LESS DISTRIBUTIONS
    Dividends from net investment income.............      (0.02)            (0.08)                 (0.01)
    Dividends from net realized gains................      (0.12)            (0.13)                    --
                                                           -----             -----                    ----
      TOTAL DISTRIBUTIONS............................      (0.14)           (0.21)                  (0.01)
                                                           -----            ------                  -----
 CHANGE IN NET ASSET VALUE...........................      (0.34)           (0.78)                   0.24
                                                           -----            ------                 ------
 NET ASSET VALUE, END OF PERIOD......................     $ 9.12            $ 9.46                 $10.24
                                                          ======            ======                 ======

 Total Return........................................      (2.10)%(2)        (5.56)%               2.52%(2)
 RATIOS/SUPPLEMENTAL DATA:
    Net assets, end of period (thousands)............    $19,590           $15,503                 $5,143
 RATIO TO AVERAGE NET ASSETS OF:
    Operating expenses(3)............................      0.50%(1)          0.50%                 0.50%(1)
    Net investment income............................      1.15%(1)          1.08%                 2.75%(1)
 Portfolio turnover rate.............................        19%(2)            93%                    1%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.23%, 1.60% and 7.81% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.
(4)Per share income from investment operations may vary from anticipated results depending on the timing of share purchases and redemptions.

                                               Phoenix-Deutsche Dow 30 Series 15

PHOENIX-DEUTSCHE NASDAQ-100
INDEX(R) SERIES
--------------------------------------------------------------------------------
    (formerly, "Phoenix-Bankers Trust Nasdaq-100 Index(R) Series")

INVESTMENT OBJECTIVE
    To track the total return of the Nasdaq-100 Index(R,1) (the "Index") before fund expenses.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series is an "index fund" and invests primarily in the equity securities of the 100 companies comprising the Index in the same proportions that they are represented in the Index.

[diamond] The Index currently consists of 100 of the largest non-financial companies whose stock is actively traded and listed on The Nasdaq Stock Market, Inc. The stocks in the Index represent companies that typically are among the largest but not the most dominant firms in their respective industries.

[diamond] The series employs a "passively" managed investment approach. The series matches rather than underweights or overweights its investment in each component security of the Index.

[diamond] Normally, the series will invest substantially all of its assets in the stocks of the Index. The series may invest in Equity Equivalents such as stock index futures contracts and publicly-traded index securities, which offer participation in the performance of the stocks of the Index. The portion of the series' total assets invested in the stocks in the Index and Equity Equivalents will vary from time to time. Such investments replicate investments in the Index, but their use may lower transaction costs and permit improved management of cash flow.

[diamond] The series will attempt to achieve a correlation between the total return performance of its portfolio and that of the total return of the Index of at least .98%, before expenses. A correlation of 1.00% would indicate perfect correlation, which would be achieved when the series' net asset value, including the value of its dividend and capital gain distributions, increases or decreases in exact proportion to changes in the total return of the Index.

[diamond] The series is non-diversified under federal securities laws.

-----------------------------------

(1)The Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are referred to as the "Corporations") and are licensed for use by The Phoenix Edge Series Fund. The Phoenix-Deutsche Nasdaq-100 Index(R) Series has not been passed on by the Corporations as to its legality or suitability, and the series is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SERIES.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Index Investment Risk
[diamond] Non-Diversification Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The series has been in existence only since August 15, 2000, and thus has not had an annual return for one full calendar year.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

 ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
 DEDUCTED FROM THE SERIES' ASSETS)

 Management Fees                                     0.35%

 Distribution [and/or Service] (12b-1) Fees           None

 Other Expenses(2)                                   1.63%
                                                     -----
 TOTAL ANNUAL SERIES' OPERATING EXPENSES(3)          1.98%
                                                     =====

(2)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(3)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 0.50% for the year ending December 31, 2001.

   The expense cap may be terminated or raised at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

16 Phoenix-Deutsche Nasdaq-100 Index(R) Series

--------------------------------------------
                           1 YEAR   3 YEARS
--------------------------------------------
  Phoenix-Deutsche
  Nasdaq-100 Index(R)       $201    $622
  Series
--------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Deutsche Asset Management, Inc. ("DAMI") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and DAMI in the "Management of the Fund" section of this prospectus.


FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                      SIX MONTHS
                                                                                        ENDED              FROM INCEPTION
                                                                                       6/30/01               8/15/00 TO
                                                                                     (UNAUDITED)              12/31/00
                                                                                    -------------          ---------------

 Net asset value, beginning of period.............................................      $ 6.32                  $10.00
 INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)....................................................       (0.01)                  (0.01)
  Net realized and unrealized gain (loss).........................................       (1.38)                  (3.67)
                                                                                         -----                   -----
    TOTAL FROM INVESTMENT OPERATIONS..............................................       (1.39)                  (3.68)
                                                                                         -----                   -----
 CHANGE IN NET ASSET VALUE........................................................       (1.39)                  (3.68)
                                                                                         -----                   -----
 NET ASSET VALUE, END OF PERIOD...................................................      $ 4.93                  $ 6.32
                                                                                        ======                  ======
 Total Return.....................................................................      (22.02)%(2)             (36.78)%(2)
 RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)...........................................      $7,482                  $5,515
 RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)...........................................................        0.50%(1),(4)            0.50%(1)
  Net investment income(loss).....................................................       (0.39)%(1)              (0.30)%(1)
 Portfolio turnover...............................................................          64%(2)                  50%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.98% and 3.93% for the periods ended June 30, 2001 and December 31, 2000, respectively.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                  Phoenix-Deutsche Nasdaq-100 Index(R) Series 17

PHOENIX-DUFF & PHELPS REAL ESTATE SECURITIES SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Capital appreciation and income with approximately equal emphasis through investments in real estate investment trusts and companies that operate, manage, develop or invest in real estate.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] Under normal circumstances, the series intends to invest at least 75% of its total assets in marketable securities of publicly-traded real estate investment trusts ("REITs") and companies that are principally engaged in the real estate industry.

[diamond] REITs are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans. Generally, REITs can be classified as equity REITs, mortgage REITs or hybrid REITs. The series intends to emphasize investment in equity REITs.

[diamond] In determining whether an issuer is "principally engaged" in the real estate industry, the advisor seeks companies which derive at least 50% of their gross revenues or net profits from the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate.
[diamond] The advisor uses a blended approach in its security selection process, combining a pursuit of growth and value. Securities are selected using a two-tiered screening process. First the advisor screens the universe of eligible securities for those that it believes offer the potential for initial appreciation, continued dividend growth and that show signs the issuer is an efficient user of capital. Securities that survive this screening are further evaluated based on interviews and fundamental research that focus on the issuer's strength of management and property, financial and performance reviews.
[diamond] The series may invest in common stock, rights or warrants to purchase common stock, preferred stock, and convertible debt.

[diamond] The series may invest up to 25% of its total assets in marketable debt securities of companies principally engaged in the real estate industry; mortgage-backed securities such as mortgage pass-through certificates, real estate mortgage investment conduit certificates and collateralized mortgage obligations; and short-term investments.

[diamond] The series may invest in equity or debt securities of foreign companies or governments.

[diamond] The series invests in debt securities only if, at the date of investment, they are rated within the four highest grades as determined by Moody's or by S&P or, if not rated, are judged by the advisor to be of equivalent quality. The series is not required to dispose of debt securities whose credit quality falls below investment grade.
[diamond] The series is non-diversified under federal securities laws.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    Because the series invests in real estate securities, the value of its shares will fluctuate in response to changes in economic conditions within the real estate industry. Risks associated with the direct ownership of real estate and with the real estate industry in general include: (i) possible declines in the value of real estate; (ii) risks related to general and local economic conditions; (iii) possible lack of availability of mortgage funds; (iv) overbuilding; (v) extended vacancies of properties; (vi) increases in competition, property taxes and operating expenses; (vii) changes in zoning laws; (viii) costs of clean-up of and liability for environmental problems; (ix) casualty or condemnation losses; (x) uninsured damages from flood, earthquakes or other natural disasters; (xi) limitations on and variations in rents; (xii) dependency on property management skill; (xiii) the appeal of properties to tenants; and (xiv) changes in interest rates.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] REIT Investment Risk

[diamond] Equity Securities Investment Risk

[diamond] Non-Diversification Risk

[diamond] Fixed Income Securities Investment Risk
          o  Interest Rate Risk
          o  Credit Risk

[diamond] Mortgage-Backed and Asset-Backed Securities Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

18 Phoenix-Duff & Phelps Real Estate Securities Series

[GRAPHIC OMITTED]

ANNUAL RETURN %                 CALENDAR YEAR
    33.09                            1996
    22.05                            1997
   -21.19                            1998
     4.78                            1999
    30.78                            2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 17.66% (quarter ended December 1996) and the lowest return for a quarter was -13.12% (quarter ended September 1998).

--------------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS
 (FOR THE PERIOD ENDED                              LIFE OF
 12/31/00)(2)                  1 YEAR   5 YEARS   THE SERIES(3)
--------------------------------------------------------------

 Phoenix-Duff & Phelps
 Real Estate Securities         30.78%    11.89%     13.64%
 Series

--------------------------------------------------------------

 NAREIT Equity Index(4)         26.36%    10.10%     11.64%

--------------------------------------------------------------

(2) The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3) Since May 1, 1995.

(4)The National Association of Real Estate Investment Trusts ("NAREIT") Index is an unmanaged, commonly used indicator of REIT performance which includes net dividends reinvested.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM SERIES' ASSETS)

Management Fees                                           0.75%

Distribution [and/or Service] (12b-1) Fees                 None

Other Expenses                                            0.57%
                                                          -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)                1.32%
                                                          =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.25% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.00% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.30%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

 ----------------------------------------------------------------
                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
  ----------------------------------------------------------------

  Phoenix-Duff & Phelps
  Real Estate              $134      $418      $723     $1,590
  Securities Series

 ----------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Duff & Phelps Investment Management Co. ("DPIM") is the investment advisor to the series and is responsible for its day-to-day portfolio management. You will find more information about DPIM in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    MICHAEL SCHATT is responsible for managing the assets of the series. Mr. Schatt is employed as Managing Director of Phoenix Investment Partners, Inc. and is a Vice President of the Fund, Phoenix Duff & Phelps Institutional Mutual Funds, Phoenix Multi-Portfolio Fund, Phoenix Duff & Phelps Utilities Income Inc. and is a Senior Vice President of DPIM. His current responsibilities include serving as co-portfolio manager of the Real Estate Securities Fund of Phoenix Multi-Portfolio Fund and managing the real estate investment securities of Duff & Phelps Utilities Income Inc. Previously he served as director of the Real Estate Advisory Practice for Coopers & Lybrand, LLP (now PricewaterhouseCoopers
LLP), and has over 20 years experience in the real estate industry.

                          Phoenix-Duff & Phelps Real Estate Securities Series 19

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.



                                                     SIX MONTHS
                                                       ENDED                          YEAR ENDED DECEMBER 31,
                                                      6/30/01                         -----------------------
                                                    (UNAUDITED)      2000         1999         1998         1997         1996
                                                    -----------      ----         ----         ----         ----         ----
Net asset value, beginning of period..............    $15.33         12.21       $12.28        $16.38      $14.32       $11.33
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)....................      0.54          0.63         0.65          0.78        0.50         0.50
  Net realized and unrealized gain (loss) ........      0.18          3.07        (0.09)        (4.20)       2.62         3.14
                                                        ----          ----        -----          ----        ----         ----
    TOTAL FROM INVESTMENT OPERATIONS..............      0.72          3.70         0.56         (3.42)       3.12         3.64
                                                        ----          ----        -----          ----        ----         ----
LESS DISTRIBUTIONS
  Dividends from net investment income............     (0.28)         (0.58)      (0.63)        (0.65)      (0.48)       (0.50)
  Dividends from net realized gains...............        --            --           --         (0.02)      (0.58)       (0.15)
  Tax return of capital...........................        --            --           --         (0.01)         --           --
                                                        ----          ----         ----         -----        ----         ----
    TOTAL DISTRIBUTIONS...........................     (0.28)        (0.58)      (0.63)         (0.68)      (1.06)       (0.65)
                                                       -----         -----       ------         -----      ------        -----
CHANGE IN NET ASSET VALUE.........................      0.44          3.12       (0.07)         (4.10)       2.06         2.99
                                                        ----          ----       ------         -----        ----         ----
NET ASSET VALUE, END OF PERIOD....................    $15.77        $15.33       $12.21        $12.28      $16.38       $14.32
                                                      ======        ======       ======        ======      ======       ======

Total Return......................................      4.78%(3)     30.78%        4.78%       (21.19)%     22.05%       33.09%
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands)...........   $37,579       $34,815      $27,350       $36,408     $54,659      $22,710
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(1)                                 1.00%(2,4)    1.00%        1.00%         1.00%       1.00%        1.00%
  Net investment income...........................      4.66%(2)      4.63%        5.06%         5.07%       3.59%        4.36%
Portfolio turnover rate............................       14%(3)        26%          28%           18%         41%          21%

(1)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.17%, 1.32%,1.31%, 1.01%, 1.07% and 1.43% for the periods ended June 30, 2001,
   December 31,2000, 1999, 1998, 1997 and 1996, respectively.
(2)Annualized.
(3)Not annualized.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

20 Phoenix-Duff & Phelps Real Estate Securities Series

PHOENIX-ENGEMANN CAPITAL GROWTH SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Intermediate and long-term capital appreciation, with income as a secondary consideration.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] Under normal circumstances, the series will invest at least 65% of its total assets in common stocks.

[diamond] The subadvisor seeks growth through disciplined, diversified investment in stocks of high-quality companies that the subadvisor believes have the ability to increase their profits year after year at a much faster rate than the average company. The subadvisor manages the series' portfolio from a top-down sector focus based upon market and economic conditions. Securities are then analyzed using a bottom-up approach. The subadvisor focuses on companies that it believes have consistent, substantial earnings growth, strong management with a commitment to shareholders, financial strength and a favorable long-term outlook.

[diamond] Generally, stocks are sold when the subadvisor believes the growth rate of the stock will drop over the long term.

[diamond] The series may invest any amount of its assets in any class or type of security believed by the advisor to offer the potential for capital appreciation over the intermediate and long term, including preferred stocks, investment grade bonds, convertible preferred stocks and convertible debentures. Distribution of investment income, such as dividends and interest, is incidental in the selection of investments.

[diamond] Diversification among market sectors will be a factor in selecting securities for the series. However, the advisor will put greater emphasis on selecting securities it believes have good potential for appreciation rather than upon wide diversification.

[diamond] The series may invest up to 25% of its net assets in securities of foreign (non-U.S.) issuers. The series may invest in a broad range of foreign securities, including equity, debt and convertible securities and foreign government securities. Issuers may be in established market countries and emerging market countries.

[diamond] The series may invest in small companies as well as large companies.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Growth Stock Investment Risk

[diamond] Equity Securities Investment Risk

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Portfolio Turnover Risk

[diamond] Smaller Market Capitalization Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance from year to year over a 10-year period.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN %                 CALENDAR YEAR
     43.71                           1991
     10.29                           1992
     19.69                           1993
      1.48                           1994
     30.85                           1995
     12.58                           1996
     21.07                           1997
     30.01                           1998
     29.67                           1999
    -17.77                           2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if sales charges were deducted. During the 10-year period shown in the chart, the highest return for a quarter was 26.53% (quarter ended December 1999) and the lowest return for a quarter was -18.43% (quarter ended December 2000).

                                       Phoenix-Engemann Capital Growth Series 21

--------------------------------------------------
  AVERAGE ANNUAL TOTAL
  RETURNS (FOR THE
  PERIOD ENDED
  12/31/00)(2)           1 YEAR  5 YEARS 10 YEARS
--------------------------------------------------

  Phoenix-Engemann      -17.77%   13.57%   16.88%
  Capital Growth Series

--------------------------------------------------

  S&P 500 Stock          -9.19%   18.42%   17.50%
  Index(3)

---------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                        0.62%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses                                         0.06%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES                0.68%
                                                       =====

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                         1 YEAR   3 YEARS   5 YEARS  10 YEARS
---------------------------------------------------------------

  Phoenix-Engemann         $69      $218     $379      $847
  Capital Growth Series

---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Roger Engemann & Associates, Inc. ("Engemann") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Engemann in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Jim Chen and Yossi Lipsker serve as co-portfolio managers of the series.

    JIM CHEN is a Vice President with Engemann and has been with Engemann since 1994. Mr. Chen earned the right to use the Chartered Financial Analyst designation in 1994.

    YOSSI LIPSKER is Vice President of Engemann and has been with Engemann since 1995.

22 Phoenix-Engemann Capital Growth Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                   SIX MONTHS
                                                     ENDED                            YEAR ENDED DECEMBER 31,
                                                    6/30/01                           -----------------------
                                                  (UNAUDITED)     2000          1999         1998           1997          1996
                                                  -----------     ----          ----         ----           ----          ----

Net asset value, beginning of period..........     $22.49         $28.57       $23.93        $19.16         $18.89        $18.13
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)................         --(1)          --(1)      0.03          0.03           0.13          0.19
  Net realized and unrealized gain (loss).....      (5.13)         (4.91)        6.97          5.65           3.70          2.10
                                                    -----          -----         ----          ----           ----          ----
    TOTAL FROM INVESTMENT OPERATIONS..........      (5.13)         (4.91)        7.00          5.68           3.83          2.29
                                                    -----          -----         ----          ----           ----          ----
LESS DISTRIBUTIONS
  Dividends from net investment income........      (0.01)            --(1)     (0.05)        (0.03)         (0.13)        (0.18)
  Dividends from net realized gains...........      (0.35)         (0.88)       (2.31)        (0.88)         (3.43)        (1.35)
  In excess of net investment income..........         --             --        (0.01)           --             --            --
In excess of net realized gains...............         --          (0.29)          --            --             --            --
                                                     ----          -----        -----          -----         -----          ----
   TOTAL DISTRIBUTIONS........................      (0.36)         (1.17)       (2.37)        (0.91)         (3.56)        (1.53)
                                                    -----          -----        -----         -----          -----         -----
  Capital contribution from Advisor...........         --             --         0.01            --             --            --
                                                     ----           ----         ----          ----           ----          ----
CHANGE IN NET ASSET VALUE.....................      (5.49)         (6.08)        4.64          4.77           0.27          0.76
                                                    -----          ------        ----          ----           ----          ----
NET ASSET VALUE, END OF PERIOD................     $17.00         $22.49       $28.57        $23.93         $19.16        $18.89
                                                   ======         ======       ======        ======         ======        ======

Total Return..................................     (22.81)%(3)    (17.77)%      29.67%        30.01%         21.07%        12.58%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)....... $1,207,639     $1,680,036   $2,269,090    $1,876,296     $1,505,568    $1,235,395
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses..........................       0.72%(2),(4)   0.68%        0.68%         0.69%          0.74%         0.72%
  Net investment income.......................       0.03%(2)       0.03%        0.11%         0.15%          0.64%         1.03%
Portfolio turnover rate.......................         28%(3)         82%         106%          102%           284%          167%

(1)Amount is less than $0.01.
(2)Annualized.
(3)Not annualized.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                       Phoenix-Engemann Capital Growth Series 23

PHOENIX-ENGEMANN NIFTY FIFTY SERIES
--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE
    Long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will concentrate its investments in securities selected from a list of 50 different securities that the advisor believes offer the best potential for long-term growth of capital. Dividend and interest income is largely incidental.

[diamond] Under normal market conditions, the series will invest at least 75% of its total assets in common stocks of high quality growth companies. Most companies will have at least $50 million in annual net income and demonstrated earning power at the time of investment.

[diamond] The companies will be listed on the New York Stock Exchange or will satisfy the applicable listing requirements of the New York Stock Exchange with respect to demonstrated earning power, years in operation, number of publicly-held shares and net tangible assets.

[diamond] Under normal conditions, the series may invest up to 25% of its total assets in common stocks of corporations with rapidly growing earnings per share or in common stocks of corporations that the advisor believes are undervalued. While some of these companies may be well-known and established, many will be unseasoned and smaller companies.

[diamond] The series may also invest in preferred stock, warrants and convertible debt obligations.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield and total return are:

[diamond] Growth Stock Investment Risk
[diamond] Equity Securities Investment Risk
[diamond] Reduced Diversification Risk
[diamond] Special Situations Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance from year to year over the life of the series.(1) The table shows how the series' average annual returns for one year and the life of the series compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
      32.15                       1999
     -18.11                       2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 21.25% (quarter ended December 1999) and the lowest return for a quarter was -3.12% (quarter ended September 1999).

--------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS
  (FOR THE PERIOD ENDED                             LIFE OF
  12/31/00)(2)                        1 YEAR      THE SERIES(3)
--------------------------------------------------------------

  Phoenix-Engemann                   -18.11%        11.64%
  Nifty Fifty Series

--------------------------------------------------------------

  S&P 500 Index(4)                    -9.19%         9.97%

--------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since March 2, 1998.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED FROM SERIES'
ASSETS)

Management Fees                                      0.90%

Distribution [and/or Service] (12b-1) Fees            None

Other Expenses                                       0.29%
                                                     -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)           1.19%
                                                     =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.05% for the year ended December 31, 2000.

  The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

24 Phoenix-Engemann Nifty Fifty Series

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-------------------------------------------------------------
                         1 YEAR  3 YEARS  5 YEARS  10 YEARS
-------------------------------------------------------------

  Phoenix-Engemann        $121    $378     $654     $1,443
  Nifty Fifty Series

-------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Roger Engemann & Associates, Inc. ("Engemann") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Engemann in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    A team of portfolio managers is responsible for the day-to-day management of the series.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                            SIX MONTHS                                          FROM
                                                               ENDED           YEAR ENDED DECEMBER 31,        INCEPTION
                                                              6/30/01          -----------------------        3/2/98 TO
                                                            (UNAUDITED)         2000            1999          12/31/98
                                                            -----------         ----            ----         ----------
Net asset value, beginning of period......................      $13.66          $16.68          $12.62           $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)............................       (0.03)          (0.06)(4)          --             0.01(4)
  Net realized and unrealized gain (loss).................       (3.53)          (2.96)           4.06             2.62
                                                                 -----           -----            ----             ----
    TOTAL FROM INVESTMENT OPERATIONS......................       (3.56)          (3.02)           4.06             2.63
                                                                 -----           -----            ----             ----
LESS DISTRIBUTIONS
  Dividends from net investment income....................         --               --              --            (0.01)
                                                                 -----           -----            ----            -----
    TOTAL DISTRIBUTIONS...................................         --               --              --            (0.01)
                                                                 -----           -----            ----            -----
CHANGE IN NET ASSET VALUE.................................      (3.56)           (3.02)           4.06             2.62
                                                                -----            ----             ----             ----
NET ASSET VALUE, END OF PERIOD............................     $10.10           $13.66           16.68           $12.62
                                                               ======           ======           =====           ======

Total Return..............................................     (26.05)%(2)      (18.11)%         32.15%           26.26%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)...................    $55,244          $73,792         $65,520          $13,153
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3).....................................     1.05%(1,5)       1.05%           1.05%            1.05%(1)
  Net investment income (loss)............................      (0.44)%(1)       (0.34)%         (0.12)%           0.07%(1)
Portfolio turnover rate...................................         37%(2)           86%             40%              90%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.22%, 1.19%, 1.43% and 2.58% for the periods ended June 30, 2001, December 31, 2000, 1999 and 1998, respectively.
(4)Computed using average shares outstanding.

(5)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                          Phoenix-Engemann Nifty Fifty Series 25

PHOENIX-ENGEMANN SMALL & MID-CAP GROWTH SERIES
--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE
    Long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

[diamond] Under normal circumstances, the series invests at least 65% of its total assets in equity securities of companies that have market capitalizations of below $2 billion at the time of purchase.

[diamond] The series expects to invest principally in common stocks, with an emphasis on U.S. corporations with rapidly growing earnings per share. The advisor may also select other stocks that, in the opinion of the advisor, are undervalued by other criteria of their fundamental net worth.

[diamond] The advisor uses a bottom-up selection process to select stocks for the series.

[diamond] Generally, a stock is sold when the characteristics and factors used to select it change, such as a reduction in the expected earnings growth rate, a loss of competitive advantage or the stock has appreciated to the point where it is no longer attractive.

[diamond] The series may invest in initial public offerings, and may sell these investments immediately. This practice will increase portfolio turnover rates and may increase costs to the series, affecting series performance.

[diamond] The series may invest in preferred stocks, warrants and convertible debt obligations, and in other debt obligations that, in an advisor's opinion, offer the possibility of capital appreciation over the course of approximately two or more years. These will generally include direct and indirect obligations of the U.S. Government and its agencies, states, municipalities and their agencies, or corporate issuers that are rated within the four highest rating categories.

[diamond] The series may invest in unrated fixed-income securities believed to be of comparable quality. However, due to their perceived risk, unrated securities may not have as broad a market as rated securities. Analysis of unrated securities is more complex than for rated securities, making it more difficult for an advisor to accurately predict risk.

[diamond] The series may invest up to 50% of its total assets in foreign securities.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk
[diamond] Initial Public Offering Investment Risk
[diamond] Special Situations Risk
[diamond] Foreign Investment Risk
          o Foreign Currency Risk
    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The series has been in existence only since August 15, 2000 and thus has not had an annual return for one full calendar year.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE SERIES' ASSETS)
                                                         0.90%
Management Fees

Distribution [and/or Service] (12b-1) Fees                None

Other Expenses(1)                                        1.31%
                                                         -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)               2.21%
                                                         =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.25% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.15% for the year ended December 31, 2001.

   The expense cap may be terminated or raised at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.30%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

26 Phoenix-Engemann Small & Mid-Cap Growth Series

-----------------------------------------------
                            1 YEAR   3 YEARS
-----------------------------------------------

  Phoenix-Engemann Small &
  Mid-Cap Growth Series      $224     $690

-----------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Roger Engemann & Associates, Inc. ("Engemann") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Engemann in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Lou Holtz and Yossi Lipsker serve as co-portfolio managers of the series.

    LOU HOLTZ is a Vice President of Engemann and has been with Engemann since 1996. Mr. Holtz earned the right to use the Chartered Financial Analyst designation in 1996.

    YOSSI LIPSKER is a Vice President of Engemann and has been with Engemann since 1995.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                                        FROM INCEPTION
                                                                                PERIOD ENDED              8/15/00 TO
                                                                                   6/30/01                 12/31/00
                                                                                   -------                 --------
Net asset value, beginning of period..........................................     $ 8.48                   $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)................................................      (0.01)                    0.01
  Net realized and unrealized gain (loss).....................................      (1.00)                   (1.53)
                                                                                    -----                    -----
    TOTAL FROM INVESTMENT OPERATIONS..........................................      (1.01)                   (1.52)
                                                                                    -----                    -----
LESS DISTRIBUTIONS
  Dividends from net investment income........................................         --(5)                    --
                                                                                    -----                    -----
    TOTAL DISTRIBUTIONS.......................................................         --                       --
                                                                                    -----                    -----
CHANGE IN NET ASSET VALUE.....................................................      (1.01)                   (1.52)
                                                                                    -----                    -----
NET ASSET VALUE, END OF PERIOD................................................     $ 7.47                   $ 8.48
                                                                                   ======                   ======

Total Return..................................................................     (12.05)%(2)              (15.18)%(2)
RATIOS/SUPPLEMENTAL DATA:                                                         $12,651
  Net assets, end of period (thousands).......................................                              $7,270
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3).......................................................       1.15%(1,4)               1.15%(1)
  Net investment income.......................................................      (0.23)%(1)                0.21%(1)
Portfolio turnover rate.......................................................         12%(2)                   21%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 2.21% and 3.93% for the periods ended June 30, 2001 and December 31, 2000, respectively.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.
(5)Amount is less than $0.01.

                               Phoenix-Engemann Small & Mid-Cap Growth Series 27

PHOENIX-FEDERATED U.S. GOVERNMENT BOND SERIES
--------------------------------------------------------------------------------
    This series is no longer available for new investments. Payment allocations can be made only if you elected this investment option prior to February 16, 2001.

INVESTMENT OBJECTIVE
    Total return by investing primarily in debt obligations of the U.S. government, its agencies and instrumentalities.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] Under normal circumstances, the series will invest at least 65% of its total assets in debt obligations of the U.S. government, its agencies and instrumentalities, including mortgage-backed securities.

[diamond] The subadvisor actively manages its portfolio, seeking to limit the interest rate risk taken by the series while selecting investments that should offer enhanced returns based upon the subadvisor's interest rate outlook.

[diamond] The subadvisor manages the series' interest rate risk by limiting the dollar-weighted average duration of its portfolio securities. "Duration" measures the sensitivity of a security's price to changes in interest rates. The greater a portfolio's average duration, the greater the change in the portfolio's value in response to a change in market interest rates. As a matter of investment policy, under normal market conditions, the subadvisor limits the average duration of the portfolio relative to that of the Lehman Brothers Government Bond Index.

[diamond] The subadvisor uses three principal methods to enhance the portfolio's returns:

          o First, the subadvisor tries to extend the portfolio's average duration when it expects interest rates to fall and shorten the duration when it expects interest rates to rise. This method seeks to enhance the returns from favorable interest rate changes and reduce the effect of unfavorable changes.

          o Second, the subadvisor tries to combine individual portfolio securities with different durations to take advantage of relative changes in interest rates. Relative changes in interest rates may occur whenever longer-term interest rates move more, less or in a different direction than shorter-term interest rates.

          o Third, the subadvisor tries to obtain securities issued by agencies and instrumentalities of the U.S. that it expects to provide better returns than U.S. Treasury securities of comparable duration. Through ongoing relative value analysis, the subadvisor generally compares current yield differences of securities to their historical and expected yield differences.

[diamond] The subadvisor's interest rate outlook is the most important factor in selecting the methods used to manage the series' portfolio. The subadvisor formulates its interest rate outlook by analyzing a variety of factors such as:

          o  current and expected U.S. economic growth;
          o  current and expected interest rates and inflation;
          o  the Federal Reserve Board's monetary policy; and
          o  changes in the supply of or demand for U.S. government securities.

[diamond] In selecting individual securities, the subadvisor analyzes how the security should perform in response to expected interest rate changes as compared to other securities of comparable risk.

[diamond] The series invests in U.S. Treasury securities, which are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risks.

[diamond] The series invests in U.S. government agency securities, which are issued or guaranteed by a federal agency or other government-sponsored entity acting under federal authority.

[diamond] The series invests in mortgage-backed securities which represent interest in pools of mortgages.

[diamond] The subadvisor actively manages the series portfolio, seeking the higher relative returns of mortgage-backed securities while attempting to limit the prepayment risk.

[diamond] The subadvisor attempts to manage the Fund's prepayment risk by selecting mortgage-backed securities with characteristics that make prepayments less likely. Characteristics that the subadvisor may consider in selecting securities include the average interest rates of the underlying mortgages, the prior prepayment history of the mortgages and the federal agencies that securitize the mortgages. The subadvisor attempts to assess the relative returns and risks of mortgage-backed securities by analyzing how the timing, amount and division of cash flows from the pool of mortgages underlying the security might change in response to changing economic and market conditions.

[diamond] The series also invests in repurchase agreements for U.S. government securities. Repurchase agreements are collateralized by the same types of securities in which the series invests. The series uses repurchase agreements to invest cash balances.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

28 Phoenix-Federated U.S. Government Bond Series

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Government Securities Investment Risk

[diamond] Mortgage-Backed and Asset-Backed Securities Investment Risk

[diamond] Repurchase Agreement Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing the series. The bar chart shows changes in the series' total return performance during its first full calendar year.(1) The table shows how the series' total returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
    18.75                         2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 7.04% (quarter ended December
   2000) and the lowest return for a quarter was 1.02% (quarter ended June
   2000).

-----------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS
  (FOR THE PERIOD ENDED                      LIFE OF THE
  12/31/00)(2)                     1 YEAR      SERIES(3)
-----------------------------------------------------------
  Phoenix-Federated U.S.           18.75%       16.19%
  Government Bond Series
-----------------------------------------------------------
  Merrill Lynch 10+ Treasury       20.19%        N/A
  Index(4)
-----------------------------------------------------------
  Lehman Brothers Government       13.24%       11.96%
  Bond Index(5)
-----------------------------------------------------------
(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since December 15, 1999.

(4)The Merrill Lynch 10+ Year Treasury Index is an unmanaged index which includes U.S. Treasury securities with maturities greater than 10 years.

(5)The Lehman Brothers Government Bond Index measures government bond market total return performance. The index is unmanaged and not available for direct investment. Previously, the Phoenix-Federated U.S. Government Bond Series has used the Merrill Lynch 10+ Treasury Index as a comparative broad-based securities market index. The series has chosen the Lehman Brothers Government Bond Index because it is more reflective of the mix of securities in which the series invests.

SERIES EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                         0.60%

Distribution [and/or Service] (12b-1) Fees               None

Other Expenses                                          1.92%
                                                        -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(6)              2.52%
                                                        =====

(6)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.25% of the series' average net assets (the "expense cap"). The expense cap may be terminated or increased at any time.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-------------------------------------------------------------
                       1 YEAR   3 YEARS  5 YEARS   10 YEARS
-------------------------------------------------------------
 Phoenix-Federated      $255     $785     $1,340    $2,856
 U.S. Government Bond
 Series
-------------------------------------------------------------

                                Phoenix-Federated U.S. Government Bond Series 29

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Federated Investment Management Company ("Federated") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Federated in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Day-to-day investment decisions for the series are made by Susan M. Nason and Donald T. Ellenberger.

    SUSAN M. NASON has been the portfolio manager of the publicly-sold Federated U.S. Government Bond Fund since 1994. Ms. Nason joined Federated in 1987 and has been a senior portfolio manager and Senior Vice President of Federated since 1997. Ms. Nason has earned the right to use the Chartered Financial Analyst designation and received her M.S.I.A. concentrating in Finance from Carnegie Mellon University.

    DONALD T. ELLENBERGER has been the portfolio manager of the publicly-sold Federated U.S. Government Bond Fund since 1997. Mr. Ellenberger joined Federated in 1996 as a portfolio manager and a Vice President of Federated. From 1986 to 1996, he served as a trader/portfolio manager for Mellon Bank, N.A. Mr. Ellenberger received his M.B.A. in Finance from Stanford University.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                          SIX MONTHS
                                                                             ENDED                       FROM INCEPTION
                                                                            6/30/01      YEAR ENDED       12/15/99 TO
                                                                          (UNAUDITED)     12/31/00         12/31/99
                                                                          -----------     --------         --------

Net asset value, beginning of period.....................................   $11.08        $ 9.83           $10.00
INCOME FROM INVESTMENT OPERATIONS                                             0.28
  Net investment income (loss)...........................................                   0.56             0.03
  Net realized and unrealized gain (loss)................................    (0.30)         1.24            (0.17)
                                                                             -----          ----            -----
    TOTAL FROM INVESTMENT OPERATIONS.....................................    (0.02)         1.80            (0.14)
                                                                             -----          ----            -----
LESS DISTRIBUTIONS
  Dividends from net investment income...................................    (0.26)        (0.55)           (0.03)
                                                                             -----         -----            -----
    TOTAL DISTRIBUTIONS..................................................    (0.26)        (0.55)           (0.03)
                                                                             -----         -----            -----
CHANGE IN NET ASSET VALUE................................................    (0.28)         1.25            (0.17)
                                                                             -----          ----            -----
NET ASSET VALUE, END OF PERIOD...........................................   $10.80        $11.08           $ 9.83
                                                                            ======        ======           ======

Total Return.............................................................    (0.23)%(2)    18.75%           (1.47)%(2)
RATIOS/SUPPLEMENTAL DATA:                                                  $14,732
  Net assets, end of period (thousands)..................................                $11,512           $5,076
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)..................................................     0.78%(1)      0.75%            0.75%(1)
  Net investment income..................................................     5.38%(1)      5.97%            6.61%(1)
Portfolio turnover rate..................................................       39%(2)         1 %              0%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.45%, 2.52% and 8.21% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.

30 Phoenix-Federated U.S. Government Bond Series

PHOENIX-GOODWIN MONEY MARKET SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    As high a level of current income as is consistent with the preservation of capital and maintenance of liquidity.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series seeks to maintain a stable $10.00 per share price.

[diamond] The series will invest in a diversified portfolio of high quality money market instruments with weighted average maturities of 397 days or less. The average maturity of the series' portfolio securities, based on their dollar value, will not exceed 90 days.

[diamond] At least 95% of the series' total assets will be invested in securities in the highest short-term rating category. Generally, investments will be limited to securities in the two highest short-term rating categories.

[diamond] The series may invest more than 25% of its assets in the domestic banking industry.

[diamond] The advisor will seek a high level of return relative to the market by selecting securities for the series' portfolio in anticipation of, or in response to, changing economic conditions and money market conditions and trends.

[diamond] The series may forego purchasing securities with the highest available yield due to considerations of liquidity and safety of principal.

[diamond] The series will invest exclusively in the following instruments:

          o Obligations issued or guaranteed by the U.S. government, its agencies, authorities and instrumentalities, including U.S. Treasury obligations and securities issued by:

            - the Government National Mortgage Association ("GNMA"),
            - the Federal Home Loan Mortgage Corporation ("FHLMC"),
            - the Federal National Mortgage Association ("FNMA"),
            - Student Loan Marketing Association ("SLMA"),
            - other federal agencies;

          o Obligations issued by banks and savings and loan associations, including dollar-denominated obligations of foreign branches of U.S. banks and U.S. branches of foreign banks, including certificates of deposits and bankers acceptances;

          o Dollar-denominated obligations guaranteed by banks or savings and loan associations;

          o Federally insured obligations of other banks or savings and loan associations;

          o Commercial paper;
          o Short-term corporate obligations; and

          o Repurchase agreements.

[diamond] The advisor will buy, sell and trade securities in anticipation of, or in response to, changing economic and money market conditions and trends. This, and the short-term nature of money market instruments, may result in a high portfolio turnover rate. Higher portfolio turnover rates may increase costs to the series, affecting series performance.

PRINCIPAL RISKS
    Although the series seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the series. An investment in the series is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The series' focus is to optimize current income. The advisor intends to select investments that provide higher returns relative to overall money market investment returns while preserving capital and maintaining liquidity. If the advisor misjudges the return potential of the series' investments, the series' returns may be lower than prevailing returns, and the series' income available for distribution to shareholders may be less. Similarly, if the advisor misjudges the ability of the issuer of a portfolio security to make scheduled interest or other income payments to the series, the series' income available for distribution to shareholders may decrease. Neither the series nor the advisor can assure you that a particular level of income will be consistently achieved.

    The advisor intends to select investments that optimize the series' yield while preserving capital and maintaining liquidity. Because market conditions and interest rates determine portfolio security yields, neither the series nor the advisor can assure you that the series' yield will remain constant or that a particular level of income will be achieved.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk
[diamond] Government Securities Investment Risk
[diamond] Repurchase Agreement Investment Risk
[diamond] Portfolio Turnover Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

                                          Phoenix-Goodwin Money Market Series 31

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over a 10-year period.(1) The table shows how the series' average annual returns compare to those of a broad-based money market performance index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
     5.98                         1991
     3.58                         1992
     2.87                         1993
     3.83                         1994
     5.72                         1995
     4.98                         1996
     4.99                         1997
     5.09                         1998
     4.82                         1999
     6.03                         2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the 10-year period shown in the chart, the highest return for a quarter was 1.66% (quarter ended March 1991) and the lowest return for a quarter was .69% (quarter ended September 1993).

    The series' 7-day yield on December 31, 2000 was 6.14%.

-----------------------------------------------------------
  AVERAGE ANNUAL
  TOTAL RETURNS
  (FOR THE PERIOD
  ENDED 12/31/00)(2)        1 YEAR    5 YEARS    10 YEARS
-----------------------------------------------------------

  Phoenix-Goodwin
  Money Market Series     6.03%      5.24%       4.82%

-----------------------------------------------------------

  Lipper Money Market     5.95%      5.18%       4.71%
  Fund(3)
-----------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)The Lipper Money Market Fund is comprised of the weighted average of the top 30 Money Market funds which includes net dividends reinvested.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                        0.40%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses                                         0.18%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(4)             0.58%
                                                       =====

(4)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.55% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                       1 YEAR    3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------

  Phoenix-Goodwin       $59       $186       $324      $726
  Money Market Series

---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

32 Phoenix-Goodwin Money Market Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                               SIX MONTHS
                                                  ENDED                           YEAR ENDED DECEMBER 31,
                                                 6/30/01                          -----------------------
                                               (UNAUDITED)        2000          1999       1998          1997        1996
                                               -----------        ----          ----       ----          ----        ----

Net asset value, beginning of period.........    $10.00         $10.00        $10.00       $10.00      $10.00       $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)...............      0.24           0.59          0.47         0.50        0.50         0.50
                                                 ------          -----         -----        -----       -----        -----
   TOTAL FROM INVESTMENT OPERATIONS..........      0.24           0.59          0.47         0.50        0.50         0.50
                                                 ------          -----         -----        -----       -----        -----
LESS DISTRIBUTIONS
  Dividends from net investment income.......     (0.24)         (0.59)        (0.47)       (0.50)      (0.50)       (0.50)
                                                 ------          -----         -----        -----       -----        -----
   TOTAL DISTRIBUTIONS.......................     (0.24)         (0.59)        (0.47)       (0.50)      (0.50)       (0.50)
                                                 ------          -----         -----        -----       -----        -----
NET ASSET VALUE, END OF PERIOD...............    $10.00         $10.00        $10.00       $10.00      $10.00       $10.00
                                                 ======         ======        ======       ======      ======       ======

Total Return.................................      2.43%(3)       6.03%         4.82%        5.09%       4.99%        4.98%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)......  $206,446       $179,968      $235,584    $196,811     $126,607     $131,361
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(1)......................      0.55%(2,4)     0.55%         0.55%        0.55%       0.55%        0.55%
  Net investment income......................      4.87%(2)       5.83%         4.73%        4.99%       5.07%        4.89%

(1)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 0.57%, 0.58% and 0.57% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.
(2)Annualized.
(3)Not annualized.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                          Phoenix-Goodwin Money Market Series 33

PHOENIX-GOODWIN MULTI-SECTOR FIXED INCOME SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term total return by investing in a diversified portfolio mixture of high yield (high risk) and high quality fixed income securities.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests primarily in a portfolio of fixed income securities. Under normal circumstances, the series will invest at least 65% of its total assets in various sectors of the fixed income securities market.

[diamond] The advisor will invest in any of several sectors of the fixed income securities market:
          o high yield (high risk) fixed income securities (sometimes referred to as "junk bonds");
          o high quality fixed income securities;
          o preferred stock;
          o convertible securities;
          o U.S. and foreign debt obligations;
          o certificates of deposit;
          o commercial paper;
          o bankers' acceptances; and
          o government obligations issued or guaranteed by federal, state or municipal governments or their agencies or instrumentalities.

[diamond] Securities are selected using a sector rotation approach. The advisor seeks to adjust the proportion of series investments in the sectors described above and the selections within sectors to obtain higher relative returns. Sectors are analyzed by the advisor for attractive values. Securities within sectors are selected based on general economic and financial conditions, and the issuer's business, management, cash, assets, earnings and stability. Securities selected for investment are those that the advisor believes offer the best potential for total return based on risk-to-reward tradeoff.

[diamond] The series generally will be invested in each market sector, but may also invest any amount of its assets (except for the junk bond and foreign debt limits shown below) in any one sector and may choose not to invest in certain sectors.

[diamond] The series may invest up to 35% of its total assets in high yield
          (high risk) corporate fixed income securities.

[diamond] The series may invest up to 50% of its net assets in debt obligations of foreign (non-U.S.) issuers. Issuers may be in established and emerging market countries.

[diamond] The advisor seeks to match the average duration and maturity of the series' portfolio to those of the Lehman Brothers Aggregate Bond Index.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Junk Bond Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows the changes in the series' performance from year to year over a 10-year period.(1) The table shows how the series' average annual returns compare to those of a broad-based market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)           CALENDAR YEAR
     19.41                      1991
     10.03                      1992
     15.90                      1993
     -5.47                      1994
     23.54                      1995
     12.42                      1996
     10.93                      1997
     -4.02                      1998
      5.46                      1999
      6.47                      2000

(1)The series' annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the 10-year period shown in the chart, the highest return for a quarter was 8.89% (quarter ended June
   1995) and the lowest return for a quarter was -8.25% (quarter ended September
   1998).

------------------------------------------------------------
  AVERAGE ANNUAL
  TOTAL RETURNS
  (FOR THE PERIOD
  ENDED 12/31/00)(2)     1 YEAR      5 YEARS    10 YEARS
------------------------------------------------------------

 Phoenix-Goodwin
 Multi-Sector Fixed       6.47%       6.09%       9.10%
 Income Series

------------------------------------------------------------

 Lehman Brothers         11.63%       6.46%       7.96%
 Aggregate Bond Index(4)

------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since December 31, 1982.

(4)The Lehman Brothers Aggregate Bond Index is an unmanaged, commonly used measure of bond performance which includes net dividends reinvested. The index is not available for direct investment.

34 Phoenix-Goodwin Multi-Sector Fixed Income Series

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE DEDUCTED
FROM THE SERIES' ASSETS)
                                                         0.50%
Management Fees

Distribution [and/or Service] (12b-1) Fees                None

Other Operating Expenses                                 0.19%
                                                         -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)               0.69%
                                                         =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.65% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                         1 YEAR   3 YEARS  5 YEARS  10 YEARS
---------------------------------------------------------------

 Phoenix-Goodwin
 Multi-Sector Fixed        $70     $221     $384      $859
 Income Series

---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT

    DAVID L. ALBRYCHT is a Managing Director with PIC and is the portfolio manager for the series. Mr. Albrycht joined PIC in 1981 and has been a portfolio manager in the firm's Fixed Income Group since 1993. He is currently responsible for the day-to-day management of the retail multi-sector portfolios.

    Prior to his current position, Mr. Albrycht was the Director of Credit Research at PIC. He held various other management positions with Phoenix from 1981 through 1990. He has 16 years of investment management experience.

    Mr. Albrycht holds a B.S. from Central Connecticut State University (cum laude) and an M.B.A. from the University of Connecticut, and has earned the right to use the Chartered Financial Analyst designation.

                             Phoenix-Goodwin Multi-Sector Fixed Income Series 35

FINANCIAL HIGHLIGHTS

    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                   SIX MONTHS
                                                     ENDED                         YEAR ENDED DECEMBER 31,
                                                    6/30/01                        -----------------------
                                                  (UNAUDITED)    2000         1999         1998         1997         1996
                                                  -----------    ----         ----         ----         ----         ----

Net asset value, beginning of period..............   $ 8.75      $ 8.92     $ 9.18        $10.38       $10.34       $10.22
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)....................     0.36        0.75       0.73          0.77         0.75         0.79
  Net realized and unrealized gain (loss).........    (0.13)      (0.19)     (0.24)        (1.17)        0.34         0.43
                                                      -----       -----      -----         -----         ----         ----
    TOTAL FROM INVESTMENT OPERATIONS..............     0.23        0.56       0.49         (0.40)        1.09         1.22
                                                       ----        ----       ----         -----         ----         ----
LESS DISTRIBUTIONS
  Dividends from net investment income............    (0.32)      (0.73)     (0.75)        (0.74)       (0.77)       (0.78)
  Dividends from net realized gains...............       --          --         --         (0.06)       (0.28)       (0.32)
                                                      -----       -----      -----         -----        -----        -----
   TOTAL DISTRIBUTIONS............................    (0.32)      (0.73)     (0.75)        (0.80)       (1.05)       (1.10)
                                                      -----       -----      -----         -----        -----        -----
CHANGE IN NET ASSET VALUE.........................    (0.09)      (0.17)     (0.26)        (1.20)        0.04         0.12
                                                      -----       -----      -----         -----        -----         ----
NET ASSET VALUE, END OF PERIOD....................   $ 8.66      $ 8.75     $ 8.92        $ 9.18       $10.38       $10.34
                                                     ======      ======     ======        ======       ======       ======

Total Return......................................     2.65%(3)    6.47%      5.46%        (4.02)%      10.93%       12.42%
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands)........... $165,97(5)  $160,101   $172,836      $187,363     $191,627     $145,044
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(1)...........................     0.65%(2,4)  0.65%      0.65%         0.64%        0.65%        0.65%
  Net investment income...........................     8.26%(2)    8.45%      7.79%         7.61%        7.25%        7.80%
Portfolio turnover rate...........................      111%(3)     148%       125%          160%         151%         191%

(1)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 0.71%, 0.69%,0.71%, 0.66%, and 0.67% for the periods ended June 30, 2001, December 31, 2000, 1999, 1997 and 1996, respectively.
(2)Annualized.
(3)Not Annualized.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

36 Phoenix-Goodwin Multi-Sector Fixed Income Series

PHOENIX-HOLLISTER VALUE EQUITY SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital appreciation. The series has a secondary investment objective to seek current income.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest primarily in common stocks. Under normal circumstances the series will invest at least 65% of its total assets in common stocks.

[diamond] The series invests in a diversified portfolio of securities of primarily domestic (U.S.) companies. Generally, the series will invest in securities traded on the New York Stock Exchange, the American Stock Exchange and in over-the-counter markets.

[diamond] The series is designed to invest in common stocks that meet the advisor's quantitative standards that indicate above average financial soundness and intrinsic value relative to price.

[diamond] The series' advisor uses a quantitative value strategy that chooses stocks that meet certain investment criteria relating to price, dividend yield, and the going concern value and debt levels of the issuers. For the few hundred of the approximately 2,500 companies that meet one or more of the advisor's criteria for selection, the advisor projects growth in earnings and dividends, earnings momentum and relative undervaluation based on a dividend discount model. From this analysis, the advisor develops target prices and value ranges, and purchases the top-rated securities. While the advisor's strategy tends to concentrate its investment selections in larger issues, the series may invest in securities of issuers of any size.

[diamond] With certain exceptions the advisor sells when a stock's target price is reached, the issuer or its industry suffer negative changes, or there is a change in the investment criteria that prompted the initial purchase. The advisor may choose to continue to hold a security that it believes is suitable for the series' objectives even if it no longer meets these criteria.

[diamond] The series may invest up to 30% of its assets in securities of foreign issuers.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Value Investing Risk
[diamond] Foreign Investment Risk
          o Foreign Currency Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series. (1)The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
      24.33                       1999
      32.16                       2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 23.63% (quarter ended December 1999) and the lowest return for a quarter was -6.36% (quarter ended June 2000).

------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                    LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)    1 YEAR  THE SERIES(3)
------------------------------------------------------------

  Phoenix-Hollister Value Equity        32.16%    23.53%
  Series

------------------------------------------------------------

  S&P 500 Index(4)                      -9.19%     9.97%

------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since March 2, 1998.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

                                        Phoenix-Hollister Value Equity Series 37

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

  Management Fees                                      0.70%

  Distribution [and/or Service] (12b-1) Fees            None

  Other Expenses                                       0.63%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)             1.33%
                                                       =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.85% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------------------------
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------

  Phoenix-Hollister     $135      $421      $729     $1,601
  Value Equity Series

--------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Christian C. Bertelsen is the senior portfolio manager and John LaForge, II is a portfolio manager of the series.

    CHRISTIAN C. BERTELSEN joined PIC in July 1997. Previously, from 1996 to July 1997, Mr. Bertelsen was employed by Dreman Value Advisors where he served as Chief Investment Officer and portfolio manager of the Kemper-Dreman Contrarian and Small Cap Value Funds. From 1993 to 1996, Mr. Bertelsen was a Senior Vice President of Eagle Asset Management where he managed private and institutional assets, as well as the Heritage Value Equity Fund.

    JOHN LAFORGE, II joined PIC in September 1997. Mr. LaForge's previous investment experience includes portfolio management, syndicate, and sales positions with Raymond James & Associates, Inc. in St. Petersburg, Florida, from 1993 to 1997.

38 Phoenix-Hollister Value Equity Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                SIX MONTHS                                           FROM
                                                   ENDED            YEAR ENDED DECEMBER 31,        INCEPTION
                                                  6/30/01           -----------------------        3/2/98 TO
                                               (UNAUDITED)            2000            1999          12/31/98
                                               -----------            ----            ----          --------
Net asset value, beginning of period.........    $15.34             $12.91            $11.03          $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)...............      0.05               0.07              0.04            0.05
  Net realized and unrealized gain (loss)....     (1.60)              3.98              2.63            1.03
                                                  -----               ----             -----            ----
    TOTAL FROM INVESTMENT OPERATIONS.........     (1.55)              4.05              2.67            1.08
                                                  -----               ----             -----            ----
LESS DISTRIBUTIONS
  Dividends from net investment income.......     (0.02)             (0.08)            (0.04)          (0.05)
  Dividends from net realized gains..........     (0.09)             (1.54)            (0.75)             --
                                                  -----              -----             -----           -----
    TOTAL DISTRIBUTIONS......................     (0.11)             (1.62)            (0.79)          (0.05)
                                                  -----              -----             -----           -----
CHANGE IN NET ASSET VALUE....................     (1.66)              2.43              1.88            1.03
                                                  -----               ----             -----            ----
NET ASSET VALUE, END OF PERIOD...............    $13.68             $15.34            $12.91          $11.03
                                                 ======             ======            ======          ======

Total Return.................................    (10.13)%(2)         32.16%            24.33%          10.79%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)......   $70,838            $45,461           $17,470          $9,533
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)......................      0.85%(1,4)         0.85%             0.85%           0.85%(1)
  Net investment income......................      0.93%(1)           0.79%             0.41%           0.85%(1)
Portfolio turnover rate......................       139%(2)            166%              168%             77%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.01%, 1.33%, 2.03% and 2.46% for the periods ended June 30, 2001, December 31, 2000, 1999 and 1998, respectively.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                        Phoenix-Hollister Value Equity Series 39

PHOENIX-J.P. MORGAN RESEARCH ENHANCED INDEX SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    High total return by investing in a broadly diversified portfolio of equity securities of large and medium capitalization companies within the market sectors found in the S&P 500.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] Under normal conditions, the series will invest at least 80% of its total assets in common stocks and other equity securities.

[diamond] The series invests in a diversified portfolio of securities of large and medium capitalization companies within the market sectors reflected in the S&P 500. The S&P 500 is a market weighted compilation of 500 common stocks selected on a statistical basis by Standard & Poor's Corporation. The S&P 500 is typically composed of issues in the following sectors: industrial, financial, public utilities, and transportation.

[diamond] The subadvisor will evaluate each of the economic sectors represented in the S&P 500. The series will invest in securities that the subadvisor believes to be undervalued and which offer growth potential and an overall volatility of return similar to that of the S&P 500.

[diamond] The subadvisor will seek to reduce the series' volatility relative to the S&P 500 by attempting to generally match the series' equities holdings to various risk characteristics of the S&P 500 such as market capitalization, weightings and diversification. The subadvisor then uses fundamental analysis and systematic stock valuation to exclude stocks within economic sectors which appear to be extremely overvalued.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

    CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance from year to year over the life of the series.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
     31.68                        1998
     18.86                        1999
    -11.47                        2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 22.09% (quarter ended December 1998) and the lowest return for a quarter was -9.67% (quarter ended September 1998).

-------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                    LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)    1 YEAR  THE SERIES(3)
-------------------------------------------------------------

  Phoenix-J.P. Morgan Research          -11.47%     11.67%
  Enhanced Index Series

-------------------------------------------------------------

  S&P 500 Index(4)                      -9.19%      12.36%

-------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since July 15, 1997.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                         0.45%

Distribution [and/or Service] (12b-1) Fees               None

Other Expenses                                          0.24%
                                                        -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)              0.69%
                                                        =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.10% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.55% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.15%.

40 Phoenix-J.P. Morgan Research Enhanced Index Series

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------------------------
                       1 YEAR   3 YEARS   5 YEARS   10 YEARS
--------------------------------------------------------------

  Phoenix-J.P.
  Morgan Research       $70       $221      $384      $859
  Enhanced Index
  Series

--------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. J.P. Morgan Investment Management Inc. ("J.P. Morgan") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and J.P. Morgan in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Timothy Devlin, Nanette Buziak and Bernard Kroll are co-portfolio managers of the series.

    TIMOTHY DEVLIN has served as a Vice President of J.P. Morgan since July 1996 and is a member of the U.S. Structured Equity Group, where he has the dual responsibilities of client servicing and portfolio management. From 1987 to 1996, he served as First Vice President of Mitchell Hutchins, where he managed risk controlled equity portfolios including index, enhanced index and market neutral strategies.

    NANETTE BUZIAK is a Vice President of J.P. Morgan and is a portfolio manager in the U.S. Structured Equity Group, where she has the responsibility for the daily implementation and maintenance of structured equity portfolios. Prior to joining J.P. Morgan in 1997, Ms. Buziak was an index arbitrage trader and convertible bond portfolio manager at First Marathon America, Inc.

    BERNARD KROLL is a Managing Director and portfolio manager in the Structured Equity Group of J.P. Morgan. Prior to joining J.P. Morgan in August 1996,
Mr. Kroll was an equity derivatives specialist at Goldman, Sachs & Co., founded his own options broker-dealer and managed several derivatives businesses at Kidder, Peabody & Co.

                           Phoenix-J.P. Morgan Research Enhanced Index Series 41

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.


                                                                     SIX MONTHS                                         FROM
                                                                        ENDED        YEAR ENDED DECEMBER 31,         INCEPTION
                                                                       6/30/01       -----------------------        7/15/97 TO
                                                                     (UNAUDITED)    2000       1999        1998       12/31/97
                                                                     -----------    ----       ----        ----       --------

Net asset value, beginning of period...............................     $12.44     $14.64     $13.08       $10.49      $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss).....................................       0.04       0.11       0.12         0.12        0.05
  Net realized and unrealized gain (loss)..........................      (0.81)     (1.75)      2.33         3.19        0.54
                                                                         -----      -----      -----        -----       -----
    TOTAL FROM INVESTMENT OPERATIONS...............................      (0.77)     (1.64)      2.45         3.31        0.59
                                                                         -----      -----      -----        -----       -----
LESS DISTRIBUTIONS
  Dividends from net investment income.............................      (0.03)     (0.11)    (0.12)        (0.12)      (0.05)
  Dividends from net realized gains................................      (0.07)     (0.45)    (0.77)        (0.60)      (0.05)
  In excess of net realized gains..................................         --         --(4)     --            --          --
                                                                         -----      -----     -----         -----         ---
    TOTAL DISTRIBUTIONS............................................      (0.10)     (0.56)    (0.89)        (0.72)      (0.10)
                                                                         -----      -----      -----        -----        -----
CHANGE IN NET ASSET VALUE..........................................      (0.87)     (2.20)     1.56          2.59         0.49
                                                                         -----      -----      ----         -----        -----
NET ASSET VALUE, END OF PERIOD.....................................     $11.57     $12.44    $14.64        $13.08       $10.49
                                                                        ======     ======    ======        ======       ======

Total Return.......................................................      (6.17)%(3)(11.47)%   18.86%        31.68%       5.83(3)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)............................   $110,976   $115,625   131,860       $69,522     $30,851
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(2)..............................................     0.55%(1,5) 0.55%     0.55%         0.55%       0.55%(1)
  Net investment income............................................       0.73(1)    0.80%     0.95%         1.08%       1.46%(1)
Portfolio turnover rate...........................................          21%(3)     63%       45%           45%          9%(3)

(1)Annualized.
(2)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 0.71%, 0.69%, 0.75%, 0.82% and 1.05% for the periods ended June 30, 2001, December 31, 2000, 1999, 1998 and 1997, respectively.
(3)Not annualized.
(4)Amount is less than $0.01.
(5)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

42 Phoenix-J.P. Morgan Research Enhanced Index Series

PHOENIX-JANUS CORE EQUITY SERIES
--------------------------------------------------------------------------------
(formerly, "Phoenix-Janus Equity Income Series")

INVESTMENT OBJECTIVE
Long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] Normally, the series invests at least 80% of its assets in equity securities selected for their growth potential. Eligible securities include domestic and foreign common stocks; preferred stocks; securities convertible into common stocks or preferred stocks such as convertible preferred stocks, bonds and debentures; and other securities with equity characteristics.

[diamond] The series may invest substantially all of its assets in common stocks if the subadvisor believes that common stocks will appreciate in value. The subadvisor generally takes a "bottom up" approach to selecting companies. This means that the subadvisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large. The subadvisor makes this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria.

[diamond] The subadvisor seeks companies that meet its selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the series may invest and the series may at times have significant foreign exposure.

[diamond] The series may invest in "special situations." A special situation arises when the subadvisor believes that the securities of an issuer will be recognized and appreciate in value due to a specific development with respect to that issuer. Special situations may include significant changes in a company's allocation of its existing capital, a restructuring of assets, or a redirection of free cash flows.

[diamond] The series may also invest to a lesser degree in other types of securities, including:

          o  debt securities;
          o  indexed/structured securities;
          o high-yield/high-risk bonds ("junk bonds") (less than 20% of the series' assets); and
          o short sales (no more than 8% of the series' assets may be invested in "naked" short sales.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Foreign Investment Risk
          o  Emerging Market Investment Risk
          o  Foreign Currency Risk

[diamond] Junk Bond Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance during its first full calendar year.(1) The table below shows how the series' average annual total returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
    -6.13                         2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 6.94% (quarter ended March
   2000) and the lowest return for a quarter was -5.81% (quarter ended June
   2000). The series' average annual return in this chart reflects performance of the series when the series was named the Phoenix-Janus Equity Income Series and its investment objective was current income and long-term growth of capital.

                                             Phoenix-Janus Core Equity Series 43

---------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (FOR                    LIFE OF
THE PERIOD ENDED 12/31/00)(2)              1 YEAR  THE SERIES(3)
---------------------------------------------------------------

 Phoenix-Janus Core Equity Series(4)       -6.13%     -0.60%

---------------------------------------------------------------

 S&P 500 Index(5)                          -9.19%     -5.34%

---------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since December 15, 1999.

(4)The series' average annual returns in this table reflect performance of the series when the series was named the Phoenix-Janus Equity Income Series and its investment objective was current income and long-term growth of capital.

(5)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                   0.85%

Distribution [and/or Service] (12b-1) Fees        None

Other Expenses                                    1.69%
                                                  -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(7)        2.54%
                                                  =====

(7)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.00% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                            1 YEAR 3 YEARS  5 YEARS  10 YEARS
--------------------------------------------------------------
  Phoenix-Janus Core         $257    $791   $1,350    $2,875
  Equity Series
---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Janus Capital Corporation ("Janus") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Janus in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    KAREN L. REIDY is the portfolio manager of the series. Ms. Reidy is an Executive Vice President and portfolio manager of Janus Balanced Fund and Janus Core Equity Fund (formerly, "Janus Equity Income Fund"), a retail fund with similar objectives and strategies as the series. Ms. Reidy joined Janus in 1995 as a research analyst. She holds an undergraduate degree in Accounting from the University of Colorado and has earned the right to use the Chartered Financial Analyst designation.

44 Phoenix-Janus Core Equity Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                             SIX MONTHS                    FROM INCEPTION
                                                                           ENDED 6/30/01   YEAR ENDED       12/15/99 TO
                                                                            (UNAUDITED)      12/31/00         12/31/99
                                                                          --------------   -----------     ----------------
Net asset value, beginning of period.......................................    $9.88          $10.59         $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss).............................................     0.03            0.06           0.01
  Net realized and unrealized gain (loss)..................................    (0.64)          (0.71)          0.58
                                                                              ------          ------          -----
    TOTAL FROM INVESTMENT OPERATIONS.......................................    (0.61)          (0.65)          0.59
                                                                              ------          ------          -----
LESS DISTRIBUTIONS
  Dividends from net investment income.....................................       --           (0.06)            --
  Dividends from net realized income.......................................       --              --(4)          --
                                                                              ------           -----          -----
  In excess of net investment income.......................................       --              --(4)          --
    TOTAL DISTRIBUTIONS.....................................................      --           (0.06)            --
                                                                                ----          ------            ---
CHANGE IN NET ASSET VALUE...................................................    (0.61)         (0.71)          0.59
                                                                               ------        -------          -----
NET ASSET VALUE, END OF PERIOD..............................................    $9.27         $ 9.88         $10.59
                                                                                =====         ======         ======
Total Return................................................................    (6.17)%(2)     (6.13)%(2)      5.86%(2)
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (thousands)....................................      $19,410       $14,828         $2,304
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3).....................................................     1.00%(1,5)     1.00%          1.00%(1)
  Net investment income.....................................................     0.82%(1)       0.82%          1.89%(1)
Portfolio turnover rate.....................................................       50%(2)        107%            11%(2)


(1)Annualized.
(2)Not annualized.
(3)If the investment adviser had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.71%, 2.54% and 18.81% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.
(4)Amount is less than $0.01.
(5)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                             Phoenix-Janus Core Equity Series 45

PHOENIX-JANUS FLEXIBLE INCOME SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Maximum total return, consistent with preservation of capital.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests primarily in a wide variety of income producing securities, such as corporate bonds and notes, government securities, and preferred stock.

[diamond] The series will invest at least 80% of its assets in income producing securities.

[diamond] The series may own an unlimited amount of high-yield (high-risk) fixed income securities ("junk bonds"), and these securities may be a significant portion of the total portfolio.

[diamond] In addition to considering economic factors such as the effect of interest rates on the series' investments, the subadvisor applies a "bottom up" approach in choosing investments. In other words, the subadvisor looks mostly for income-producing securities that meet its investment criteria one at a time. If the subadvisor is unable to find such investments, much of the series' assets may be in cash or similar investments.

[diamond] This series generates total return from a combination of current income and capital appreciation, but income is usually the dominant portion.

[diamond] The series may also invest to a lesser degree in other types of securities, such as:

          o common stocks;
          o mortgage- and asset-backed securities; and
          o zero coupon, pay-in-kind and step coupon securities.

[diamond] The series may invest in foreign equity and debt securities. The series may invest directly in foreign securities denominated in a foreign currency and not publicly traded in the United States, or in depositary receipts or shares, and passive foreign investment companies.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Junk Bond Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance during its first full calendar year.(1) The table below shows how the series' average annual total returns compare to those of a broad-based securities market index for that period. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
     6.43                          2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 3.38% (quarter ended December
   2000) and the lowest return for a quarter was -0.55% (quarter ended June
   2000).

------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                     LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)    1 YEAR  THE SERIES(3)
------------------------------------------------------------

  Phoenix-Janus Flexible Income          6.43%     6.16%
  Series

------------------------------------------------------------

  Lehman Brothers
  Government/Corporate Bond             11.85%    10.73%
  Index(4)

------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since December 15, 1999.

(4)The Lehman Brothers Government/Corporate Bond Index measures government and corporate bond market total-return performance. The index is unmanaged and not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

46 Phoenix-Janus Flexible Income Series

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                         0.80%

Distribution [and/or Service] (12b-1) Fees               None

Other Expenses                                          1.67%
                                                        -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)              2.47%
                                                        =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses (after giving effect to the custodial fee credit described below) exceed 0.15% of the series' average net assets (the "expense cap"). Total series operating expenses after reimbursement were 1.00% for the year ended December 31, 2000. Actual total series operating expenses after reimbursement and custodial fee credit were 0.95% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                      1 YEAR    3 YEARS    5 YEARS   10 YEARS
---------------------------------------------------------------

  Phoenix-Janus
  Flexible Income      $250       $770     $1,316     $2,806
  Series

---------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Janus Capital Corporation ("Janus") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Janus in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    RONALD V. SPEAKER is the portfolio manager of the series. He is an Executive Vice President and manages other Janus funds. He holds a Bachelor of Arts in Finance from the University of Colorado and has earned the right to use the Chartered Financial Analyst designation.

    In January 1997, Mr. Speaker settled an SEC administrative action involving 2 personal trades made by him in January of 1993. Without admitting or denying the allegations, Mr. Speaker agreed to civil money penalty, disgorgement, and interest payments totaling $37,199 and to a 90-day suspension which ended on April 25, 1997.

                                         Phoenix-Janus Flexible Income Series 47

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                 SIX MONTH                           FROM
                                                                                   ENDED                           INCEPTION
                                                                                 6/30/01         YEAR ENDED      12/15/99 TO
                                                                                (UNAUDITED)       12/31/00          12/31/99
                                                                                -----------       --------          --------
Net asset value, beginning of period...........................................      $10.09          $ 9.98           $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss).................................................        0.25            0.53             0.02
  Net realized and unrealized gain (loss)......................................        0.01            0.10            (0.02)
                                                                                     ------            ----            -----
    TOTAL FROM INVESTMENT OPERATIONS...........................................        0.26            0.63               --
                                                                                     ------            ----            -----
LESS DISTRIBUTIONS
  Dividends from net investment income.........................................       (0.20)          (0.52)           (0.02)
                                                                                     ------           -----            -----
    TOTAL DISTRIBUTIONS........................................................       (0.20)          (0.52)           (0.02)
                                                                                     ------           -----            -----
CHANGE IN NET ASSET VALUE......................................................        0.06            0.11            (0.02)
                                                                                     ------            ----            -----
NET ASSET VALUE, END OF PERIOD.................................................      $10.15          $10.09           $ 9.98
                                                                                     ======          ======           ======

Total Return...................................................................        2.60%(2)        6.43%            0.02%(2)
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands)........................................     $18,620         $12,547            $5,232
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses...........................................................        0.95%(1,4,6)    1.00%(4,5)        0.95%(1,3)
  Net investment income........................................................        5.58%(1)        6.63%             4.81%(1)
Portfolio turnover rate........................................................         165%(2)         227%                0%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 8.18% for the period ended December 31, 1999.
(4)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets (including custody credits) would have been 1.60% and 2.47% for the periods ended June 30, 2001 and December 31, 2000, respectively.
(5)For the year ended December 31, 2000, the ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees, if expense offsets were included, the ratio would have been 0.95%.
(6)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

48 Phoenix-Janus Flexible Income Series

PHOENIX-JANUS GROWTH SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term growth of capital in a manner consistent with the preservation of capital.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests primarily in common stocks selected for their growth potential.

[diamond] The series invests primarily in U.S. and foreign equity securities, which may include preferred stocks, common stocks, warrants and securities convertible into common or preferred stocks. The series may also invest to a lesser degree in other types of securities, including:
          o debt securities;
          o indexed/structured securities; and
          o high-yield (high-risk) bonds ("junk bonds") (less than 35% of the series' assets).

[diamond] Although the series can invest in companies of any size, it generally invests in larger, more established companies.

[diamond] The series may invest substantially all of its assets in common stocks if the subadvisor believes that common stocks will appreciate in value. The subadvisor generally takes a "bottom up" approach to selecting companies. In other words, the subadvisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large. The subadvisor makes this assessment by looking at companies one at a time, regardless of size, country of organization, place of principal business activity, or other similar selection criteria. Realization of income is not a significant consideration when choosing investments for the series. Income realized on the series' investments will be incidental to its objectives.

[diamond] The subadvisor seeks companies that meet its selection criteria, regardless of where a company is located. Foreign securities are generally selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. However, certain factors such as expected levels of inflation, government policies influencing business conditions, the outlook for currency relationships, and prospects for economic growth among countries, regions or geographic areas may warrant greater consideration in selecting foreign securities. There are no limitations on the countries in which the series may invest and the series may at times have significant foreign exposure.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Smaller Market Capitalization Risk

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance during its first full calendar year.(1) The table below shows how the series' average annual total returns compare to those of a broad-based securities market index for that period. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
    -11.17                         2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 9.73% (quarter ended March
   2000) and the lowest return for a quarter was -15.99% (quarter ended December
   2000).

-------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                    LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)  1 YEAR    THE SERIES(3)
-------------------------------------------------------------

  Phoenix-Janus Growth Series         -11.17%      -5.59%

-------------------------------------------------------------

  S&P 500 Index(4)                     -9.19%      -5.34%

-------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The return would have been less than those shown if such charges were deducted.

(3)Since December 15, 1999.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs

                                                  Phoenix-Janus Growth Series 49
would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)
                                                        0.85%
Management Fees
Distribution [and/or Service] (12b-1) Fees               None
Other Expenses                                          0.39%
                                                        -----
TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)              1.24%
                                                        =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.00% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                        1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------------------------------------

  Phoenix-Janus          $126      $393      $681     $1,500
  Growth Series

---------------------------------------------------------------

MANAGEMENT OF THE FUNDS

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Janus Capital Corporation ("Janus") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Janus in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    E. MARC PINTO is portfolio manager of the series. He is also the portfolio manager of several portfolios in the large cap growth discipline. He has also served as an assistant portfolio manager of Janus Twenty Fund and Janus Growth and Income Fund. Mr. Pinto has a bachelor's degree in history from Yale University and an M.B.A. from Harvard University, where he graduated with distinction. Mr. Pinto has 16 years of professional investment experience and has earned the right to use the Chartered Financial Analyst designation.

50 Phoenix-Janus Growth Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                        SIX MONTH                    FROM
                                                                                          ENDED                    INCEPTION
                                                                                         6/30/01     YEAR ENDED   12/15/99 TO
                                                                                       (UNAUDITED)    12/31/00     12/31/99
                                                                                       -----------    --------     --------

Net asset value, beginning of period...................................................    $9.41       $10.60        $10.00
INCOME FROM INVESTMENT OPERATIONS

  Net investment income (loss).........................................................    (0.01)        0.01          0.01
  Net realized and unrealized gain (loss)..............................................    (1.08)       (1.19)         0.59
                                                                                           -----        -----         -----
    TOTAL FROM INVESTMENT OPERATIONS...................................................    (1.09)       (1.18)         0.60
                                                                                           -----        -----         -----
LESS DISTRIBUTIONS

  Dividends from net investment income.................................................       --        (0.01)           --
                                                                                             ---        -----          ----
    TOTAL DISTRIBUTIONS................................................................       --        (0.01)           --
                                                                                             ---        -----          ----
CHANGE IN NET ASSET VALUE..............................................................    (1.09)       (1.19)         0.60
                                                                                           -----        -----         -----
NET ASSET VALUE, END OF PERIOD.........................................................    $8.32       $ 9.41        $10.60
                                                                                           =====       ======        ======
Total Return...........................................................................   (11.59)%(2)  (11.17)%        6.00%(2)
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands)................................................  $74,296      $69,508        $3,275
RATIO TO AVERAGE NET ASSETS OF:                                                                          1.00%
  Operating expenses(3)................................................................     1.00%(1,4)                 1.00%(1)
  Net investment income................................................................    (0.26)%(1)    0.15%         1.61%(1)
Portfolio turnover rate................................................................       20%(2)       16%            0%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.25%,1.24% and 17.29% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.
(4)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                                  Phoenix-Janus Growth Series 51

PHOENIX-MFS INVESTORS GROWTH STOCK SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term growth of capital and future income rather than current income.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests, under normal market conditions, at least 80% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities, of companies which the subadvisor believes offer better than average prospects for long-term growth.

[diamond] The subadvisor uses a bottom-up, as opposed to a top-down, investment style in managing the series. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the series' portfolio manager and the subadvisor's large group of equity research analysts.

[diamond] In managing the series, the subadvisor seeks to purchase securities of companies which the subadvisor considers well-run and poised for growth. The subadvisor looks particularly for companies which demonstrate:

          o a strong franchise, strong cash flows and a recurring revenue stream;
          o a strong industry position, with potential for high profit margins and substantial barriers to new entry in the industry;
          o a strong management with a clearly defined strategy; and
          o new products or services.

[diamond] The series may invest up to 35% of its assets in foreign securities through which it may have exposure to foreign currencies.

PRINCIPAL RISKS OF AN INVESTMENT
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Growth Stock Investment Risk

[diamond] Foreign Investment Risk
          o Foreign Currency Risk

[diamond] Convertible Securities Investment Risk

[diamond] Portfolio Turnover Risk

    Please see "More About Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    Since the series commenced operations on October 29, 2001, there are no performance figures reflecting the series' performance.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                      0.75%
                                                     ----

Distribution [and/or Service] (12b-1) Fees           None

Other Expenses1                                      0.60%
                                                     -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES2             1.35%
                                                     =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.20% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 0.95% for the year ending December 31, 2001. The expense cap may be terminated or increased at any time after December 31, 2001.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-----------------------------------------------------------------
                                           1 YEAR      3 YEARS
-----------------------------------------------------------------

  Phoenix-MFS Investors                      $137        $428
  Growth Stock Series

-----------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. MFS Investment Management ("MFS") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and MFS in the "Management of the Fund" section of this prospectus.

52 Phoenix-MFS Investors Growth Stock Series

PORTFOLIO MANAGEMENT
    STEPHEN PESEK is the portfolio manager of the series. Mr. Pesek, a Senior Vice President of MFS, has been employed in the investment management area of MFS since 1994.

FINANCIAL HIGHLIGHTS
    There are no financial highlights for the series because the series commenced operations on October 29, 2001.

                                    Phoenix-MFS Investors Growth Stock Series 53

PHOENIX-MFS INVESTORS TRUST SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term growth of capital; secondarily to provide reasonable current income.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests, under normal market conditions, at least 65% of its total assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities. These securities may be listed on a securities exchange or traded in the over-the-counter markets.

[diamond] While the series may invest in companies of any size, the series generally focuses on companies with larger market capitalizations that the subadvisor believes have sustainable growth prospects and attractive valuations based on current and expected earnings or cash flow.

[diamond] The series will also seek to generate gross income equal to approximately 90% of the dividend yield on the S&P 500 Index.

[diamond] The subadvisor uses a bottom-up, as opposed to a top-down, investment style in managing the series. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the series' portfolio manager and the subadvisor's large group of equity research analysts.

[diamond] The series may invest up to 20% of its assets in foreign equity securities, through which it may have exposure to foreign currencies.

PRINCIPAL RISKS OF AN INVESTMENT
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Larger Market Capitalization Risk

[diamond] Foreign Investment Risk
          o Foreign Currency Risk

[diamond] Convertible Securities Investment Risk

    Please see "More About Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    Since the series commenced operations on October 29, 2001, there are no performance figures reflecting the series' performance.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

 Management Fees                                     0.75%

 Distribution [and/or Service] (12b-1) Fees           None

 Other Expenses(1)                                   0.79%
                                                     -----

 TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)          1.54%
                                                     =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.20% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 0.95% for the year ending December 31, 2001. The expense cap may be terminated or increased at any time after December 31, 2001.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-----------------------------------------------------------------
                                           1 YEAR     3 YEARS
-----------------------------------------------------------------

  Phoenix-MFS Investors Trust Series       $157        $486

-----------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. MFS Investment Management ("MFS") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and MFS in the "Management of the Fund" section of this prospectus.

54 Phoenix-MFS Investors Trust Series

PORTFOLIO MANAGEMENT
    The series is managed by a committee comprised of various portfolio managers under the general supervision of John D. Laupheimer.

    JOHN D. LAUPHEIMER is a Senior Vice President of MFS and has been employed in the investment management area of MFS since 1981.

FINANCIAL HIGHLIGHTS
    There are no financial highlights for the series because the series commenced operations on October 29, 2001.

                                           Phoenix-MFS Investors Trust Series 55

PHOENIX-MFS VALUE SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVES
    Capital appreciation and reasonable income.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests, under normal market conditions, at least 65% of its total assets in income producing equity securities of companies which the subadvisor believes are undervalued in the market relative to their long term potential. Equity securities include common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts for those securities.

[diamond] While the series may invest in companies of any size, the series generally focuses on undervalued companies with large market capitalizations. The equity securities of these companies may be undervalued because:

          o they are temporarily out of favor in the market due to a decline in the market, poor economic conditions, or developments that have affected or may affect the issuer of the securities or the issuer's industry; or

          o the market has overlooked them.

[diamond] Undervalued equity securities generally have low price-to-book, price-to-sales and/or price-to-earnings ratios.

[diamond] The series seeks to achieve a gross yield that exceeds that of the Russell 1000 Value Index.

[diamond] Equity securities may be listed on a securities exchange or traded in the over-the-counter markets.

[diamond] The subadvisor uses a bottom-up, as opposed to a top-down, investment style in managing the series. This means that securities are selected based upon fundamental analysis (such as an analysis of earnings, cash flows, competitive position and management's abilities) performed by the series' portfolio manager and the subadvisor's large group of equity research analysts.

[diamond] The series may invest up to 35% of its assets in foreign securities through which it may have exposure to foreign currencies.

PRINCIPAL RISKS OF AN INVESTMENT
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Larger Market Capitalization Risk

[diamond] Foreign Investment Risk
          o Foreign Currency Risk

[diamond] Interest Rate Risk (for income-producing equity securities)

[diamond] Over-the-Counter Risk

[diamond] Value Investing Risk

[diamond] Convertible Securities Investment Risk

[diamond] Portfolio Turnover Risk

    Please see "More About Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    Since the series commenced operations on October 29, 2001, there are no performance figures reflecting the series' performance.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                      0.75%

Distribution [and/or Service] (12b-1) Fees           None

Other Expenses(1)                                    0.45%
                                                     -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)           1.20%
                                                     =====

(1)Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.20% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 0.95% for the year ending December 31, 2001. The expense cap may be terminated or increased at any time after December 31, 2001.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------------------------
                                         1 YEAR     3 YEARS
--------------------------------------------------------------

  Phoenix-MFS Value Series                $122       $381

--------------------------------------------------------------

56 Phoenix-MFS Value Series

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. MFS Investment Management ("MFS") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and MFS in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    LISA B. NURME, a Senior Vice President of MFS and portfolio manager for the series, has been employed in the investment management area of MFS since 1987.

FINANCIAL HIGHLIGHTS
    There are no financial highlights for the series because the series commenced operations on October 29, 2001.

                                                     Phoenix-MFS Value Series 57

PHOENIX-MORGAN STANLEY FOCUS EQUITY SERIES
--------------------------------------------------------------------------------
INVESTMENT OBJECTIVE
    Capital appreciation by investing primarily in equity securities.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series seeks to maximize capital appreciation by investing primarily in growth-oriented equity securities of U.S., and to a limited extent, foreign companies that are listed on U.S. exchanges or traded in U.S. markets.

[diamond] The series invests primarily in companies with market capitalizations of $10 billion or more that exhibit the likelihood of strong earnings growth and business momentum.

[diamond] The series normally invests at least 80% of its net assets in a non-diversified portfolio of equity securities. These securities may include common and preferred stocks, depositary receipts, convertibles, rights, warrants, and equity related options and futures. The subadvisor emphasizes individual security selection.

[diamond] The series generally concentrates its holdings in a relatively small number of companies and may invest up to 25% of its assets in a single issuer.

[diamond] The series will limit its use of derivatives for non-hedging purposes to 33-1/3% of its total assets measured by the aggregate notional amount of outstanding derivatives.

[diamond] The subadvisor follows a flexible investment program in looking for companies with above average capital appreciation potential. Fundamental equity research drives the process. The subadvisor focuses on companies with consistent or rising earnings growth records and compelling business strategies. The subadvisor continually and rigorously studies company developments, including business strategy, management focus and financial results, to identify companies with earnings growth and business momentum. In addition, the subadvisor closely monitors analysts' expectations to identify issuers that have the potential for positive earnings surprises versus consensus expectations. Valuation is viewed in the context of prospects for sustainable earnings growth and the potential for positive earnings surprises in relation to consensus expectations. The series considers selling securities of issuers that no longer meet the subadvisor's investment criteria. The subadvisor's concentration in a relatively small number of companies may lead to an emphasis on particular industry sectors.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield and total return, are:

[diamond] Equity Securities Investment Risk

[diamond] Non-Diversification Risk

[diamond] Derivative Investment Risk

[diamond] Foreign Investment Risk

[diamond] Growth Stock Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' total return performance during its first full calendar year.(1) The table shows how the series' average annual total returns compare to those of a broad-based securities market index for that period. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
     -13.16                       2000

(1) The series' average annual returns in this chart do not reflect the deductions of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 10.80% (quarter ended March 2000) and the lowest return for a quarter was -13.87% (quarter ended December 2000).

---------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                     LIFE OF
   (FOR THE PERIOD ENDED 12/31/00)(2)  1 YEAR    THE SERIES(3)
---------------------------------------------------------------

  Phoenix-Morgan Stanley Focus        -13.16%       -7.35%
  Equity Series

---------------------------------------------------------------

  S&P 500 Index(4)                     -9.19%       -5.34%

---------------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since December 15, 1999.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

58 Phoenix-Morgan Stanley Focus Equity Series

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                        0.85%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses(5)                                      2.65%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(6)             3.50%
                                                       =====

(5)Other expenses have been restated to reflect current fees, without reimbursement.

(6)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.00% for the year ending December 31, 2001.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

---------------------------------------------------------------
                      1 YEAR    3 YEARS    5 YEARS   10 YEARS
---------------------------------------------------------------

  Phoenix-Morgan
  Stanley Focus        $352      $1,073    $1,815     $3,771
  Equity Series

---------------------------------------------------------------

MANAGEMENT OF THE FUNDS

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Morgan Stanley Asset Management ("MSAM") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and MSAM in the "Management of the Fund" section of this prospectus..

PORTFOLIO MANAGEMENT
    Philip W. Friedman, William S. Auslander, and Jeffrey Alvino are the portfolio managers to the series. Messrs. Friedman and Auslander have shared primary responsibility for managing the series' assets since its inception. Mr. Alvino has shared primary responsibility for managing the series' assets since February 2001.

    PHILIP W. FRIEDMAN is a Managing Director of MSAM. Prior to joining MSAM in 1997, he was the North American Director of Equity Research at Morgan Stanley
& Co. Incorporated. Mr. Friedman graduated from Rutgers University with a B.A. (Phi Beta Kappa and Summa Cum Laude) in Economics. He also holds a Masters of Management from the J.L. Kellogg School of Management at Northwestern University.

    WILLIAM S. AUSLANDER is an Executive Director of MSAM and joined MSAM in 1995 as an equity analyst. Mr. Auslander graduated from the University of Wisconsin at Madison with a B.A. in Economics and received an M.B.A. from Columbia University.

    JEFFREY ALVINO is an Executive Director of MSAM and joined MSAM in 1995. Mr. Alvino graduated from Lehigh University with a B.S. in Accounting. He has earned the right to use the Chartered Financial Analyst designation and is a Certified Public Accountant.

                                   Phoenix-Morgan Stanley Focus Equity Series 59

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                      SIX MONTHS                       FROM
                                                                                         ENDED                       INCEPTION
                                                                                        6/30/01      YEAR ENDED     12/15/99 TO
                                                                                      (UNAUDITED)     12/31/00        12/31/99
                                                                                      -----------     --------        --------
Net asset value, beginning of period...................................................   $9.22        $10.63          $10.00
INCOME FROM INVESTMENT OPERATIONS                                                         (0.01)
  Net investment income (loss).........................................................                 (0.04)(5)          --
  Net realized and unrealized gain (loss)..............................................   (1.01)        (1.36)           0.63
                                                                                          -----         -----           -----
    TOTAL FROM INVESTMENT OPERATIONS...................................................   (1.02)        (1.40)           0.63
                                                                                          -----         -----           -----
LESS DISTRIBUTIONS:
  Dividends from net investment income.................................................      --            --(4)           --
  Dividends from net realized gains....................................................      --         (0.01)             --
  In excess of net realized gains......................................................      --            --(4)           --
                                                                                          -----          ----           -----
    TOTAL DISTRIBUTIONS................................................................      --         (0.01)             --
                                                                                            ---         -----            ----
CHANGE IN NET ASSET VALUE..............................................................   (1.02)        (1.41)           0.63
                                                                                          -----         -----           -----
NET ASSET VALUE, END OF PERIOD.........................................................  $ 8.20        $ 9.22          $10.63
                                                                                         ======        ======          ======

Total Return...........................................................................  (11.08)%      (13.16)%          6.31%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)...............................................   $8,607        $7,155          $5,402
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)................................................................    1.00%(1)      1.00%           1.00%(1)
  Net investment income (loss).........................................................   (0.27)%(1)    (0.34)%          0.39%(1)
Portfolio turnover rate................................................................      45%(2)        86%              2%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment adviser had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 3.50%, 2.90% and 8.11% for the periods ended June 30, 2001, December 31, 2000 and 1999, respectively.
(4)Amount is less than $0.01.
(5)Computed using average shares outstanding.

60 Phoenix-Morgan Stanley Focus Equity Series

PHOENIX-OAKHURST BALANCED SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Reasonable income, long-term capital growth and conservation of capital.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests in a portfolio of common stocks and fixed income securities.

[diamond] Under normal circumstances, the series will invest at least 65% of its total assets in common stocks and fixed income securities.

[diamond] The series may invest in foreign and domestic companies of all sizes.

[diamond] The series may invest up to 25% of its net assets in securities of foreign (non-U.S.) issuers. The series may invest in a broad range of foreign securities, including equity, debt, convertible securities and foreign government securities. Issuers may be in established market countries and emerging market countries.

[diamond] At least 25% of assets will be invested in fixed income securities that are rated within the four highest rating categories or if unrated will be of comparable quality. Fixed income securities in which the series may invest include: U.S. and foreign government securities, corporate bonds, municipals, and mortgage- and asset-backed securities.

[diamond] Equity securities are selected using a quantitative value approach coupled with fundamental analysis. The 1,500 largest capitalized stocks are ranked based on value and growth criteria, such as price to earnings, sales and cash flow and reported and forecasted earnings per share growth. The advisor seeks a desired balance of risk and return potential, including a targeted yield greater than that of the S&P 500.

[diamond] Fixed income securities are selected using a sector rotation approach.
          The advisor seeks to adjust the proportion of fund investment in various sectors and the selections within sectors to obtain higher relative returns. Sectors are analyzed by the advisor for attractive values. Securities within sectors are selected based on general economic and financial conditions, and the issuer's business, management, cash, assets earnings and stability. Securities selected for investment are those that the advisor believes offer the best potential for total return based on risk-to-reward tradeoff.

[diamond] The amount of series assets which may be invested in common stocks and fixed income securities is not fixed. The advisor may adjust the mix of investments based upon financial market and economic conditions.

[diamond] Up to 35% of the series' assets may be invested in "junk bonds." The actual percentage of junk bonds held in the portfolio will be determined by the advisor. If, in the advisor's opinion, market conditions warrant, the series may increase its holdings of junk bonds subject to the 35% limit.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Junk Bond Investment Risk

[diamond] Mortgage-Backed and Asset-Backed Securities Investment Risk

[diamond] Unrated Securities Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' annual performance from year to year over the life of the series.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
       8.57                       1993
      -2.80                       1994
      23.28                       1995
      10.56                       1996
      17.93                       1997
      19.01                       1998
      11.57                       1999
        .51                       2000

(1) The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 13.56% (quarter ended December 1998) and the lowest return for a quarter was -5.21% (quarter ended September 1998).

                                             Phoenix-Oakhurst Balanced Series 61

---------------------------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS                                    LIFE OF
 (FOR THE PERIOD ENDED 12/31/00(2)          1 YEAR   5 YEARS  THE SERIES(3)
---------------------------------------------------------------------------

 Phoenix-Oakhurst Balanced                  .51%     11.72%     11.06%
 Series

---------------------------------------------------------------------------

 S&P 500 Index(4)                         -9.19%     18.42%     16.76%

---------------------------------------------------------------------------

 Lehman Brothers Aggregate                11.63%      6.46%      7.45%
 Bond Index(5)

---------------------------------------------------------------------------

 Balanced Benchmark(6)                    -1.02%     13.83%     13.16%

---------------------------------------------------------------------------

(2) The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3) Since May 1, 1992.

(4) The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

(5) The Lehman Brothers Aggregate Bond Index is an unmanaged, commonly used measure of bond performance which includes net dividends reinvested. The index is not available for direct investment.

(6) The Balanced Benchmark is a composite index made up of 60% of the S&P 500 Index return and 40% of the Lehman Brothers Aggregate Bond Index return. The index is not available for direct investment and includes net dividends reinvested. The Balanced Benchmark is intended to show the performance of a blend of indexes, each of which reflects one component of the series' strategy.


SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                   0.55%

Distribution [and/or Service] (12b-1) Fees         None

Other Expenses                                    0.15%
                                                  -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES           0.70%
                                                  =====

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------------------------
                        1 YEAR   3 YEARS  5 YEARS   10 YEARS
--------------------------------------------------------------

 Phoenix-Oakhurst        $72      $224     $390       $871
 Balanced Series

--------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment and trading decisions for the series are made by a team of equity professionals and a team of fixed income professionals.

62  Phoenix-Oakhurst Balanced Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                     SIX MONTHS
                                                       ENDED                               YEAR ENDED DECEMBER 31,
                                                      6/30/01                              ----------------------
                                                    (UNAUDITED)         2000           1999         1998        1997         1996
                                                    -----------         ----           ----         ----        ----         ----

Net asset value, beginning of period............     $12.60            $14.44         $13.74       $12.26      $12.06       $12.30
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)..................       0.18              0.41           0.34         0.33        0.38         0.36
  Net realized and unrealized gain (loss).......      (0.17)            (0.33)          1.22         1.94        1.73         0.89
                                                      -----             -----          -----        -----       -----        -----
    TOTAL FROM INVESTMENT OPERATIONS............       0.35              0.08           1.56         2.27        2.11         1.25
                                                       ----              ----          -----        -----       -----        -----
LESS DISTRIBUTIONS
  Dividends from net investment income..........      (0.19)            (0.40)         (0.34)       (0.32)      (0.40)       (0.35)
  Dividends from net realized gains.............      (0.25)            (1.52)         (0.52)       (0.47)      (1.51)       (1.14)
                                                      -----             -----          -----        -----       -----        -----
    TOTAL DISTRIBUTIONS.........................      (0.44)            (1.92)         (0.86)       (0.79)      (1.91)       (1.49)
                                                      -----             -----          -----        -----       -----        -----
CHANGE IN NET ASSET VALUE.......................      (0.09)            (1.84)          0.70         1.48        0.20        (0.24)
                                                      -----             -----          -----        -----       -----        -----
NET ASSET VALUE, END OF PERIOD..................     $12.51            $12.60         $14.44       $13.74      $12.26       $12.06
                                                     ======            ======         ======       ======      ======       ======
Total Return ...................................       2.79%(4)          0.51%         11.57%       19.01%      17.93%       10.56%
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands).........   $251,466          $252,905       $293,915     $280,056    $231,180     $204,285
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses............................      0.70%(1,2,3)       0.70%          0.70%        0.68%       0.71%        0.68%
  Net investment income.........................      2.80%(3)           2.84%          2.43%        2.58%       2.92%        2.93%
Portfolio turnover rate.........................        30%(4)             56%            61%         110%        181%         229%

(1)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 0.72% for the period ended June 30, 2001.
(2)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.
(3)Annualized.
(4)Not annualized.


                                             Phoenix-Oakhurst Balanced Series 63

PHOENIX-OAKHURST GROWTH AND INCOME SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Dividend growth, current income and capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest in equity securities, primarily common stocks.
          Under normal circumstances, the series will invest at least 65% of its total assets in equity securities.

[diamond] The series invests in a diversified portfolio of securities of primarily U.S. companies. The series is designed to invest in equity securities. Under normal circumstances, the series intends to be "fully invested" and will attempt to limit its holdings of cash and short-term investments to not more than 2% of its assets.

[diamond] The series seeks to outperform the S&P 500 in total return and dividend yield. The S&P 500 total return can be negative. When this happens, the series may outperform the S&P 500 but still have a negative return. In that case the value of shares would likely decline rather than increase. The series may also fail to outperform the S&P 500.

[diamond] The advisor uses a quantitative value strategy that selects equity securities primarily from among the 1,500 largest companies traded in the United States based on value criteria such as price to earnings, sales and cash flows and growth criteria such as earnings per share. This strategy emphasizes securities of companies relatively undervalued to the market in general and with improving fundamentals.

[diamond] The series may also invest in other equity securities, including preferred stock, securities that can be converted into common stock or preferred stock and warrants and rights to purchase common stock or preferred stock.

[diamond] The series may invest up to 20% of its total assets in securities of foreign (non-U.S.) issuers. However, under normal circumstances, the series will not invest more than 10% of its total assets in securities of foreign issuers.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    This series intends to be "fully invested" in equity securities. The net asset value of a series that intends to be fully invested in securities will decrease more quickly if the value of such securities decreases as compared to a series that holds larger cash positions.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Foreign Investment Risk
          o Foreign Currency Risk

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk
[diamond] Junk Bond Investment Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
      17.00                       1999
      -6.61                       2000

(1)The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 12.64% (quarter ended December 1999) and the lowest return for a quarter was -6.34% (quarter ended December 2000).

-------------------------------------------------------------
  AVERAGE ANNUAL TOTAL RETURNS                     LIFE OF
  (FOR THE PERIOD ENDED 12/31/00)(2)   1 YEAR   THE SERIES(3)
-------------------------------------------------------------

  Phoenix-Oakhurst Growth and          -6.61%      10.17%
  Income Series

-------------------------------------------------------------

  S&P 500 Index(4)                     -9.19%       9.97%

-------------------------------------------------------------

(2)The series' average annual return in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)Since March 2, 1998.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs


64 Phoenix-Oakhurst Balanced Series
would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                  0.70%

Distribution [and/or Service] (12b-1) Fees        None

Other Expenses                                   0.24%
                                                 -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(5)       0.94%
                                                 =====

(5)The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 0.85% for the year ended December 31, 2000.

   The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-------------------------------------------------------------
                        1 YEAR   3 YEARS  5 YEARS  10 YEARS
-------------------------------------------------------------

 Phoenix-Oakhurst        $96      $300     $520      $1,155
 Growth and Income
 Series

-------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Steven L. Colton is the portfolio manager for and Dong Zhang is a member of the team that manages the series.

    STEVEN L. COLTON is the portfolio manager and is primarily responsible for the day-to-day operation of the series. Mr. Colton joined PIC in June 1997. Previously, Mr. Colton was portfolio manager for the American Century Income & Growth Fund ("ACIGF") from its inception on December 17, 1990 through May 30, 1997.

    DONG ZHANG joined PIC in June 1997. Mr. Zhang also was a member of the portfolio management team for ACIGF from June 1996 through June 4, 1997.

                                    Phoenix-Oakhurst Growth and Income Series 65

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.


                                                                 SIX MONTHS                                    FROM
                                                                   ENDED           YEAR ENDED DECEMBER 31,   INCEPTION
                                                                  6/30/01         -----------------------    3/2/98 TO
                                                                (UNAUDITED)         2000        1999         12/31/98
                                                                -----------         ----        ----         --------

Net asset value, beginning of period............................   $12.52         $13.53        $11.99          $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)..................................     0.04           0.07          0.07            0.05
  Net realized and unrealized gain (loss).......................    (0.37)         (0.96)         1.97            1.99
                                                                   ------          -----         -----           -----
    TOTAL FROM INVESTMENT OPERATIONS............................    (0.33)         (0.89)         2.04            2.04
                                                                    -----          -----         -----           -----
LESS DISTRIBUTIONS                                                  (0.02)
  Dividends from net investment income..........................                   (0.07)        (0.07)          (0.05)
  Dividends from net realized gains.............................    (0.03)         (0.05)        (0.11)             --
                                                                   ------
  In excess of net realized gains...............................       --             --(4)      (0.05)             --
  Tax return of capital.........................................       --             --         (0.27)             --
                                                                    -----          -----         -----           -----
    TOTAL DISTRIBUTIONS.........................................    (0.05)         (0.12)        (0.50)          (0.05)
                                                                    -----          -----         -----           -----
CHANGE IN NET ASSET VALUE.......................................    (0.38)         (1.01)         1.54            1.99
                                                                    -----          -----         -----           -----
NET ASSET VALUE, END OF PERIOD..................................   $12.14         $12.52        $13.53          $11.99
                                                                   ======         ======        ======          ======

Total Return....................................................    (2.69)%(2)     (6.61)%       17.00%          20.45%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)......................... $119,017       $112,489      $101,834         $41,860
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3).........................................     0.85%(1)       0.85%         0.85%           0.85%(1)
  Net investment income.........................................     0.64%(1)       0.54%         0.71%           1.02%(1)
Portfolio turnover rate.........................................       12%(2)         53%           52%             81%(2)

(1)Annualized.
(2)Not annualized.
(3)If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 0.93%, 0.94%, 1.01% and 1.46% for the periods ended June 30, 2001, December 31, 2000, 1999 and 1998, respectively.
(4)Amount is less than $0.01.

66 Phoenix-Oakhurst Growth and Income Series

PHOENIX-OAKHURST STRATEGIC ALLOCATION SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    High total return over an extended period of time consistent with prudent investment risk.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The advisor will allocate investments of the series among three market segments - stock, bond and money market. The types of securities in each of these three market segments in which the series will invest are listed in the Statement of Additional Information.

[diamond] The advisor will adjust the mix of investments among the three market segments to capitalize on perceived variations in potential returns as economic and financial conditions change.

[diamond] The advisor may invest 0-100% in any one market segment.

[diamond] Equity securities are selected based on both quantitative and fundamental factors. Price to earnings, price to sales, cash flow ratios and a company's earnings and revenue growth rates are some of the quantitative criteria considered. The advisor also considers current industry conditions and a company's future growth prospects. The advisor then attempts to construct an equity portfolio that seeks to outperform the S&P 500 Index.

[diamond] Fixed income securities are selected using a sector rotation approach.
          The advisor seeks to adjust the portion of series investment in various sectors and the selections within sectors to obtain higher relative returns. The advisor selects those sectors that it believes offer attractive values. Securities within sectors are selected based on general economic and financial conditions and the issuer's business, management, cash, assets, earnings and stability. Securities selected for investment are those that the advisor believes offer the best potential for total return based on risk-to-reward tradeoff.

[diamond] Investments in the money market segment will be for the purpose of attempting to achieve high current income, the preservation of capital, and liquidity.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The advisor for the series may engage in trading when it believes that the trade, net of transaction costs, will improve interest income of capital appreciation potential, or will lessen capital loss potential. Whether these goals will be achieved through trading depends on the advisor's ability to evaluate particular securities and anticipate relevant market factors, including interest rate trends and variations. Such trading places a premium on the advisor's ability to obtain relevant information, evaluate it properly and take advantage of its evaluations by completing transactions on a favorable basis. If the advisor's evaluations and expectations prove to be incorrect, the series' income or capital appreciation may be reduced and its capital losses may be increased. Portfolio trading involves transaction costs.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk
[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk
[diamond] Derivative Investment Risk
[diamond] Portfolio Turnover Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over a 10-year period.(1) The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN(%)             CALENDAR YEAR
      29.24                       1991
      10.67                       1992
      11.03                       1993
      -1.45                       1994
      18.22                       1995
       9.05                       1996
      20.73                       1997
      20.79                       1998
      11.26                       1999
        .58                       2000

(1)The series' average total returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the 10-year period shown in the chart, the highest return for a quarter was 16.00% (quarter ended December 1998) and the lowest return for a quarter was -5.52% (quarter ended September 1998).

                                 Phoenix-Oakhurst Strategic Allocation Series 67

---------------------------------------------------------
 AVERAGE ANNUAL
 TOTAL RETURNS
 (FOR THE PERIOD
 ENDED 12/31/00)(2)      1 YEAR     5 YEARS     10 YEARS
---------------------------------------------------------

 Phoenix-Oakhurst
 Strategic                .58%      12.22%      12.66%
 Allocation Series

---------------------------------------------------------

 Lipper Analytical
 Services Flexible       -.64%      11.40%      12.05%
 Portfolio Index(3)

---------------------------------------------------------

 S&P 500 Index(4)       -9.19%      18.42%      17.50%

---------------------------------------------------------

 Lehman Brothers
 Aggregate Bond         11.63%       6.46%       7.96%
 Index(5)

---------------------------------------------------------

 Salomon Brothers        5.97%       5.25%       4.86%
 Treasury Bill
 Index(6)

---------------------------------------------------------

 Balanced Benchmark(7)   -.50%      13.12%      13.02%

---------------------------------------------------------

(2)The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3)The Lipper Analytical Services Portfolio Index is an average of the largest mutual funds within the flexible portfolio category and includes net dividends reinvested.

(4)The S&P 500 Index is an unmanaged, commonly used measure of stock total return performance which includes net dividends reinvested. The index is not available for direct investment.

(5)The Lehman Brothers Aggregate Bond Index is an unmanaged, commonly used measure of bond performance. The index is not available for direct investment.

(6)The Salomon Brothers Treasury Bill Index is composed of short-term debt instruments where equal dollar amounts of three-month Treasury bills are purchased at the beginning of each of three consecutive months. As each bill matures, all proceeds are rolled over or reinvested in a new three-month bill. The income used to calculate the monthly return is derived by subtracting the original amount invested from the maturity value. Returns are calculated on a total-return basis with dividends reinvested, as reported by Frank Russell Company. The index is unmanaged and not available for direct investment.

(7)The Balanced Benchmark is a composite index made up of 55% of the S&P 500 Index return, 35% of the Lehman Brothers Aggregate Bond Index return and 10% of the 90-day U.S. Treasury Bills return. The index is not available for direct investment and includes net dividends reinvested. The Balanced Benchmark is intended to show the performance of a blend of indices, each of which reflects one component of the series' strategy.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                   0.58%

Distribution [and/or Service] (12b-1) Fees         None

Other Expenses                                    0.12%
                                                  -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES           0.70%
                                                  =====

EXAMPLE

    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

------------------------------------------------------------
                       1 YEAR   3 YEARS  5 YEARS  10 YEARS

------------------------------------------------------------

  Phoenix-Oakhurst
  Strategic              $72     $224     $390      $871
  Allocation Series

------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. You will find more information about PIC in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment decisions for the series are made by a team of equity investment professionals and a team of fixed income investment professionals.

68 Phoenix-Oakhurst Strategic Allocation Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the past 5 years. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). T his information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                               SIX MONTHS
                                                  ENDED                            YEAR ENDED DECEMBER 31,
                                                 6/30/01                           -----------------------
                                               (UNAUDITED)      2000         1999          1998        1997         1996
                                               -----------      ----         ----          ----        ----         ----
Net asset value, beginning of period..........    $14.25       $16.18       $15.65        $14.12      $13.65       $13.63
INCOME FROM INVESTMENT OPERATIONS
  Net investment income (loss)................      0.19         0.44         0.36          0.29        0.32         0.32
  Net realized and unrealized gain (loss).....      0.08        (0.33)        1.36          2.57        2.46         0.91
                                                    ----        -----        -----         -----       -----        -----
    TOTAL FROM INVESTMENT OPERATIONS..........      0.27         0.11         1.72          2.86        2.78         1.23
                                                    ----         ----        -----         -----       -----        -----
LESS DISTRIBUTIONS
  Dividends from net investment income........     (0.17)       (0.43)       (0.36)        (0.28)      (0.33)       (0.31)
  Dividends from net realized gains...........     (0.23)       (1.61)       (0.83)        (1.05)      (1.98)       (0.90)
                                                   -----        -----        -----         -----       -----        -----
   TOTAL DISTRIBUTIONS........................     (0.40)       (2.04)       (1.19)        (1.33)      (2.31)       (1.21)
                                                   -----        -----        -----         -----       -----        -----
CHANGE IN NET ASSET VALUE.....................     (0.13)       (1.93)        0.53          1.53        0.47         0.02
                                                   -----        -----        -----         -----       -----        -----
NET ASSET VALUE, END OF PERIOD................    $14.12       $14.25       $16.18        $15.65      $14.12       $13.65
                                                  ======       ======       ======        ======      ======       ======

Total Return..................................      1.97%(2)     0.58%       11.26%        20.79%      20.73%        9.05%
RATIOS/SUPPLEMENTAL DATA:

  Net assets, end of period (thousands).......  $399,945     $414,013     $476,709     $480,897     $429,002     $374,244
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses..........................      0.73%(1,3)   0.70%        0.70%         0.68%       0.71%        0.70%
  Net investment income.......................      2.68%(1)     2.65%        2.21%        1.97%        2.09%        2.26%
Portfolio turnover rate.......................        28%(2)       60%          65%         139%         368%         287%

(1)Annualized.
(2)Not annualized.
(3)The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would have been 0.72%.

                                Phoenix-Sanford Bernstein Global Value Series 69

PHOENIX-SANFORD BERNSTEIN GLOBAL VALUE SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital growth through investment in equity securities of foreign and U.S. companies.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series invests in a diversified portfolio of securities of foreign and U.S. issuers in various economic sectors. The series may invest in any region of the world, but will invest primarily in equity securities of companies in major developed nations in Europe, the Far East, Australia, and Canada, and in U.S. companies. The advisor will use a value-oriented approach to stock selection.

[diamond] The series will invest primarily in common stocks, but may also invest in convertible securities, preferred stock, and warrants of foreign issuers, including sponsored or unsponsored American Depositary Receipts and Global Depositary Receipts.

[diamond] Although the series intends to invest primarily in established companies, the series may invest in securities of issuers of any size, in countries with developed markets and countries with emerging markets. The series seeks to outperform the foreign stock markets.

[diamond] The series will generally invest a portion of its uncommitted cash balances in futures contracts to expose that portion of the series to the equity markets.

[diamond] The series may invest up to 10% of its assets in shares of other investment companies to take advantage of investment opportunities in certain countries where the series otherwise would not be able to invest or where the size of a series investment in any particular country would be too small.

[diamond] The series seeks to outperform the foreign stock markets.

[diamond] In order to hedge a portion of the currency risk, the series will generally invest in foreign currency futures contracts or foreign currency forward contracts with terms up to one year. The series will also purchase foreign currency for immediate settlement in order to purchase foreign securities.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Foreign Investment Risk
          o Foreign Currency Risk

[diamond] Value Investing Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The series has been in existence only since November 20, 2000 and thus has not had an annual return for one full calendar year.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

     Management Fees                                    0.90%

     Distribution [and/or Service] (12b-1) Fees          None

     Other Expenses(1)                                  2.29%
                                                        -----
     TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)         3.19%
                                                        =====

(1) Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2) The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.05% for the year ending December 31, 2001.

    The expense cap may be terminated or raised at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.20%.

EXAMPLE

    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-----------------------------------------
                       1 YEAR   3 YEARS
-----------------------------------------

 Phoenix-Sanford
 Bernstein Global
 Value Series           $322     $983

-----------------------------------------

70 Phoenix-Sanford Bernstein Global Value Series

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Alliance Capital Management L.P., through its Bernstein Investment Research and Management Unit ("Alliance"), is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Alliance in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment decision-making responsibility rests with Alliance's Global Value Equity Investment Policy Group, which includes the firm's chief investment officer and other senior investment and research professionals for its value-oriented equity services.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                                     SIX MONTHS         FROM
                                                                                                        ENDED        INCEPTION
                                                                                                       6/30/01      11/20/00 TO
                                                                                                     (UNAUDITED)      12/31/00
                                                                                                     -----------      --------

Net asset value, beginning of period................................................................    $10.42         $10.00
INCOME FROM INVESTMENT OPERATIONS                                                                         0.08
  Net investment income (loss)......................................................................                     0.02
  Net realized and unrealized gain (loss)...........................................................     (0.36)          0.41
                                                                                                         -----           ----
    TOTAL FROM INVESTMENT OPERATIONS................................................................     (0.28)          0.43
                                                                                                         -----           ----
LESS DISTRIBUTIONS                                                                                       (0.01)
  Dividends from net investment income..............................................................                    (0.01)
  Dividends from net realized gains.................................................................       --             --(4)
                                                                                                          ----           ----
    TOTAL DISTRIBUTIONS.............................................................................     (0.01)         (0.01)
                                                                                                         -----          -----
CHANGE IN NET ASSET VALUE...........................................................................     (0.29)          0.42
                                                                                                         -----           ----
NET ASSET VALUE, END OF PERIOD......................................................................    $10.13         $10.42
                                                                                                        ======         ======
Total Return........................................................................................     (2.73)%(2)      4.35%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands).............................................................    $8,008         $7,687
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3).............................................................................      1.05%(1)       1.05%(1,3)
Net investment income...............................................................................      1.37%(1)       1.12%(1)
Portfolio turnover rate.............................................................................        15%(2)          0%(2)

(1) Annualized.
(2) Not annualized.
(3) If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 3.19% and 5.41% for the periods ended June 30, 2001 and December 31, 2000, respectively.
(4) Amount is less than $0.01.


                                Phoenix-Sanford Bernstein Global Value Series 71

PHOENIX-SANFORD BERNSTEIN MID-CAP VALUE SERIES
--------------------------------------------------------------------------------
    (formerly, "Phoenix-Schafer Mid-Cap Value Series")

INVESTMENT OBJECTIVE
    Long-term capital appreciation. Current income is a secondary investment objective.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest in securities that the subadvisor believes offer the possibility of increase in value.

[diamond] Investments will primarily be in common stocks of established companies having:

          o a strong financial position;
          o price/earnings ratio below major market indexes, such as the S&P
            500;
          o an above average prospective earnings (relative to price) and dividend growth rate; and
          o total market capitalization between $1.0 billion and $7.5 billion.

[diamond] Once a security is purchased, the series will generally hold it until it no longer meets the financial or valuation criteria.

[diamond] The series may invest in convertible securities.

[diamond] The series may invest up to 20% of its net assets in securities of foreign (non-U.S.) issuers. The series may invest in a broad range of foreign securities, including equity, debt and convertible securities and foreign government securities. Issuers may be in established market countries and emerging market countries.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Smaller Market Capitalization Risk

[diamond] Value Investing Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.1 The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)        CALENDAR YEAR
     -10.28                   1999
      16.89                   2000

(1) The series' average annual return in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 10.71% (quarter ended September 2000) and the lowest return for a quarter was -15.6% (quarter ended September 1999).

-------------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS                     LIFE OF
 (FOR THE PERIOD ENDED 12/31/00)(2)     1 YEAR  THE SERIES(3)
-------------------------------------------------------------

 Phoenix-Sanford Bernstein Mid-Cap      16.89%    -2.55%
 Value Series

-------------------------------------------------------------

 S&P 500 Index(4)                       -9.19%     9.97%

-------------------------------------------------------------

(2) The series' average returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3) Since March 2, 1998.

(4) The S&P 500 Index is an unmanaged, commonly used measure of stock market total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                        1.05%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses                                         1.34%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(4)             2.39%
                                                       =====

(4) The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.20% for the year ended December 31, 2000.

    The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.20%.

72 Phoenix-Sanford Bernstein Mid-Cap Value Series

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

-------------------------------------------------------------
                        1 YEAR  3 YEARS   5 YEARS  10 YEARS
-------------------------------------------------------------
Phoenix-Sanford
 Bernstein Mid-Cap      $242     $745    $1,275    $2,726
 Value Series
------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Alliance Capital Management L.P., through its Bernstein Investment Research and Management Unit ("Alliance"), is the subadvisor to the series and is responsible for its day-to-day portfolio management. Prior to October 2, 2000, Schafer Capital Management, Inc. served as subadvisor to the series. You will find more information about PVA and Alliance in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment decision- making responsibility rests with Alliance's Small/Mid-Cap Equity Investment Policy Group, which includes the firm's chief investment officer and other senior investment and research professionals for its value-oriented equity services. Day-to-day management of the series' portfolio will be overseen by Alliance's Director of Research and Chief Investment Officer for Small/Mid-Cap Value Equities.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                 SIX MONTHS                                           FROM
                                                                    ENDED            YEAR ENDED DECEMBER 31,        INCEPTION
                                                                   6/30/01           -----------------------        3/2/98 TO
                                                                 (UNAUDITED)           2000           1999           12/31/98
                                                                 -----------           ----           ----           --------
Net asset value, beginning of period...........................     $ 9.07           $ 7.82          $ 8.84           $10.00
INCOME FROM INVESTMENT OPERATIONS                                     0.07
  Net investment income (loss).................................                        0.06            0.11             0.03(4)
  Net realized and unrealized gain (loss)......................       1.02             1.25           (1.02)           (1.16)
                                                                      ----             ----           -----            -----
    TOTAL FROM INVESTMENT OPERATIONS...........................       1.09             1.31           (0.91)           (1.13)
                                                                      ----             ----           -----            -----
LESS DISTRIBUTIONS                                                   (0.05)
                                                                     -----
  Dividends from net investment income.........................                       (0.06)          (0.11)           (0.03)
                                                                                      -----           -----            -----
    TOTAL DISTRIBUTIONS........................................      (0.05)           (0.06)          (0.11)           (0.03)
                                                                     -----            -----           -----            -----
CHANGE IN NET ASSET VALUE......................................       1.04             1.25           (1.02)           (1.16)
                                                                      ----             ----           -----            -----
NET ASSET VALUE, END OF PERIOD.................................     $10.11            $9.07           $7.82            $8.84
                                                                    ======            =====           =====            =====
Total Return...................................................      12.04%(2)        16.89%         (10.28)%         (11.37)%(2)
RATIOS/SUPPLEMENTAL DATA:                                          $29,170
  Net assets, end of period (thousands)........................                     $14,758          $8,635           $7,896
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)........................................       1.20%(1)         1.20%(5)        1.20%            1.20%(1)
  Net investment income........................................       1.83%(2)         0.95%           1.40%            0.52%(1)
Portfolio turnover rate........................................         13%(2)          128%             29%              21%(2)

(1) Annualized.
(2) Not annualized.
(3) If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets (including custody credits) would have been 1.73%, 2.39%, 2.58% and 2.77% for the periods ended June 30, 2001, December 31, 2000, 1999 and 1998, respectively.
(4) Computed using average shares outstanding.
(5) The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                                     Phoenix-Sanford Bernstein Mid-Cap Series 73

PHOENIX-SANFORD BERNSTEIN SMALL-CAP VALUE SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital appreciation by investing primarily in small-capitalization stocks that appear to be undervalued. Current Income is a secondary investment objective.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest primarily in common stocks with favorable prospects for capital appreciation. The subadvisor will use a value-oriented approach to stock selection.

[diamond] The series will invest in the stock of companies whose current market prices do not appear to adequately reflect their underlying value, measured by price/book and price/earnings ratios or dividend yield, as determined through in-depth research carried out by the subadvisor.

[diamond] The series will generally invest in 80-100 stocks diversified over 30 industries that have been targeted as having a potential high anticipated return relative to risk.

[diamond] The subadvisor will monitor earnings-estimate revisions and tends to delay purchase while negative revisions are being reflected in the market. A security generally will be sold when the subadvisor determines it no longer ranks in the top of half of the subadvisor's choices based on valuation and risk criteria. Sale of a stock that has reached the market target may be delayed when earnings expectations are rising.

[diamond] The subadvisor chooses the stocks by screening 2,000 stocks to identify the most attractive classic value measures. The subadvisor will work to reduce volatility by subjecting the securities to reliability tests and will assess the riskiness by evaluating sector concentration, company size, leverage, and degree of undervaluation.

[diamond] The series may invest in convertible securities.

[diamond] The series may invest in securities of foreign issuers. The series may invest in a broad range of foreign securities, including equity, debt and convertible securities and foreign government securities. Issuers may be in established market countries and emerging market countries.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Smaller Market Capitalization Risk

[diamond] Value Investing Risk
          o Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The series has been in existence since November 20, 2000 and thus has not had an annual return for one full calendar year.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM THE SERIES' ASSETS)

Management Fees                                        1.05%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses(1)                                      1.92%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES(2)             2.97%
                                                       =====

(1) Other expenses are based on estimated amounts for the current fiscal year, without reimbursement.

(2) The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.15% of the series' average net assets (the "expense cap"). Estimated total series operating expenses after reimbursement are 1.20% for the year ending December 31, 2001.

    The expense cap may be terminated or raised at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be 0.20%.

74 Phoenix-Sanford Bernstein Small-Cap Value Series

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

--------------------------------------------
                          1 YEAR  3 YEARS
--------------------------------------------

 Phoenix-Sanford
 Bernstein Small-Cap
 Value Series              $300    $919

--------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to the series. Alliance Capital Management L.P., through its Bernstein Investment Research and Management Unit ("Alliance"), is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PVA and Alliance in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment decision-making responsibility rests with Alliance's Small/Mid-Cap Equity Investment Policy Group, which includes the firm's chief investment officer and other senior investment and research professionals for its value-oriented equity services. Day-to-day management of the series' portfolio will be overseen by Alliance's Director of Research and Chief Investment Officer for Small/Mid-Cap Value Equities.

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                                                    SIX MONTHS         FROM
                                                                                                       ENDED         INCEPTION
                                                                                                      6/30/01       11/20/00 TO
                                                                                                    (UNAUDITED)      12/31/00
                                                                                                    -----------      --------

Net asset value, beginning of period..............................................................     $10.62          $10.00
INCOME FROM INVESTMENT OPERATIONS                                                                        0.04
  Net investment income (loss)....................................................................                       0.03
  Net realized and unrealized gain (loss).........................................................       1.37            0.62
                                                                                                         ----            ----
    TOTAL FROM INVESTMENT OPERATIONS..............................................................       1.41            0.65
                                                                                                         ----            ----
LESS DISTRIBUTIONS:
  Dividends from net investment income............................................................        --            (0.03)
                                                                                                         ----           -----
  In excess of net investment income..............................................................        --              --(4)
                                                                                                         ----           -----
    TOTAL DISTRIBUTIONS...........................................................................        --            (0.03)
                                                                                                         ----           -----
CHANGE IN NET ASSET VALUE.........................................................................       1.41            0.62
                                                                                                         ----            ----
NET ASSET VALUE, END OF PERIOD....................................................................     $12.03          $10.62
                                                                                                       ======          ======

Total Return......................................................................................      13.33%(2)        6.44%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)...........................................................     $9,703          $2,692
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)...........................................................................       1.20%(1,5)      1.20%(1,3)
  Net investment income (loss)....................................................................       1.17%(1)        2.71%(1)
Portfolio turnover rate...........................................................................          9%(2)           1%(2)

(1) Annualized.
(2) Not annualized.
(3) If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 2.97% and 13.52% for the periods ended June 30, 2001 and December 31, 2000, respectively.
(4) Amount is less than $0.01.
(5) The ratio of operating expenses to average net assets excluding the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.

                             Phoenix-Sanford Bernstein Small-Cap Value Series 75

PHOENIX-SENECA MID-CAP GROWTH SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Capital appreciation. Distribution of investment income, such as dividends and interest, is incidental in the selection of investments.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest in equity securities, primarily common stocks of growth companies. Under normal circumstances the series will invest at least 65% of its total assets in companies with market capitalizations between $500 million and $10 billion. The series may at times have significant investments in companies with higher or lower market capitalizations.

[diamond] The subadvisor manages the investments of the series by selecting securities of companies that meet certain fundamental standards and that the subadvisor believes have the market potential for above average market appreciation. In evaluating companies' potential for market appreciation, the subadvisor seeks companies that it believes will demonstrate greater long-term earnings growth than the average company included in the S&P Midcap 400 Index. The strategy is based on the subadvisor's view that growth in a company's earnings will correlate with growth in the price of its stock.

[diamond] The subadvisor seeks to identify companies that have the most attractive earnings prospects and favorable valuations, regardless of the size of the company. Generally, however, a portion of the series' portfolio will be invested in large, well-known companies that have established histories of profitability and/or dividend payment.

[diamond] Although the series stresses long-term earnings growth potential, the subadvisor may buy securities in anticipation of short-term price gains. This practice may increase the series' overall trading volume, especially if prices do not rise as expected. Frequent and active trading may increase transaction costs for the series, which may affect the series' performance.

[diamond] The series may invest in preferred stocks, warrants and debt instruments, including bonds convertible into common stocks.

[diamond] The series may invest up to 20% of its assets in securities of foreign
          (non-U.S.) issuers. Foreign investment will be primarily through American Depository Receipts ("ADRs").

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    The series may buy securities that it anticipates will rise in price over a short period of time with the expectation that the securities will then be sold. If the securities do not perform as expected, gains will not be as high as anticipated. Each time a security is bought or sold, the series incurs transaction costs, which may result in higher overall costs to the series.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Growth Stock Investment Risk

[diamond] Reduced Diversification Risk

[diamond] Smaller Market Capitalization Risk

[diamond] Anticipating Short-Term Price Gains Risk

[diamond] Fixed Income Securities Investment Risk
          o Interest Rate Risk
          o Credit Risk

[diamond] Foreign Investment Risk
          o Foreign Currency Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.(1) The table shows how the series' average annual returns for one year and the life of the series compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)        CALENDAR YEAR
     45.62                    1999
     13.75                    2000

(1) The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 44.87% (quarter ended December 1999) and the lowest return for a quarter was -15.05% (quarter ended December 2000).


76 Phoenix-Seneca Mid-Cap Growth Series

-------------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS                      LIFE OF
 (FOR THE PERIODS ENDED 12/31/00)(2)    1 YEAR  THE SERIES(3)
-------------------------------------------------------------

 Phoenix-Seneca Mid-Cap Growth Series   13.75%     28.06%

-------------------------------------------------------------

 S&P Mid-Cap 400 Index(4)               17.51%     15.75%

-------------------------------------------------------------

(2) The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3) Since March 2, 1998.

(4) The S&P Mid-Cap 400 Index is an unmanaged, but commonly used measure of total return performance of mid-capitalization companies which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed under the contracts for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                        0.80%

Distribution [and/or Service] (12b-1) Fees              None

Other Expenses                                         0.39%
                                                       -----
TOTAL ANNUAL SERIES' OPERATING EXPENSES5               1.19%
                                                       =====

(5) The series' investment advisor has voluntarily agreed to reimburse through December 31, 2001, the series' expenses other than the management fees to the extent that such expenses exceed 0.25% of the series' average net assets (the "expense cap"). Actual total series operating expenses after reimbursement were 1.05% for the year ended December 31, 2000.

    The expense cap may be terminated or increased at any time after December 31, 2001. It is expected that beginning January 1, 2002, the expense cap will be increased to 0.30%.

EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

------------------------------------------------------------
                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------------------------------------------

 Phoenix-Seneca
 Mid-Cap Growth       $121      $378      $654     $1,443
 Series
------------------------------------------------------------

MANAGEMENT OF THE FUNDS

THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Seneca Capital Management LLC ("Seneca") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Seneca in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment and trading decisions for the series are made by a team of managers and analysts headed by two team leaders, Gail P. Seneca and Richard D. Little. The team leaders are primarily responsible for the day-to-day decisions.

    GAIL P. SENECA is a team leader for the series. Since January 1998, Ms. Seneca also has served as co-manager of Phoenix-Seneca Growth Fund of Phoenix Strategic Equity Series Fund. Ms. Seneca has been the Chief Executive and Investment Officer of Seneca or its predecessor since November 1989.

    RICHARD D. LITTLE is the other team leader for the series. Since January 1998, Mr. Little has served as co-manager of Phoenix-Seneca Growth Fund of Phoenix Strategic Equity Series Fund. Mr. Little has been Director of Equities with Seneca or its predecessor since December 1989.


                                         Phoenix-Seneca Mid-Cap Growth Series 77

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted. Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.

                                                                 SIX MONTHS                                           FROM
                                                                    ENDED                                           INCEPTION
                                                                   6/30/01          YEAR ENDED DECEMBER 31,         3/2/98 TO
                                                                 (UNAUDITED)           2000          1999            12/31/98
                                                                 -----------           ----          ----            --------

Net asset value, beginning of period...........................     $17.90           $17.28          $12.16           $10.00
INCOME FROM INVESTMENT OPERATIONS(5)
  Net investment income (loss).................................      (0.03)           (0.06)(4)         --(4)           0.01(4)
  Net realized and unrealized gain (loss)......................      (2.30)            2.51            5.54             2.16
                                                                     -----            -----           -----            -----
    TOTAL FROM INVESTMENT OPERATIONS...........................      (2.33)            2.45            5.54             2.17
                                                                    ------            -----           -----            -----
LESS DISTRIBUTIONS
  Dividends from net investment income.........................         --               --              --            (0.01)
  Dividends from net realized gains............................         --            (1.08)          (0.42)              --
  In excess of net realized gains..............................         --            (0.75)             --               --
                                                                     -----            -----           -----            -----
    TOTAL DISTRIBUTIONS........................................       0.00            (1.83)          (0.42)           (0.01)
                                                                      ----            -----           -----            -----
CHANGE IN NET ASSET VALUE......................................      (2.33)            0.62            5.12             2.16
                                                                     -----            -----           -----            -----
NET ASSET VALUE, END OF PERIOD.................................     $15.57           $17.90          $17.28           $12.16
                                                                    ======           ======          ======           ======

Total Return...................................................     (13.01)%(2)       13.75%          45.62%           21.75%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)........................    $73,776          $71,015         $21,857           $7,897
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses3..........................................       1.05%(1,6)       1.05%           1.05%            1.05%(1)
  Net investment income (loss).................................      (0.45)%(1)       (0.28)%         (0.33)%           0.15%(1)
Portfolio turnover rate........................................         51%(2)           97%            169%             127%(2)

(1) Annualized.
(2) Not annualized.
(3) If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.08%, 1.19%, 2.04% and 2.82% for the periods ended December 31, 2000, 1999 and 1998, respectively.
(4) Computed using average shares outstanding.
(5) Per share income from investment operations may vary from anticipated results depending on the timing of share purchases and redemptions.
(6) The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.


78 Phoenix-Seneca Mid-Cap Growth Series

PHOENIX-SENECA STRATEGIC THEME SERIES
--------------------------------------------------------------------------------

INVESTMENT OBJECTIVE
    Long-term capital appreciation through investing in securities of companies benefiting from long-term trends present in the United States and abroad.

PRINCIPAL INVESTMENT STRATEGIES
[diamond] The series will invest primarily in common stocks of companies the subadvisor believes to have substantial potential for capital growth by being well positioned to benefit from cultural, demographic, regulatory, social or technological changes worldwide.

[diamond] In determining when and whether to invest in particular industries, the subadvisor will establish strategic investment themes (major changes affecting markets for a prolonged periods of time) and tactical investment themes (focused, short-term).

[diamond] Investment themes shall generally reflect trends which appear likely to drive stocks with similar technologies and products or which embody broad social, economic, political and technological considerations; offer substantial appreciation potential; present a visionary idea or creative solution; and exhibit some independence from economic cycles. The subadvisor may change investment themes once it has determined that an investment theme has become saturated or fully exploited. The subadvisor may pursue one or more investment themes at any time.

[diamond] The subadvisor will seek to identify those companies which, in addition to being considered well positioned to benefit from investment themes identified, also have good financial resources; provide satisfactory return on capital; have enhanced industry position; and have demonstrated superior management skills.

[diamond] Examples of thematic investing would include investing in oil and gas exploration companies during the "energy shortage" years of the late 1970s, owning companies benefiting from the lower inflation trends during the early 1980s, investing in companies acquiring cellular franchises in the late 1980s and technology companies during the 1990s.

[diamond] The series will not invest more than 25% of its total assets in any one industry or group of related industries.

[diamond] The series may invest in preferred stocks, investment grade bonds, convertible preferred stocks and convertible debentures.

[diamond] The series may invest up to 35% of its net assets in securities of foreign (non-U.S.) issuers. The series may invest in a broad range of foreign securities, including equity, debt and convertible securities and foreign government securities. Issuers may be in established market countries and emerging market countries.

PRINCIPAL RISKS
    The series' investments are subject generally to market risk and the risk of selecting underperforming securities and asset classes, which may adversely affect the series and lead to loss of principal.

    To the extent the series invests in a single investment theme or a particular market segment, it may be more vulnerable to adverse economic, political or regulatory developments than would be the case if it invested in a broader spectrum of themes or market segments, or as compared to a broadly diversified portfolio. The successful implementation of a thematic or market segment investment strategy depends on the series' ability to: (i) anticipate emerging market trends; (ii) exploit such investment opportunities; and (iii) divest such securities at the right time. If the series does not successfully implement this strategy, the series may experience significant losses.

    Other principal risks of investing in the series, which could adversely affect its net asset value, yield, and total return are:

[diamond] Equity Securities Investment Risk

[diamond] Foreign Investment Risk
          o Emerging Market Investment Risk
          o Foreign Currency Risk

[diamond] Reduced Diversification Risk

[diamond] Smaller Market Capitalization Risk

[diamond] Thematic or Strategic Investing Risk

    Please see "Description of Principal Risks" for a description of each of these risks.

CALENDAR YEAR ANNUAL TOTAL RETURN
    The following bar chart and table provide some indication of the risks of investing in the series. The bar chart shows changes in the series' performance from year to year over the life of the series.1 The table shows how the series' average annual returns compare to those of a broad-based securities market index. The series' past performance is not necessarily an indication of how the series will perform in the future.

[GRAPHIC OMITTED]

ANNUAL RETURN (%)        CALENDAR YEAR
     17.16                    1997
     44.69                    1998
     54.98                    1999
    -11.46                    2000

(1) The series' average annual returns in this chart do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted. During the period shown in the chart, the highest return for a quarter was 37.46% (quarter ended December 1998) and the lowest return for a quarter was -25.96% (quarter ended December 2000).

                                        Phoenix-Seneca Strategic Theme Series 79

-------------------------------------------------------------
 AVERAGE ANNUAL TOTAL RETURNS                     LIFE OF
 (FOR THE PERIODS ENDED 12/31/00)(2)  1 YEAR    THE SERIES(3)
-------------------------------------------------------------

 Phoenix-Seneca Strategic             -11.46%     21.09%
 Theme Series
-------------------------------------------------------------

 S&P Midcap 400 Index(4)               17.51%     20.86%
-------------------------------------------------------------

 Russell 1000 Growth Index(5)         -22.42%     17.70%

-------------------------------------------------------------

 S&P 500 Index(6)                     -9.19%      18.38%

-------------------------------------------------------------

(2) The series' average annual returns in this table do not reflect the deduction of any separate account or contract charges. The returns would have been less than those shown if such charges were deducted.

(3) Since January 29, 1996.

(4) The S&P Midcap 400 is an unmanaged index composed of companies with market capitalizations between $300 million and $5 billion which includes net dividends reinvested.

(5) The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

    The portfolio manager has determined to replace the S&P Midcap 400 Index with the Russell 1000 Growth Index because the Russell 1000 Growth Index is more reflective of the mix of securities in which the series invests.
(6) The S&P 500 Index is an unmanaged, commonly used measure of stock total return performance which includes net dividends reinvested. The index is not available for direct investment.

SERIES' EXPENSES
    This table describes the fees and expenses that you may pay if you buy and hold shares of the series. The table and the example do not include any fees or sales charges imposed by the variable insurance contract for which the series is an investment option. If they were included, your costs would be higher. Investors should consult the contract prospectus for more information.

ANNUAL SERIES' OPERATING EXPENSES (EXPENSES THAT ARE
DEDUCTED FROM SERIES' ASSETS)

Management Fees                                        0.75%

Distribution [and/or Service]                           None
(12b-1) Fees

Other Expenses                                         0.17%
                                                       -----

TOTAL ANNUAL SERIES' OPERATING EXPENSES                0.92%
                                                       =====
EXAMPLE
    This example is intended to help you compare the cost of investing in the series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the series for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs (not including contract fees or sales charges) would be:

------------------------------------------------------------
                      1 YEAR  3 YEARS  5 YEARS   10 YEARS

------------------------------------------------------------
 Phoenix-Seneca        $94      $293     $509     $1,131
 Strategic Theme
 Series
------------------------------------------------------------

MANAGEMENT OF THE SERIES

THE ADVISOR AND SUBADVISOR
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the series. Seneca Capital Management LLC ("Seneca") is the subadvisor to the series and is responsible for its day-to-day portfolio management. You will find more information about PIC and Seneca in the "Management of the Fund" section of this prospectus.

PORTFOLIO MANAGEMENT
    Investment and trading decisions for the series are made by a team of managers and analysts headed by two team leaders, Gail P. Seneca and Richard D. Little. The team leaders are primarily responsible for the day-to-day decisions.

    GAIL P. SENECA is a team leader for the series. Since January 1998, Ms. Seneca also has served as co-manager of Phoenix-Seneca Growth Fund of Phoenix Strategic Equity Series Fund. Ms. Seneca has been the Chief Executive and Investment Officer of Seneca or its predecessor since November 1989.

    RICHARD D. LITTLE is the other team leader for the series. Since January 1998, Mr. Little has served as co-manager of Phoenix-Seneca Growth Fund of Phoenix Strategic Equity Series Fund. Mr. Little has been Director of Equities with Seneca or its predecessor since December 1989.


80 Phoenix-Seneca Strategic Theme Series

FINANCIAL HIGHLIGHTS
    The financial highlights table is intended to help you understand the series' financial performance for the period of the series' operations. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the series (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, unless otherwise noted Their report and the series' financial statements are included in the Annual Report and by reference in the Statement of Additional Information.



                                              SIX MONTHS                                                               FROM
                                                ENDED                        YEAR ENDED DECEMBER 31,                 INCEPTION
                                               6/30/01                      -----------------------                  1/29/96 TO
                                             (UNAUDITED)       2000           1999          1998          1997        12/31/96
                                             -----------       ----           ----          ----          ----       ----------

Net asset value, beginning of period.........   $15.52        $20.21         $15.40         $11.32        $10.98        $10.00
INCOME FROM INVESTMENT OPERATIONS                (0.02)
  Net investment income (loss)...............                  (0.07)(4)        --            0.01          0.05          0.04
  Net realized and unrealized gain (loss)....    (2.00)        (2.20)          8.19           5.03          1.82          0.99
                                                 -----         -----          -----          -----         -----         -----
    TOTAL FROM INVESTMENT OPERATIONS.........    (2.02)        (2.27)          8.19           5.04          1.87          1.03
                                                 -----         -----          -----          -----         -----         -----
LESS DISTRIBUTIONS
  Dividends from net investment income.......      --            --             --           (0.01)        (0.05)        (0.04)
  Dividends from net realized gains..........    (0.36)        (2.40)         (2.36)         (0.95)        (1.16)          --
  In excess of net realized gains............      --          (0.02)         (0.55)           --          (0.31)          --
  Tax return of capital......................      --            --           (0.47)           --          (0.01)        (0.01)
                                                 -----         -----          -----          -----         -----         -----
    TOTAL DISTRIBUTIONS......................    (0.36)        (2.42)         (3.38)         (0.96)        (1.53)        (0.05)
                                                 -----         -----          -----          -----         -----         -----
CHANGE IN NET ASSET VALUE....................    (2.38)        (4.69)          4.81           4.08          0.34          0.98
                                                 -----         -----          -----          -----         -----         -----
NET ASSET VALUE, END OF PERIOD...............   $13.14        $15.52         $20.21         $15.40        $11.32        $10.98
                                                ======        ======         ======         ======        ======        ======
Total Return.................................   (13.02)%(2)   (11.46)%        54.98%         44.69%        17.16%        10.33%(2)
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (thousands)...... $175,338      $203,517       $177,351        $75,098       $47,620       $25,972
RATIO TO AVERAGE NET ASSETS OF:
  Operating expenses(3)......................     0.96%(1,5)    0.92%          0.97%          0.99%         1.00%         1.00%(1)
  Net investment income (loss)...............    (0.26)%(1)    (0.32)%        (0.18)%        (0.01)%        0.42%         0.64%(1)
Portfolio turnover rate......................       79%(2)       118%           150%           364%          642%          391%(2)

(1) Annualized.
(2) Not annualized.
(3) If the investment advisor had not waived fees and reimbursed expenses, the ratio of operating expenses to average net assets would have been 1.14%, and 1.28% for the periods ended December 31, 1997 and 1996, respectively.
(4) Computed using average shares outstanding.
(5) The ratio of operating expenses to average net assets excludes the effect of expense offsets for custodian fees; if expense offsets were included, the ratio would not significantly differ.


                                        Phoenix-Seneca Strategic Theme Series 81

MORE ABOUT INVESTMENT STRATEGIES
--------------------------------------------------------------------------------

    Information about each series' investment strategies and practices appears at the beginning of the prospectus. The information below describes additional investment strategies and practices that some or all of the series use, arranged in alphabetical order.

    Where all series may engage in the strategy, this is indicated next to the caption. Where a small number of series use the strategy, these series are identified. Where many but not all of the series use this strategy, you should refer to individual series descriptions to see if a particular series uses the strategy.

    Further descriptions of these investment strategies and practices can be found in the Statement of Additional Information.

CONVERTIBLE SECURITIES
    Some of the series may invest in convertible securities. A convertible security is a security that may be converted into or exchanged for common stock These securities are further described in "Description of Principal Risks" under the caption "Convertible Securities Investment Risk."

DERIVATIVES
    All of the series may, but need not, enter into derivative transactions (contracts whose value is derived from the value of an underlying asset, index, or rate), such as futures and options on securities, securities indexes, other financial instruments or currencies, options on these futures, forward contracts, and swaps, to hedge against the economic impact of adverse changes in the market value of portfolio securities, because of changes in securities market prices, interest rates or currencies. The series may also use derivatives as part of their overall investment technique to gain or lessen exposure to various securities, markets and currencies. Some of the series may also use derivative transactions for certain nonhedging purposes, such as seeking to enhance returns.

    Unless stated otherwise in the description of the series, each series engages in derivatives transactions primarily for hedging purposes.

    Each of the series may invest up to an aggregate of 5% of its total assets in exchange-traded or over-the-counter call and put options on securities, securities indices and foreign currencies.

    With respect to each series, immediately after entering into a futures contract for the receipt or delivery of a security, the value of the securities called for by all of that series' futures contracts (both for receipts and delivery) will not exceed 10% of its total assets.

    The Phoenix-Goodwin Money Market Series will not invest in derivatives.

EQUITY EQUIVALENT INVESTMENTS
    The Phoenix-Deutsche Dow 30 Series and the Phoenix-Deutsche Nasdaq-100 Index(R) Series may invest in Equity Equivalents. Equity equivalents include stock index futures contracts and publicly-traded index securities. Stock index futures contracts are agreements whereby two parties agree to take or make delivery of an amount of cash based on the value of an index on a specified future date. Investment in index futures contracts allows an investor to participate in the performance of the index without the costs of buying the stocks comprising the index. Equity Equivalents may be used for several purposes: (i) to simulate full investment in the underlying index while retaining a cash balance for fund management purposes; (ii) to facilitate trading; (iii) to reduce transaction costs; or (iv) to seek higher investment returns where an Equity Equivalent is priced more attractively than securities in the index.

ILLIQUID SECURITIES
    All of the series may invest up to 15% of their assets in illiquid securities. An illiquid investment is a security or other position that cannot be disposed of quickly in the normal course of business. For example, some securities are not registered under U.S. securities laws and cannot be sold to the U.S. public because of SEC regulations (these are known as "restricted securities"). Securities owned by the series that are not liquid may be difficult to sell because there may be no active markets for resale and fewer potential buyers. This can make illiquid investments more likely than other types of investments to lose value. In extreme cases it may be impossible to resell them and they can become almost worthless to the series.

    The Phoenix-Goodwin Money Market Series will not invest in illiquid securities.

INVESTMENTS IN EXCHANGE TRADED FUNDS AND OTHER INVESTMENT COMPANIES (ALL SERIES)
    Each of the series may invest in securities of other investment companies, including shares of closed-end investment companies, unit investment trusts, and open-end investment companies. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value. Others are continuously offered at net asset value, but may also be traded in the secondary market.

    The Phoenix-Aberdeen International Series and Phoenix-Aberdeen New Asia Series may invest in other investment companies to take advantage of investment opportunities in certain countries where the series otherwise would not be able to invest or where the size of

82 The Phoenix Edge Series Fund
a series investment in a particular country would be too small.

    Each of the series may also acquire exchange-traded funds or similar securities in order to achieve market or industry exposure pending direct investments in equity securities. Any exchange-traded fund is a pooled investment vehicle that invests in the securities of other issuers.

JUNK BONDS
    Many of the series may invest in high-yield, high-risk securities, which are often referred to as "junk bonds." Junk bonds are securities rated below investment grade by the primary rating agencies such as Standard & Poor's and Moody's. These bonds are further described in "Description of Principal Risks" under the caption "Junk Bond Investment Risk."

LEVERAGING (BORROWING) (ALL SERIES)
    The advisor or subadvisor may borrow funds to make additional investments expecting that those investments will increase in value sufficient to cover borrowing costs and produce additional gain for the series. If those investments decrease in value or do not increase in value sufficient to cover borrowing costs, the series will suffer greater losses than would take place if no borrowing took place. In a declining market a series may have to sell securities under poor market conditions to maintain the required ratio of net assets to debt.

    When a series borrows money or otherwise leverages its portfolio, the value of an investment in that series will be more volatile and all other risks will tend to be compounded. If the series borrows money to make additional investments it must pay interest on the borrowed funds. The interest paid will decrease the series' net investment income.

MORTGAGE-BACKED SECURITIES
    Mortgage-backed securities represent interest in pools of mortgages. The mortgages that comprise a pool normally have similar interest rates, maturities and other terms. Mortgages may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgages are known as ARMs.

    Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage-backed securities are pass-though certificates. An issuer of pass-through certificates gathers monthly payments form an underlying pool of mortgages. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgages. As a result, the holders assume all the prepayment risks of the underlying mortgages.

REPURCHASE AGREEMENTS (ALL SERIES)
    All of the series may invest in repurchase agreements. A repurchase agreement is a transaction where a series buys a security from a seller and the seller agrees to buy that same security back at an agreed upon date and price. Repurchase Agreements are further described in "Description of Principal Risks" under the caption "Repurchase Agreement Investment Risk."

SECURITIES LENDING (ALL SERIES)
    The series may lend portfolio securities to brokers, dealers and financial institutions to increase investment return. When a series lends portfolio securities it runs the risk that the borrower will be unable or unwilling to return the securities and the agreed fee or premium, and the series can suffer losses. The value of the collateral taken as security for the securities loaned may decline in value or may be difficult to convert to cash in the event that the series must rely on the collateral to recover the value of its securities. In these circumstances the series will suffer losses.

TEMPORARY DEFENSIVE INVESTMENTS (ALL SERIES)
    In anticipation of or in response to adverse market conditions, for cash management purposes, or for defensive purposes, each series may temporarily hold all or a portion of its assets in cash (U.S. dollars, foreign currencies or multi-national currency units), money market instruments, shares of affiliated money market funds, or high-quality debt instruments. As a result, the series may not achieve its investment objective.

WHEN ISSUED SECURITIES AND FORWARD COMMITMENTS (ALL SERIES)
    Debt securities are often issued on a when-issued basis. The price (or yield) of such securities is fixed at the time a commitment to purchase is made, but delivery and payment for the when-issued securities take place at a later date. During the period between purchase and settlement, no payment is made by the series and no interest accrues to the series. The market value of the when-issued securities on the settlement date may be more or less than the purchase price payable at settlement date. Similarly, a series may commit to purchase a security at a future date at a price determined at the time of the commitment. The same procedures for when-issued securities will be followed.

DESCRIPTION OF PRINCIPAL RISKS
--------------------------------------------------------------------------------

    The principal risks applicable to each series are listed in the individual series description at the beginning of the prospectus. The following is a description of each principal risk, listed in alphabetical order for easy reference. Please review the principal risks listed for each series at the beginning of the prospectus, and refer to the applicable descriptions below. Some of these risks apply to

                                                 The Phoenix Edge Series Fund 83
all of the series, as indicated. Other risks apply only to one or some of the series.

ASSET CLASS RISK (ALL SERIES)
    There is a possibility that the returns from the types of securities in which a series invests will underperform returns from the various general securities markets or different asset classes. Different types of securities tend to go through cycles of outperformance and underperformance in comparison to the general securities markets or other asset classes.

CASH INVESTMENT RISK (ALL SERIES)
    When the advisor or subadvisor believes that market conditions are unfavorable for profitable investing, or is otherwise unable to locate attractive investment opportunities, the series' cash or similar investments may increase. In other words, the series may not always stay fully invested in stocks and bonds. When the series' investments in cash or similar investments increase, it may not participate in market advances or declines to the same extent that it would if the series remained more fully invested in stocks or bonds.

CONVERTIBLE SECURITIES INVESTMENT RISK
    Some of the series may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the issuer at a predetermined time(s), price(s) or price formula(s). A convertible security entitles the owner to receive interest paid or accrued on a debt security or dividends paid on preferred stock until the security matures or is converted to common stock. Convertible securities have several unique investment characteristics, such as: (i) yields higher than common stocks but lower than comparable nonconvertible securities; (ii) typically less fluctuation in value than the "underlying" common stock, that is, the common stock that the investor receives if he or she converts; and (iii) the potential for capital appreciation if the market price of the underlying common stock increases.

    Convertible securities may be subject to redemption at the option of the issuer. If a security is called for redemption, the series may have to redeem the security, convert it into common stock or sell it to a third party at a price and time that is not beneficial for the series.

DERIVATIVE INVESTMENT RISK
    The series may use various instruments that derive their values from those of specific securities, indexes, currencies or other points of reference for both hedging and non-hedging purposes. Derivatives include, but are not limited to, futures, options, forward contracts, swaps, and structured notes. These derivatives, including those used to manage risk, are themselves subject to risks of the different markets in which they trade and, therefore, may not serve their intended purpose.

    These investments may not protect the series from losses, they may decrease overall return, and they could, in unusual circumstances, expose the series to losses that could be unlimited. A series' performance may be worse than if it did not make such investments.

    If the prices for derivatives and prices in the cash market do not correlate as expected or if expectations about interest rate, exchange rate or general market movements are incorrect, a series' returns may not be as high as they would be if it did not invest in these securities. There is also a risk that the market for reselling derivatives may be limited or nonexistent. A series could incur unlimited losses if it cannot liquidate its derivatives investments. Decisions about the nature and timing of derivative transactions may result in losses when other investors' decisions about the same derivatives result in gains. In addition, some derivatives are subject to the risk that the counterparty to such transaction may not perform as expected.

EQUITY SECURITIES INVESTMENT RISK
    In general, prices of equity securities are more volatile than those of fixed income securities. The prices of equity securities will rise and fall in response to a number of different factors. In particular, equity securities will respond to events that affect entire financial markets or industries (changes in inflation or consumer demand, for example) and to events that affect particular issuers (news about the success or failure of a new product, for example).

FIXED INCOME SECURITIES INVESTMENT RISK
    Some of the series may invest in fixed income securities. The risks associated with investments in fixed income securities include interest rate risk and credit risk.

    INTEREST RATE RISK The value of fixed income securities will be directly affected by trends in interest rates. For example, in times of rising interest rates, the value of these type of securities tends to decrease. When interest rates fall, the value of these securities tends to rise. Interest rate changes have a greater effect on the price of fixed income securities with longer durations.
    CREDIT RISK If the issuer of a portfolio security is unable or unwilling to make timely interest or other income payments to the series, the series' income available for distribution to shareholders and the series' yield may decrease. Credit risk for debt obligations generally increases as the credit rating declines. Thus, when the credit rating declines, there is an increased chance the issuer may not be able to make principal and interest payments on time.

FOREIGN INVESTMENT RISK
    Some of the series may invest in foreign securities. Foreign investments could be more difficult to sell than U.S. investments. They also may subject a series to risks different from investing in domestic securities.

84 The Phoenix Edge Series Fund

Investments in foreign securities involve difficulties in receiving or interpreting financial and economic information, possible imposition of taxes, higher brokerage and custodian fees, possible currency exchange controls or other government restrictions, including possible seizure or nationalization of foreign deposits or assets. Foreign securities may also be less liquid and more volatile than U.S. securities. There may also be difficulty in invoking legal protections across borders. In addition, investment in emerging market countries presents risks in greater degree than those presented by investment in foreign issuers in countries with developed securities markets and more advanced regulatory systems.

    Some foreign securities are issued by companies organized outside the United States and are traded only or primarily in trading markets outside the United States. These foreign securities can be subject to most, if not all, of the risks of foreign investing. Some foreign securities are issued by companies organized outside the United States but are traded in U.S. securities markets and are denominated in U.S. dollars. For example, American Depositary Receipts and shares of some large foreign-based companies are traded on principal U.S. exchanges. Other securities are not traded in the United States but are denominated in U.S. dollars. These securities are not subject to all the risks of foreign investing. For example, foreign trading market or currency risks will not apply to dollar denominated securities traded in U.S. securities markets.

EMERGING MARKET INVESTMENT RISK
    Some of the series may invest in companies located in emerging market countries and regions. Investment in less-developed countries whose markets are still emerging generally presents risks in greater degree than those presented by investment in foreign issuers based in countries with developed securities markets and more advanced regulatory systems. Prior governmental approval of foreign investments may be required under certain circumstances in some developing countries, and the extent of foreign investment in domestic companies may be subject to limitation in other developing countries. The charters of individual companies in developing countries may impose limitations on foreign ownership to prevent, among other concerns, violation of foreign investment limitations.

    The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been (and may continue to be) adversely affected by economic conditions in these countries.

FOREIGN CURRENCY RISK
    Some of the series may invest assets in securities denominated in foreign currencies. Changes in foreign exchange rates will affect the value of those securities denominated or quoted in currencies other than the U.S. dollar. The forces of supply and demand in the foreign exchange markets determine exchange rates and these forces are in turn affected by a range of economic, political, financial, governmental and other factors. Exchange rate fluctuations can affect the series' net asset value (share price) and dividends either positively or negatively depending upon whether foreign currencies are appreciating or depreciating in value relative to the U.S. dollar. Exchange rates fluctuate over both the short and long terms. In addition, when certain foreign countries experience economic difficulties, there is an increased risk that the foreign government may impose restrictions on the free exchange of its currency.

GOVERNMENT SECURITIES INVESTMENT RISK
    Obligations issued or guaranteed by the U.S. Government, its agencies, authorities and instrumentalities only guarantee or insure principal and interest will be timely paid to holders of the securities. The entities do not guarantee that the value of series shares will increase. In addition, not all U.S. Government securities are backed by the full faith and credit of the United States. These securities are also subject to interest rate risk. See "Fixed Income Securities Investment Risk".

GROWTH STOCK INVESTMENT RISK
    Some of the series invest in growth stocks. Because growth stocks typically make little or no dividend payments to shareholders, investment return is based on a stock's capital appreciation, making return more dependent on market increases and decreases. Growth stocks are therefore more volatile than non-growth stocks to market changes, tending to rise faster when markets rise and drop more sharply when markets fall.

INDEX INVESTMENT RISK
    If you invest in a series that attempts to track an index, you could lose money on your investment in the series, or the series could under-perform other investments, if the value of the index goes down. Unlike other funds that do not attempt to track an index, the series may not use certain techniques to reduce the risk of loss. For example, the series generally will not keep any significant portion of its assets in cash. As a result, the series may go down in value more than an actively managed fund in the event of a general market decline. In addition, because the series has expenses whereas the index does not, the series' performance will tend to under-perform the performance of the index.

                                                 The Phoenix Edge Series Fund 85

INITIAL PUBLIC OFFERING INVESTMENT RISK
    Some of the series may invest in Initial Public Offerings ("IPOs"), which typically have less available public information. Investment returns from IPOs may be highly volatile, may be subject to varying patterns of trading volume and these securities may, at times, be difficult to sell. In addition, from time to time, a series may purchase IPOs and then immediately sell them. This practice will increase portfolio turnover rates and may increase costs to the series, affecting series performance.

INTEREST RATE RISK (FOR INCOME PRODUCING EQUITY SECURITIES)
    Income producing equity securities may react like fixed income securities to changes in interest rates. Thus, when interest rates rise, the prices of income producing equity securities may fall. Conversely, a decrease in interest rates may cause these securities to increase in value.

INVESTMENT COMPANY INVESTMENT RISK
    The series may invest in other investment companies. Assets invested in other investment companies incur a layering of expenses including operating costs, advisory fees and administrative fees that you, as a shareholder in the series, indirectly bear.

JUNK BOND INVESTMENT RISK
    High-yield, high-risk securities (so called "junk bonds") are securities rated below investment grade by the primary rating agencies such as Standard & Poor's and Moody's. Below-investment grade securities present a greater risk that the issuer will not be able to make interest or principal payments on time. If this happens, the series would lose income and could expect a decline in the market value of the securities. Issuers of high-yield securities may not be as strong financially as those issuing bonds with higher credit ratings, and are more vulnerable to real or perceived economic changes, political changes, or adverse developments specific to the issuer. Analysis of the creditworthiness of issuers of below investment grade securities may be more complex than for higher grade securities, making it more difficult to accurately predict risk. The junk bond market can experience sudden and sharp price swings.

LARGER MARKET CAPITALIZATION RISK
    Companies with large capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, a series' value may not rise as much as the value of series that emphasize companies with smaller market capitalizations.

MARKET RISK (ALL SERIES)
    The value of your shares is based on the market value of the series' investments. However, the value of the series' investments that support your share value can decrease as well as increase. If between the time you purchase shares and the time you sell shares the value of the series' investments decreases, you will lose money. If your financial circumstances are likely to require you to sell your shares at any particular time, rather than holding them indefinitely, you run the risk that your sale of shares will occur when share values have declined.

    The value of the series' investments can decrease for a number of reasons. For example, changing economic conditions may cause a decline in the value of many or most investments. Particular industries can face poor market conditions for their products or services so that companies engaged in those businesses do not perform as well as companies in other industries. Interest rate changes may improve prospects for certain types of businesses and they may worsen prospects for others. Share values also can decline if the specific companies selected for fund investment fail to perform as expected, regardless of general economic trends, industry trends, interest rates and other economic factors. When companies owned by the series encounter negative conditions they may be unable to continue to pay dividends or interest at expected levels.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES INVESTMENT RISK
    Some of the series may invest in mortgage-backed and other asset-backed securities. It is difficult to predict cash flows from these securities. Payments of principal and interest on underlying mortgages may be allocated among classes in a variety of ways, and the inability to determine specific amounts and timing of prepayments of the underlying loans make it difficult to accurately predict cash flow. The variability of prepayments will tend to limit price gains when interest rates drop and exaggerate price declines when interest rates rise. In the event of high prepayments, the series may be required to invest these proceeds at a lower interest rate, causing the series to earn less than if the prepayments had not occurred. Generally, prepayments will increase during a period of falling interest rates.

NON-DIVERSIFICATION RISK
    A series that is "non-diversified" under the federal securities laws may invest in securities of a limited number of issuers. To the extent that the series is in fact not well diversified, it may be more vulnerable to adverse economic, political or regulatory developments affecting a single issuer than would be the case if it were more broadly diversified.

OVER-THE-COUNTER RISK
    Over-the-counter ("OTC") transactions involve risks in addition to those associated with transactions in securities traded on exchanges. OTC-listed companies may have limited product lines, markets or financial resources. Many OTC stocks trade less frequently and in smaller volume than exchange-listed stocks. The values of

86 The Phoenix Edge Series Fund
these stocks may be more volatile than exchange-listed stocks, and the series may experience difficulty in buying and selling these stocks at prevailing market prices.

PORTFOLIO TURNOVER RISK
    A series may, consistent with its investment policies, purchase and sell securities without regard to the effect on portfolio turnover. High portfolio turnover (e.g. over 100%) involves correspondingly greater expenses to the series, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The trading costs associated with portfolio turnover may adversely affect the series' performance. High portfolio turnover may also result in taxable gains to shareholders.

REIT INVESTMENT RISK
    Real Estate Investment Trusts ("REITs") are pooled investment vehicles which invest primarily in income producing real estate or real estate related loans. Generally, REITs can be classified as equity REITs, mortgage REITs or hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs also can realize capital gains by selling properties that have appreciated in value. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the characteristics of both equity REITs and mortgage REITs.

    Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent on the quality of management skills, are not diversified, and are subject to the risks of financing projects.

    If a series invests in new or unseasoned REIT issuers, it may be difficult or impossible for the series to ascertain the value of the REIT's underlying assets, management capabilities and growth prospects. REITs whose underlying assets include long-term health care projects, such as nursing, retirement and assisted living homes may be affected by federal regulations concerning the health care industry.

    REITs (especially mortgage REITs) are subject to interest rate risks. When interest rated decline, the value of a REIT's investment in fixed rate obligations usually rises. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. On the other hand, since interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investment in such loans will gradually align themselves to current market interest rates. The value of such investments fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

    In addition, investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in a limited volume and may be more subject to abrupt or erratic price movements than larger capitalization stocks included in the S&P 500 Index.

REDUCED DIVERSIFICATION RISK
    Some of the series invest in securities of a limited number of companies, which makes them more sensitive to changes in the market value of a single issuer or industry in the series' portfolios. To the extent that a series is in fact not well diversified, it may be more vulnerable to adverse economic, political or regulatory developments affecting a single issuer than would be the case if it were more broadly diversified. The net asset value of the series may fluctuate substantially. The series may not be appropriate for short-term investors.

REPURCHASE AGREEMENT INVESTMENT RISK (ALL SERIES)
    The series may invest in repurchase agreements. A repurchase agreement is a transaction where the series buys a security from a seller and the seller agrees to buy that same security back at an agreed upon date and price. If a seller of a repurchase agreement defaults and does not repurchase the underlying securities, the series may incur a loss if the value of the underlying securities declines. Disposition costs may be incurred in connection with liquidating the underlying securities. If the seller enters into bankruptcy, the series may never receive the purchase price or it may be delayed or limited.

SECURITIES SELECTION RISK (ALL SERIES)
    There is the possibility that the specific securities held by the series will underperform other funds in the same asset class or benchmark that is representative of the general performance of the asset class because of the advisor's or subadvisor's choice of portfolio securities.

SMALLER MARKET CAPITALIZATION RISK
    Some of the series invest in companies with small and medium capitalizations, which make the series more volatile than funds that invest in companies with larger capitalizations. The smaller companies may be affected to a greater extent than larger companies by changes in general economic conditions and conditions in particular industries. Smaller companies also may be relatively new and not have the same operating history and "track record" as larger companies. This could make future performance of smaller companies more difficult to predict. Companies with small capitalization are often companies in industries that have recently emerged due to cultural, economic, regulatory or technological developments. Such developments can have a significant positive or negative effect on small capitalization companies and their stock performance. Given the limited

                                                 The Phoenix Edge Series Fund 87
operating history and rapidly changing fundamental prospects, investment returns from smaller capitalization companies can be highly volatile. Smaller companies may find their ability to raise capital impaired by their size or lack of operating history. Product lines are often less diversified and subject to competitive threats. Smaller capitalization stocks are subject to varying patterns of trading volume and may, at times, be difficult to sell.

SPECIAL SITUATIONS RISK
    The Phoenix-Engemann Nifty Fifty and Phoenix-Engemann Capital Growth Series may invest in special situations. Special situations are created by developments, such as liquidations, reorganizations, technological breakthroughs and new management, that apply solely to a particular company. Special situations may involve greater risks than ordinary investment securities. The companies involved often are smaller, unseasoned companies and the securities may not perform as the subadvisor expects. Analysis of special situations is more complex than for ordinary investments, making it more difficult for the subadvisor to accurately predict risk and return.

UNRATED SECURITIES INVESTMENT RISK
    Some fixed-income securities may be unrated. Analysis of unrated securities is more complex, making it more difficult to accurately predict risk. Unrated securities may not have as broad a market as rated securities, making them more difficult to sell. This could cause the security to lose value.

VALUE INVESTING RISK
    The value approach to investing involves the risk that the value of the security will not be recognized for an unexpectedly long period of time, and that the security is not undervalued but is appropriately priced due to fundamental problems not yet apparent.

MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

THE ADVISORS
    The Fund has retained four investment advisors to manage the investment programs of its series.

PHOENIX INVESTMENT COUNSEL, INC.
    Phoenix Investment Counsel, Inc. ("PIC") is the investment advisor to the following series:

[diamond] Phoenix-Aberdeen International
[diamond] Phoenix-Engemann Capital Growth
[diamond] Phoenix-Engemann Nifty Fifty
[diamond] Phoenix-Engemann Small & Mid-Cap Growth
[diamond] Phoenix-Goodwin Money Market
[diamond] Phoenix-Goodwin Multi-Sector Fixed Income
[diamond] Phoenix-Hollister Value Equity
[diamond] Phoenix-Oakhurst Balanced
[diamond] Phoenix-Oakhurst Growth and Income
[diamond] Phoenix-Oakhurst Strategic Allocation
[diamond] Phoenix-Seneca Mid-Cap Growth
[diamond] Phoenix-Seneca Strategic Theme

    Pursuant to the Investment Advisory Agreements with these series and subject to the direction of the Fund's Board of Trustees, PIC is responsible for managing these series' investment programs in conformity with the stated policies of each series as described in this prospectus. PIC, with the approval of the Fund's Board of Trustees, may select and employ subadvisors to perform the day-to-day management of the series. The subadvisors, subject to the supervision of PIC, are responsible for deciding which securities to purchase and sell for their respective series and for placing those series' transactions. PIC monitors the subadvisors' investment programs and results and coordinates the investment activities of the subadvisors. PIC is responsible for the direct, day-to-day management of the following series:

[diamond] Phoenix-Goodwin Money Market
[diamond] Phoenix-Goodwin Multi-Sector Fixed Income
[diamond] Phoenix-Hollister Value Equity
[diamond] Phoenix-Oakhurst Balanced
[diamond] Phoenix-Oakhurst Growth and Income
[diamond] Phoenix-Oakhurst Strategic Allocation

    PIC has retained subadvisors to perform the day-to-day management for the other series.

    PIC has acted as an investment advisor for over sixty years, and acts as investment advisor and subadvisor for other mutual funds and to institutional clients. As of June 30, 2001, PIC had $23.9 billion in assets under management. PIC is located at 56 Prospect Street, Hartford, Connecticut 06115.

PHOENIX VARIABLE ADVISORS, INC.
    Phoenix Variable Advisors, Inc. ("PVA") is the investment advisor to following series:

[diamond] Phoenix-AIM Mid-Cap Equity
[diamond] Phoenix-Alliance/Bernstein Growth + Value
[diamond] Phoenix-Deutsche Dow 30
[diamond] Phoenix-Deutsche Nasdaq-100 Index(R)
[diamond] Phoenix-Federated U.S. Government Bond
[diamond] Phoenix-J.P. Morgan Research Enhanced Index
[diamond] Phoenix-Janus Core Equity
[diamond] Phoenix-Janus Flexible Income
[diamond] Phoenix-Janus Growth
[diamond] Phoenix-MFS Investors Growth Stock
[diamond] Phoenix-MFS Investors Trust
[diamond] Phoenix-MFS Value
[diamond] Phoenix-Morgan Stanley Focus Equity
[diamond] Phoenix-Sanford Bernstein Global Value
[diamond] Phoenix-Sanford Bernstein Mid-Cap Value
[diamond] Phoenix-Sanford Bernstein Small-Cap Value

    Pursuant to the Investment Advisory Agreements with each series and subject to the direction of the Fund's Board of Trustees, PVA is responsible for managing these series' investment programs in conformity with the stated policies of each series as described in this prospectus.

88 The Phoenix Edge Series Fund

PVA, with the approval of the Fund's Board of Trustees, has selected and employed unaffiliated subadvisors to perform the day-to-day management of the series. The subadvisors, subject to the supervision of PVA, are responsible for deciding which securities to purchase and sell for their respective series and for placing those series' transactions.

    PVA serves as a manager of managers of these subadvisors. In this capacity, PVA (i) sets the series' overall investment strategies; (ii) evaluates, selects, and recommends to the Board subadvisors needed to manage all or part of the assets within the series; (iii) monitors and evaluates the subadvisors' investment programs and results as well as the performance of subadvisors relative to the applicable benchmark indexes; and (iv) reviews the series' compliance with their investment objectives, policies and restrictions.

    The Fund and PVA have filed an application for an order of the SEC granting exemptions from certain provisions of the Investment Company Act of 1940, as amended. If the SEC grants the requested exemptive order, PVA will, subject to supervision and approval of the Fund's Board of Trustees, be permitted to enter into and materially amend subadvisory agreements without such agreements being approved by the shareholders of the applicable series of the Fund. The order would, therefore, permit the Fund and PVA to hire, terminate, or replace subadvisors without shareholder approval, including, without limitation, the replacement or reinstatement of any subadvisor with respect to which a subadvisory agreement has automatically terminated as a result of an assignment. The Fund and PVA believe that without such exemption, PVA may be impeded in the prompt and efficient employment of a subadvisor best suited to the needs of a particular series, and a series may be subjected to additional expenses of proxy solicitations and shareholder meetings when subadvisors are employed or replaced. PVA will continue to have the ultimate responsibility to oversee the subadvisors and recommend their hiring, termination, and replacement. There is no guarantee the Fund and PVA will obtain this order from the SEC.

    PVA began operations as an investment advisor in 1999, the same year it began serving as an investment advisor to the Fund. PVA was established to serve as manager of managers for those series of the Fund with unaffiliated subadvisors. This remains PVA's sole business activity. As of June 30, 2001, PVA had $318.3 million in assets under management. PVA is located at One American Row, Hartford, Connecticut 06102-5056.

DUFF & PHELPS INVESTMENT MANAGEMENT CO.
    Duff & Phelps Investment Management Co. ("DPIM") is the investment advisor to the Phoenix-Duff & Phelps Real Estate Securities Series.

    Pursuant to the Investment Advisory Agreement with the series and subject to the direction of the Fund's Board of Trustees, DPIM is responsible for managing the series' investment program and the day-to-day management of the series' portfolio. DPIM manages the series' assets to conform with the investment policies as described in this prospectus.

    DPIM is a subsidiary of Phoenix Investment Partners, Inc. ("PXP"). PXP, an indirect, wholly-owned subsidiary of The Phoenix Companies, Inc., provides investment management and related services to institutional investors, corporations and individuals through operating subsidiaries. DPIM also serves as investment advisor for other funds. DPIM had approximately $7.3 billion in assets under management as of June 30, 2001. DPIM is located at 55 East Monroe Street, Suite 3600, Chicago, Illinois 60603.

PHOENIX-ABERDEEN INTERNATIONAL ADVISORS, LLC
    Phoenix-Aberdeen International Advisors, LLC ("PAIA") is the investment advisor to the Phoenix-Aberdeen New Asia Series.

    Pursuant to the Investment Advisory Agreement with the series and subject to the direction of the Fund's Board of Trustees, PAIA is responsible for managing the series' investment program in conformity with the stated policies of the series as described in this prospectus. PAIA, with the approval of the Fund's Board of Trustees, may select and employ subadvisors to perform the day-to-day management of the series. The subadvisors, subject to the supervision of PAIA, are responsible for deciding which securities to purchase and sell for their respective series and for placing those series' transactions. PAIA monitors the subadvisors' investment programs and results and coordinates the investment activities of the subadvisors. PAIA has entered into subadvisory agreements with PIC and Aberdeen, who collectively provide day-to-day management for the series.

    PAIA also acts as the investment advisor to the Phoenix-Aberdeen Series Fund. As of June 30, 2001, PAIA had $50.9 million in assets under management. PAIA is located at 56 Prospect Street, Hartford, Connecticut 06115.

THE SUBADVISORS
    The advisors have retained the following subadvisors to perform the day-to-day management of their respective series. The subadvisors, subject to the supervision of the advisors, are generally responsible for deciding which securities to purchase and sell for their respective series, placing those series' transactions, and providing related advisory services.

ABERDEEN FUND MANAGERS, INC.
    Aberdeen Fund Managers, Inc. ("Aberdeen"), along with PIC, is a subadvisor for the Phoenix-Aberdeen New Asia Series. PIC implements the domestic cash management for the series. Aberdeen provides for all of the other day-to-day investment operations, including international portfolio management. Aberdeen is also the subadvisor to the Phoenix-Aberdeen International Series.

                                                 The Phoenix Edge Series Fund 89

    Aberdeen is a subadvisor to other funds. Aberdeen is a wholly-owned subsidiary of Aberdeen Asset Management PLC. Aberdeen Asset Management PLC was founded in 1983 and through subsidiaries operating from offices in Aberdeen, Scotland; London; Singapore; and Fort Lauderdale, Florida, provides investment management services to unit and investment trusts, segregated pension funds and other institutional and private portfolios. As of June 30, 2001, Aberdeen Asset Management PLC, and its advisory subsidiaries, had approximately $46.6 billion in assets under management. Aberdeen Asset Management PLC's principal offices are located at One Bow Churchyard, Cheapside, London EC4M 9HH. Aberdeen is located at 300 S.E. 2nd Street, Suite 820, Fort Lauderdale, Florida 33304.

A I M CAPITAL MANAGEMENT, INC.
    A I M Capital Management, Inc. ("AIM") is the subadvisor to the Phoenix-AIM Mid-Cap Equity Series. AIM is an indirect, wholly-owned subsidiary of A I M Management Group Inc. A I M Management Group Inc. advises approximately 135 mutual funds and separate accounts with a total of approximately $171 billion in assets as of June 30, 2001. AIM's principal offices are located at 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

ALLIANCE CAPITAL MANAGEMENT L.P.
    Alliance Capital Management L.P, through its Bernstein Investment Research and Management Unit, ("Alliance") is the subadvisor to the Phoenix-Sanford Bernstein Global Value Series, the Phoenix-Sanford Bernstein Mid-Cap Value Series, and the Phoenix-Sanford Bernstein Small-Cap Value Series. Alliance is also the subadvisor to the Phoenix-Alliance/Bernstein Growth + Value Series. Alliance will manage the portion of this series' assets invested in value stocks through its Bernstein Investment Research and Management Unit. Alliance is a leading international investment advisor supervising client accounts with assets as of June 30, 2001 totaling approximately $465 billion. The Bernstein Investment Research and Management Unit services the former investment research and management business of Sanford C. Bernstein & Co., Inc., a registered investment advisor and broker/dealer acquired by Alliance in October 2000 that managed value-oriented investment portfolios since 1967. Alliance is located at 1345 Avenue of the Americas, New York, New York 10105.

DEUTSCHE ASSET MANAGEMENT, INC.
    Deutsche Asset Management, Inc. ("DAMI") is the subadvisor to the Phoenix-Deutsche Dow 30 Series and the Phoenix-Deutsche Nasdaq-100 Index(R) Series. DAMI, a Delaware banking corporation, is a wholly-owned, indirect subsidiary of Deutsche Bank AG, and has more than 50 years of experience managing retirement assets for the nation's largest corporations and institutions. DAMI formally assumed responsibility for managing the series from Bankers Trust Company on May 1, 2001. No change of actual control or management occurred as a result of this corporate restructuring. As of June 30, 2001, DAMI had over $18 billion in assets under management globally; and in the U.S., DAMI is responsible for over $15.8 billion in client assets. DAMI's principal offices are located at 130 Liberty Street, New York, New York 10006.

ROGER ENGEMANN & ASSOCIATES, INC.
    Roger Engemann & Associates, Inc. ("Engemann") is the subadvisor to the Phoenix-Engemann Capital Growth Series, the Phoenix-Engemann Nifty Fifty Series, and the Phoenix-Engemann Small & Mid-Cap Growth Series. Engemann has been engaged in the investment management business since 1969, and provides investment counseling services to retirement plans, colleges, corporations, trusts and individuals. Engemann also serves as investment advisor to the Phoenix-Engemann Funds. As of June 30, 2001, Engemann had approximately $6.5 billion in assets under management. Engemann's principal place of business is located at 600 North Rosemead Blvd., Pasadena, California 91107-2101.

FEDERATED INVESTMENT MANAGEMENT COMPANY
    Federated Investment Management Company ("Federated") is the subadvisor to the Phoenix-Federated U.S. Government Bond Series. Federated, a Delaware business trust, is a wholly-owned subsidiary of Federated Investors, Inc. Federated and other subsidiaries of Federated Investors Inc. advise approximately 105 mutual funds and separate accounts which total approximately $160.7 billion in assets as of June 30, 2001. Federated's principal offices are located at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

J.P. MORGAN INVESTMENT MANAGEMENT INC.
    J.P. Morgan Investment Management Inc. ("J.P. Morgan") is the subadvisor to the Phoenix-J.P. Morgan Research Enhanced Index Series. J.P. Morgan, founded in 1984, is a wholly-owned subsidiary of J.P. Morgan Chase & Co. J.P. Morgan presently serves as an investment manager for corporate, public and union employee benefit funds, foundations, endowments, insurance companies, government agencies and the accounts of other institutional investors. As of June 30, 2001, J.P. Morgan had over $610 billion in assets under management. J.P. Morgan's principal place of business is located at 522 Fifth Avenue, New York, New York 10036.

JANUS CAPITAL CORPORATION
    Janus Capital Corporation ("Janus") is the subadvisor to the Phoenix-Janus Core Equity Series (formerly, "Phoenix-Janus Equity Income Series"), the Phoenix-Janus Flexible Income Series, and the Phoenix-Janus Growth Series. Janus began serving as an investment advisor to an investment company in 1970 and currently serves as investment advisor to all of the Janus retail funds, acts as subadvisor for a number of private label mutual funds and provides separate account advisory services for institutional accounts. As of June 30, 2001, Janus had

90 The Phoenix Edge Series Fund

$210.5 billion under management. Janus is located at 100 Fillmore Street, Denver, Colorado 80206.

MFS INVESTMENT MANAGEMENT
    Massachusetts Financial Services Company, Inc., doing business as MFS Investment Management, ("MFS") is the subadvisor to the Phoenix-MFS Investors Growth Stock Series, Phoenix-MFS Investors Trust Series, and Phoenix-MFS Value Series. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund. Net assets under management of the MFS organization were approximately $144 billion as of June 30, 2001. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

MORGAN STANLEY ASSET MANAGEMENT
    Morgan Stanley Asset Management ("MSAM") is the subadvisor to the Phoenix-Morgan Stanley Focus Equity Series. Morgan Stanley Asset Management Inc. changed its name to Morgan Stanley Investment Management Inc., but continues to do business in certain instances using the name Morgan Stanley Asset Management. MSAM conducts a worldwide portfolio management business and provides a broad range of portfolio management services to customers in the United States and abroad. Morgan Stanley Dean Witter & Co. ("Morgan Stanley") is the direct parent of MSAM. Morgan Stanley is a global financial services firm that maintains leading market positions in each of its three primary businesses -- securities, asset management and credit services. As of June 30, 2001, MSAM, together with its affiliated institutional and retail asset management entities, managed assets of approximately $432 billion, including assets under fiduciary advice. MSAM has its principal offices at 1221 Avenue of the Americas, New York, New York 10020.

PHOENIX INVESTMENT COUNSEL, INC.
    PIC, along with Aberdeen, is a subadvisor for the Phoenix-Aberdeen New Asia Series. PIC implements the domestic cash management for the series. PIC is described in more detail in "The Advisors" section above.

SENECA CAPITAL MANAGEMENT LLC
    Seneca Capital Management LLC ("Seneca") is the subadvisor to the Phoenix-Seneca Mid-Cap Growth Series and the Phoenix-Seneca Strategic Theme Series. Seneca (including its predecessor, GMG/Seneca Capital Management LP) has been an investment advisor since 1989, managing equity and fixed-income securities portfolios primarily for institutions and individuals. As of June 30, 2001, Seneca had approximately $13.7 billion in assets under management. Seneca's principal offices are located at 909 Montgomery St., San Francisco, California 94133.

FEES AND EXPENSES PAID BY THE FUND
    For the fiscal year ended December 31, 2000, the Fund, on behalf of each series that has operated for a full fiscal year, paid the advisors an aggregate fee for the investment advisory services performed at an annual percentage of the average daily net assets of the respective series as indicated in the tables below. Those series that have not operated for a full fiscal year are indicated with an asterisk, and reflect the fee rate in the advisory agreement.

---------------------------------------------------------------
               PHOENIX INVESTMENT COUNSEL, INC.
---------------------------------------------------------------
                                                       ANNUAL
                      SERIES                            FEE
----------------------------------------------------- ---------
 Phoenix-Aberdeen International                        0.75%
----------------------------------------------------- ---------
 Phoenix-Engemann Capital Growth                       0.62%
----------------------------------------------------- ---------
 Phoenix-Engemann Nifty Fifty                          0.90%
----------------------------------------------------- ---------
 Phoenix-Engemann Small & Mid-Cap Growth               0.90%*
----------------------------------------------------- ---------
 Phoenix-Goodwin Money Market                          0.40%
----------------------------------------------------- ---------
 Phoenix-Goodwin Multi-Sector Fixed Income             0.50%
----------------------------------------------------- ---------
 Phoenix-Hollister Value Equity                        0.70%
----------------------------------------------------- ---------
 Phoenix-Oakhurst Balanced                             0.55%
----------------------------------------------------- ---------
 Phoenix-Oakhurst Growth and Income                    0.70%
----------------------------------------------------- ---------
 Phoenix-Oakhurst Strategic Allocation                 0.58%
----------------------------------------------------- ---------
 Phoenix-Seneca Mid-Cap Growth                         0.80%
----------------------------------------------------- ---------
Phoenix-Seneca Strategic Theme                         0.75%
----------------------------------------------------- ---------

--------------------------------------------------------------
               PHOENIX VARIABLE ADVISORS, INC.
--------------------------------------------------------------
                                                       ANNUAL
                      SERIES                            FEE
----------------------------------------------------- --------
 Phoenix-AIM Mid-Cap Equity                            0.85%*
----------------------------------------------------- --------
 Phoenix-Alliance/Bernstein Growth + Value             0.85%*
----------------------------------------------------- --------
 Phoenix-Deutsche Dow 30                               0.35%
----------------------------------------------------- --------
 Phoenix- Deutsche Nasdaq-100 Index(R)                 0.35%*
----------------------------------------------------- --------
 Phoenix-Federated U.S. Government Bond                0.60%
----------------------------------------------------- --------
 Phoenix-J.P. Morgan Research Enhanced Index           0.45%
----------------------------------------------------- --------
 Phoenix-Janus Core Equity                             0.85%
----------------------------------------------------- --------
 Phoenix-Janus Flexible Income                         0.80%
----------------------------------------------------- --------
 Phoenix-Janus Growth                                  0.85%
----------------------------------------------------- --------
 Phoenix-MFS Investors Growth Stock                    0.75%*
----------------------------------------------------- --------
 Phoenix-MFS Investors Trust                           0.75%*
----------------------------------------------------- --------
 Phoenix-MFS Value                                     0.75%*
----------------------------------------------------- --------
 Phoenix-Morgan Stanley Focus Equity                   0.85%
----------------------------------------------------- --------
 Phoenix-Sanford Bernstein Global Value                 0.90%*
----------------------------------------------------- --------
 Phoenix-Sanford Bernstein Mid-Cap Value               1.05%
----------------------------------------------------- --------
 Phoenix-Sanford Bernstein Small-Cap Value              1.05%*
----------------------------------------------------- --------

---------------------------------------------------------------
         PHOENIX ABERDEEN INTERNATIONAL ADVISORS, LLC
---------------------------------------------------------------
                                                       ANNUAL
                      SERIES                            FEE
----------------------------------------------------- ---------
Phoenix-Aberdeen New Asia                              1.00%
----------------------------------------------------- ---------

---------------------------------------------------------------
           DUFF & PHELPS INVESTMENT MANAGEMENT CO.
---------------------------------------------------------------
                                                       ANNUAL
                      SERIES                            FEE
----------------------------------------------------- ---------
Phoenix-Duff & Phelps Real Estate Securities            0.75%
----------------------------------------------------- ---------

    From these fees, the advisors, and not the Fund, pay the subadvisors for management services they provide to the respective series. (Please see the Statement of

                                                 The Phoenix Edge Series Fund 91

Additional Information for the breakdown of the subadvisory fees.)

MORE ABOUT THE FUND
--------------------------------------------------------------------------------

ORGANIZATION OF THE FUND
    The Fund was organized as a Massachusetts business trust on February 18, 1986. The Fund's business and affairs are managed by its Board of Trustees.

SHARES OF BENEFICIAL INTEREST
    The Fund currently has thirty series of shares of beneficial interest. Shares (including fractional shares) of each series have equal rights with regard to voting, redemptions, dividends, distributions and liquidations with respect to that series. All voting rights of the separate accounts as shareholders are passed through to the contract owners. Shareholders of all series currently vote on the election of Trustees and other matters. On matters affecting an individual series (such as approval of an advisory or subadvisory agreement or a change in fundamental investment policies), a separate vote of that series is required. The Fund is not required to hold annual shareholder meetings.

    Fund shares attributable to any Phoenix, PHL Variable or PLAC assets and Fund shares for which no timely instructions from contract owners are received will be voted by Phoenix, PHL Variable and PLAC in the same proportion as those shares in that series for which instructions are received.

    Shares are fully paid, nonassessable, redeemable and fully transferable when they are issued. Shares do not have cumulative voting rights, preemptive rights or subscription rights.

    The assets received by the Fund for the issue or sale of shares of each series, and all income, earnings, profits and proceeds thereof, subject only to the rights of creditors, are allocated to such series, and constitute the underlying assets of such series. The underlying assets of each series are required to be segregated on the books of account, and are to be charged with the expenses of the series and with a share of the general expenses of the Fund. Any general expenses of the Fund not readily identifiable as belonging to a particular series shall be allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable.

    Unlike the stockholders of a corporation, there is a possibility that the separate accounts as shareholders of a Massachusetts business trust such as the Fund may be liable for debts or claims against the Fund. The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written agreement, undertaking or obligation made or issued by the Fund shall contain a provision to that effect. The Declaration of Trust provides for indemnification out of the Fund's property for all losses and expenses of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of the separate accounts, as shareholders, incurring loss because of shareholder liability is limited to circumstances in which the Fund itself would be unable to meet its obligations. Phoenix, PHL Variable and PLAC, as the sole shareholders, have a fiduciary duty to bear this risk and contract owners and policy owners are fully and completely insulated from risk.

TAXES
    The Fund intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the Fund intends to comply with the investment diversification requirements for variable contracts contained in the Code. Moreover, the Fund intends to distribute sufficient income to avoid imposition of any Federal excise tax. Dividends derived from interest and distributions of any realized capital gains are taxable, under Subchapter M, to the Fund's shareholders, which in this case are the separate accounts. The Phoenix-Aberdeen International, Phoenix-Aberdeen New Asia, and Phoenix-Sanford Bernstein Global Value Series may incur liability for foreign income and withholding taxes on investment income. The Phoenix-Aberdeen International, Phoenix-Aberdeen New Asia, and Phoenix-Sanford Bernstein Global Value Series intend to qualify for, and may make, an election permitted under the Code to enable the shareholder separate accounts (and therefore Phoenix) to claim a credit or deduction on Phoenix's income tax return for the separate accounts' pro rata share of the income and withholding taxes paid by the Phoenix-Aberdeen International, Phoenix-Aberdeen New Asia, and Phoenix-Sanford Bernstein Global Value Series to foreign countries. Phoenix also will treat the foreign income taxes paid by the series as income. Contract owners will not be required to treat the foreign income taxes paid by the series as income or be able to claim a credit or deduction for these taxes on their income tax returns.

    Since the sole shareholders of the Fund will be separate accounts, no discussion is included herein as to the federal income tax consequences at the shareholder level. For information concerning the federal income tax consequences to purchasers of the contracts, please see the contract prospectuses.

    Although certain series may be non-diversified under the federal securities laws, the Fund intends to comply with the diversification and other requirements of the Code applicable to "regulated investment companies" so that it will not be subject to U.S. federal income tax on income and capital gain distributions to shareholders. Accordingly, each of these series will insure that no more than 25% of its total assets would be invested in the securities of a single issuer and that at least 50% of its total assets is represented by cash and cash items and other securities limited in respect of any one issuer to an amount

92 The Phoenix Edge Series Fund
no greater than 5% of the total value of the assets of the series.

    If the Phoenix-Duff & Phelps Real Estate Securities Series has rental income or income from the disposition of real property acquired as a result of a default on securities the Phoenix-Duff & Phelps Real Estate Securities Series may own, the receipt of such income may adversely affect its ability to retain its tax status as a regulated investment company.

NET ASSET VALUE
    Shares in each of the series are offered to and are redeemed by the separate accounts at a price equal to their respective net asset value per share. No sales or redemption charge is applied to the purchase or redemption of the series' shares.

    The net asset value per share of each series is determined as of the close of regular trading of the New York Stock Exchange ("NYSE") on days when the NYSE is open for trading, usually at or about 4:00 p.m. Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after the order is placed. The net asset value per share of a series is determined by adding the values of all securities and other assets of the series, subtracting liabilities, and dividing by the total number of outstanding shares of the series.

    The series' investments are valued at market value or, where market quotations are not available, at fair value as determined in good faith by the Trustees or their delegates. Foreign and domestic debt securities (other than short-term investments) are valued on the basis of broker quotations or valuations provided by a pricing service approved by the Trustees when such prices are believed to reflect the fair value of such securities. Foreign and domestic equity securities are valued at the last sale price or, if there has been no sale that day, at the last bid price, generally.

    Foreign securities can be traded on weekends and other days when the Fund does not price shares. As a result, the net asset value of a series investing in foreign securities may change on days when shareholders will not be able to purchase or redeem their shares. Short-term investments having a remaining maturity of 60 days or less are valued at amortized cost, which the Trustees have determined approximates market. For further information about security valuations, see the Statement of Additional Information.

DISCLAIMERS
    PHOENIX-DEUTSCHE DOW 30 SERIES
    The Phoenix-Deutsche Dow 30 Series is not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to actual or potential investors in the series or to any member of the public regarding the advisability of investing in securities generally or in this series particularly. Dow Jones' only relationship to the fund is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average(SM), which is determined, composed and calculated by Dow Jones without regard to the fund or the series. Dow Jones has no obligation to take the needs of the Fund or the investors in the series into consideration in determining, composing or calculating the Dow Jones Industrial Average(SM). Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the series to be issued or in the determination or calculation of the equation by which shares of the series may be redeemed. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the series.

    DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE FUND, INVESTORS IN THE SERIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND THE FUND.

    PHOENIX-DEUTSCHE NASDAQ-100 INDEX(R) SERIES
    The Phoenix-Deutsche Nasdaq-100 Index(R) Series is not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates) (Nasdaq, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the series. The Corporations make no representation or warranty, express or implied to the owners of the series or any member of the public regarding the advisability of investing in securities generally or in the series particularly, or the ability of the Nasdaq-100 Index(R) to track general stock

                                                 The Phoenix Edge Series Fund 93
market performance. The Corporations' only relationship to The Phoenix Edge Series Fund (Licensee) is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R) and Nasdaq(R) trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index(R) which is determined, composed and calculated by Nasdaq without regard to Licensee or the series. Nasdaq has no obligation to take the needs of the Licensee or the owners of the series into consideration in determining, composing or calculating the Nasdaq-100 Index(R). The Corporations are not responsible for and have not participated in the determination of the timing of, prices of, or quantities of the series to be issued or in the determination or calculation of the equation by which the series is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the series.

    THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SERIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

94 The Phoenix Edge Series Fund

PHOENIX LIFE INSURANCE COMPANY
P.O. Box 22012
Albany, NY 12201-2012




   Additional information about The Phoenix Edge Series Fund (the "Fund") and each of the series described in this prospectus is contained in the Fund's Statement of Additional Information ("SAI") dated October 29, 2001, which has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this prospectus.

   Additional information about the Fund's investments is available in the Fund's Annual and Semiannual Reports to Shareholders. In the Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

   The SAI and the Annual and Semiannual Reports are available, without charge, upon request. Inquiries and requests for the SAI and the Annual and Semiannual Reports should be directed in writing to Phoenix Variable Products Mail Operations, PO Box 8027, Boston, Massachusetts 02266-8027, or by telephone (800) 541-0171.

   Information about the Fund, including the SAI, can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. You can obtain information on the operation of the Public Reference Room by calling the SEC at (202) 942-8090. Reports and other information about the Fund are available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. Copies of the information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC Public Reference Section, Washington, D.C. 20549-0102.


Phoenix Life Insurance Company
www.phoenixwm.com

Investment Company Act File No. 811-4642


[LOGO] PHOENIX WEALTH MANAGEMENT(SM)

GN0144 (C)Phoenix Life Insurance Company        [Recycle Logo] PRINTED ON RECYCLED PAPER.           10-01